EXECUTION COPY

     TYHEE GOLD CORP.

a British Columbia, Canada corporation

and its wholly-owned subsidiary

TYHEE MERGER SUB, INC.

a Delaware corporation

SANTA FE GOLD CORPORATION

a Delaware corporation

AGREEMENT AND PLAN OF MERGER

JANUARY 23, 2014

SCHEDULE I. DEFINITIONS

AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 23, 2014 (the “Signing Date”), among Tyhee Gold Corp, a British Columbia, Canada corporation (“Tyhee”), and Tyhee Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Tyhee (“Merger Sub” and, collectively with Tyhee, the “Tyhee Entities”), on the one hand, and Santa Fe Gold Corporation, a Delaware corporation (“Santa Fe”), on the other hand (the Tyhee Entities and Santa Fe, collectively, the “Parties”).

RECITALS

A.

The board of directors of Tyhee has determined that a business combination of Tyhee and Santa Fe, to be effected through Tyhee’s acquisition by merger of all of the outstanding shares of the capital stock of Santa Fe, is advisable and consistent with the long-term business strategies of Tyhee, and is in the best interests of Tyhee and its shareholders.

B.

An Independent Special Committee of the board of directors of Santa Fe and the board of directors of Santa Fe have determined that such business combination of Tyhee and Santa Fe is advisable and consistent with the long-term business strategies of Santa Fe, and is in the best interests of Santa Fe and its stockholders.

C.

The respective Boards of Tyhee and Merger Sub have (1) each approved this Agreement and the Merger, upon and subject to the terms hereof and in accordance with the Business Corporations Act (British Columbia) and General Corporation Law of the State of Delaware (the “DGCL”), as applicable, and (2) determined that the Merger, this Agreement, and the transactions contemplated hereby (collectively, including the Merger, the “Transactions”) are in the best interests of each of Tyhee and Merger Sub and of their respective stockholders.

D.

The Board of Santa Fe has (1) approved this Agreement and the merger of Merger Sub with and into Santa Fe (the “Merger”), upon and subject to the terms hereof and in accordance with the DGCL and (2) determined that the Transactions are in the best interests of Santa Fe and of its stockholders.

E.

It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

F.

Merger Sub shall, no later than February 15, 2014, provide a loan to Santa Fe in the aggregate original principal amount of $3,000,000.00, pursuant to the terms of a Bridge Loan Agreement that shall substantially be in the form included as Exhibit A hereto (the “Bridge Loan”).

G.

Upon execution hereof, Waterton Global Value, L.P., Santa Fe and Tyhee shall each execute that certain non-binding Term Sheet re Proposed Restructuring of Existing Senior Secured Gold Stream Credit Agreement, on substantially the same terms as set forth on Exhibit B hereto (the “Waterton Restructuring”).

H.

Upon execution hereof, Sandstorm Gold (Barbados) Ltd. and Sandstorm Gold, Ltd. (collectively, “Sandstorm”), Santa Fe Gold (Barbados) Corporation, Santa Fe and Tyhee shall each execute that certain non-binding Term Sheet re Proposed Restructuring of that certain Purchase Agreement dated as of September 9, 2009, as amended by amendment agreement no. 1 dated as of March 29, 2011, amendment no. 2 dated as of June 28, 2011, on substantially the same terms as set forth on Exhibit C hereto (the “Sandstorm Restructuring”).

I.	Upon execution hereof, International Goldfields Ltd. And Tyhee shall enter into a Letter Agreement, on substantially the same terms as set forth on Exhibit D hereto (the “IGS Restructuring”).

              NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
THE MERGER

1.1	The Merger.

(a)

Upon the terms and subject to the conditions hereof and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Santa Fe, the separate existence of Merger Sub will thereby cease, and Santa Fe will continue as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware.

(b)

The Merger will have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers, and franchises of Santa Fe and Merger Sub will vest in the Surviving Corporation and all of the obligations, duties, debts, and liabilities of Santa Fe and Merger Sub will be the obligations, duties, debts, and liabilities of the Surviving Corporation.

1.2	Effective Time.

Upon the terms and subject to the conditions of this Agreement, at the Closing, Santa Fe and Tyhee shall jointly prepare and shall cause to be filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Secretary of State”) as provided in the DGCL. The Merger will become effective on the date and at the time when the Certificate of Merger has been accepted for filing by the Secretary of State or, subject to the DGCL, such other time as is agreed upon by the Parties and specified in the Certificate of Merger (such time, the “Effective Time”).

1.3	Closing.

Unless this Agreement is terminated and the Transactions abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE 7, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on a date to be specified by the Parties, which must be no later than the second Business Day after satisfaction or waiver (by the Party entitled to waive the condition) of all of the conditions set forth in ARTICLE 7 (except for those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”), at the offices of The Jordaan Law Firm, PLLC, 53131 McKinney Ave, Suite 600 Dallas, Texas 75204, unless the Parties agree to another time, date, or place.

1.4	Certificate of Incorporation; Bylaws

Pursuant to the Merger: (a) Santa Fe’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, and (b) the Bylaws of Santa Fe, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

1.5	Directors and Officers of the Surviving Corporation; Directors of Tyhee.

(a)

Directors. With effect from the Effective Date all current Santa Fe Directors shall resign from the Santa Fe Board of Directors, and the directors of Tyhee Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

(b)

Officers. The officers of Santa Fe immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

1.6	Tyhee Board.

Prior to the Effective Time, Tyhee shall take all necessary corporate action such that, upon the occurrence of the Effective Time, the Santa Fe Designated Director is appointed as a director to serve on the Tyhee Board until the next regularly scheduled meeting of Tyhee Common Shareholders, subject to the Santa Fe Designated Director having provided a consent to act as a director of Tyhee.

1.7	Tyhee Executive Officers, Offices and Consultants.

	(a)	At the Effective Time, Tyhee will, either directly or, if appropriate, will cause Santa Fe to:

(i)

offer to Santa Fe’s existing officers positions similar to those that they currently hold with Santa Fe, on terms to be negotiated in good faith by Tyhee and each such officer prior to the Effective Time; and

(ii)

offer to engage Dr. Pierce Carson as a consultant to Tyhee after the Effective Time pursuant a consulting agreement that will be negotiated in good faith prior to the Effective Time between Tyhee and Dr. Carson on substantially the same terms as Exhibit 1.7(a)(ii) hereto, and enter into a change of control agreement and an amendment to that certain Property Identification Agreement between Santa Fe and Dr. Carson dated October 6, 2003 as contemplated by Exhibit 1.7(a)(ii) hereto.

ARTICLE 2
EFFECT ON SECURITIES

2.1	Santa Fe Common Stock.

(a)	Effect on Santa Fe Common Stock.

(i)

At the Effective Time, subject to the other provisions of this ARTICLE 2 and Section 3.1, each share of Santa Fe Common Stock (other than shares of Santa Fe Common Stock held in the treasury of Santa Fe or held by Tyhee ) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled in exchange for the right to receive: (A) 0.9 (the "Exchange Ratio") of one common share of Tyhee (“Tyhee Common Shares”), and (B) 0.45 of one warrant, with each whole warrant entitling the holder to purchase one (1) Tyhee Common Share at an exercise price of Cd$0.25 per Tyhee Common Share for a period of four (4) years from the Closing Date, on substantially the same terms as Exhibit 2.1(a)(i) hereto, (the “Tyhee Transaction Warrants”). The Tyhee Transaction Warrants shall not vest and become exercisable until such time that Tyhee becomes eligible to file, and does in fact file, a registration statement on Form F-3 or Form S-3 under the Securities Act covering the underlying Tyhee Common Shares; provided that Tyhee shall use its Reasonable Best Efforts to file such registration statement within thirty days of becoming eligible to do so, and shall use its Reasonable Best Efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Tyhee Common Shares and the Tyhee Transaction Warrants to be issued pursuant to the Merger are collectively referred to as the “Tyhee Securities.”

(ii)

In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Tyhee Common Shares or shares of Santa Fe Common Stock are changed into a different number of shares or a different class as a result of a consolidation, stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the Exchange Ratio will be adjusted appropriately.

(iii)

Notwithstanding the provisions of Section 2.1(a), no fractional Tyhee Securities will be issued pursuant to the Merger. Any fractional Tyhee Securities will be rounded to the nearest whole Tyhee Securities, and, for greater certainty, fractions of less than one-half (1/2) will be rounded down. Former holders of Santa Fe Common Stock shall not be entitled to receive any consideration with respect to any fractional Tyhee Securities that would otherwise be issuable pursuant to the Merger but are eliminated due to rounding down. No such holder will be entitled to dividends, voting rights or any other shareholder right with respect to any fractional Tyhee Securities that such holder, but for the provisions of this Section 2.1(a)(iii), would be entitled to receive pursuant to the Merger. For purposes of this Section 2.1(a)(iii), shares held of record by a particular stockholder of Santa Fe and represented by two or more share certificates may be aggregated in order to reduce the fractional Tyhee Securities that would otherwise be issuable to such stockholder but for the provisions of this Section 2.1(a)(iii).

(iv)	The Tyhee Securities to be issued upon the conversion of shares of Santa Fe Common Stock pursuant to Section 2.1(a)(i) are referred to in this Agreement collectively as the “Merger Consideration”.

(v)

Notwithstanding the other provisions of this Section 2.1, where Tyhee reasonably determines that the issue of Tyhee Securities in the jurisdiction of a relevant proposed recipient of Tyhee Securities (other than recipients resident in the United States or any jurisdiction to which Tyhee Securities may be issued pursuant to exemptions from the registration and prospectus delivery requirements applicable to public offerings of securities to persons in such jurisdictions) is either prohibited or unduly onerous or impracticable (each such proposed recipient, an “Ineligible Overseas Stockholder”), Tyhee will procure that the Sale Agent will be issued such number of Tyhee Securities as are attributable to the Ineligible Overseas Stockholders as Merger Consideration and will further procure that such Tyhee Securities are sold and the proceeds of sale paid to the Ineligible Overseas Stockholders as soon as reasonably practicable after the Effective Time. The term “Sale Agent” as used in this Agreement means the person nominated by Tyhee to sell the Tyhee Securities that are attributable to the Ineligible Overseas Stockholders under the terms of this Agreement.

(b)

No Further Rights. All of the shares of Santa Fe Common Stock converted into the right to receive Merger Consideration pursuant to this ARTICLE 2 automatically will no longer be outstanding, will be cancelled, and will cease to exist. Each holder of (x) a certificate (each a “Certificate”) previously representing any such shares of Santa Fe Common Stock or (y) non-certificated shares of Santa Fe Common Stock represented by book entry (“Book-Entry Shares”) will thereafter cease to have any rights with respect to such shares of Santa Fe Common Stock, except, to the extent provided herein, the right to receive Merger Consideration in accordance with the terms hereof.

2.2	Effect on Santa Fe Options; Santa Fe Warrants and Santa Fe Convertible Debentures.

(a)

Subject to Section 6.10, unless exercised, each Santa Fe Option outstanding immediately prior to the Effective Time (including, for greater certainty, any Santa Fe Options then outstanding under the Santa Fe 2007 Equity Incentive Plan and any other current or former stock option plan, program, agreement or arrangement of Santa Fe (collectively, the “Santa Fe Stock Plans”)) will remain outstanding immediately after the Effective Time, unless and until exercised, cancelled, exchanged, or terminated. From and after the Effective Time, subject to the policies of the TSXV, each Santa Fe Option will, but only to the extent permitted by and in accordance with its terms as in effect on the date hereof, entitle the holder thereof to acquire, upon exercise, such number of Tyhee Securities as such holder would have been entitled to acquire as a result of the Merger had the Santa Fe Option been exercised immediately prior to the Effective Time. Santa Fe shall use its Reasonable Best Efforts to reach agreements with such holders of Santa Fe Options as may be appropriate, to amend the terms of their Santa Fe Options to the extent necessary to meet any requirements imposed by the TSXV in respect of such Santa Fe Options.

(b)

Unless exercised, cancelled, exchanged, or terminated pursuant to a Santa Fe Warrant Contract, any Santa Fe Warrant outstanding at the Effective Time will remain outstanding immediately after the Effective Time, unless and until exercised, cancelled, exchanged, or terminated in accordance with its terms. From and after the Effective Time, subject to the policies of the TSXV, each Santa Fe Warrant will, in accordance with its terms as in effect on the date hereof, entitle the holder thereof to acquire, upon exercise, such number of Tyhee Securities as such holder would have been entitled to acquire as a result of the Merger had the Santa Fe Warrant been exercised immediately prior to the Effective Time. Santa Fe shall use its Reasonable Best Efforts to reach agreements with such holders of Santa Fe Warrants as may be appropriate, to amend the terms of their Santa Fe Warrants to the extent necessary to meet any requirements imposed by the TSXV in respect of such Santa Fe Warrants.

(c)

Unless restructured pursuant to the IGS Restructuring, exercised, cancelled, exchanged, or terminated pursuant to a Santa Fe Convertible Debenture, any Santa Fe Convertible Debenture outstanding at the Effective Time will remain outstanding immediately after the Effective Time, unless and until exercised, cancelled, exchanged, or terminated in accordance with its terms. From and after the Effective Time, subject to the policies of the TSXV, each Santa Fe Convertible Debenture will, in accordance with its terms as in effect on the date hereof, entitle the holder thereof to acquire, upon conversion, such number of Tyhee Common Shares such holder would have been entitled to acquire as a result of the Merger had the Santa Fe Convertible Debenture been converted immediately prior to the Effective Time. Santa Fe shall use its Reasonable Best Efforts to reach agreements with such holders of Santa Fe Convertible Debentures as may be appropriate, to amend the terms of their Santa Fe Convertible Debentures to the extent necessary to meet any requirements imposed by the TSXV in respect of such Santa Fe Convertible Debentures.

(d)

At the Effective Time, each share of Santa Fe Common Stock, if any, issued pursuant to any Santa Fe Stock Plan that is subject to transfer limitations or vesting provisions under the terms of such Santa Fe Stock Plan, or under any individual grant agreement pursuant to which such Santa Fe Common Stock was issued or any other agreement between Santa Fe and the holder thereof, will upon conversion thereof into Tyhee Securities pursuant to the Merger continue to be subject to the same transfer limitations and vesting provisions, except as specifically provided in the Santa Fe Stock Plans.

(e)

The board of directors or compensation committee of Santa Fe and Tyhee will grant all approvals and take all other actions reasonably required pursuant to Rule 16b-3(e) under the Securities Exchange Act (and the TSXV Listing Rules (if applicable)), to cause the disposition in the Merger of Santa Fe Common Stock and Santa Fe Options held by affiliates of Santa Fe to be exempt from the provisions of Section 16(b) of the Securities Exchange Act, if applicable.

2.3	Effect on Merger Sub Stock.

At the Effective Time, each share of common stock, par value $0.002 per share, of Merger Sub then issued and outstanding will, by virtue of the Merger and without any action on the part of Tyhee, Merger Sub, Santa Fe, or the holder thereof, be converted into and become one fully paid and nonassessable share of common stock, par value $0.002 per share, of the Surviving Corporation.

ARTICLE 3
MERGER CONSIDERATION

3.1	Provision of Merger Consideration.

	(a)	Tyhee Obligations.

(i)

Prior to the Effective Time, Tyhee shall enter into an exchange agent agreement, in form and substance reasonably satisfactory to Santa Fe (the “Exchange Agreement”), with the Exchange Agent to act as agent for the facilitation of the surrender or transfer of Certificate or Book-Entry Shares formerly representing shares of Santa Fe Common Stock and otherwise to comply with the procedures set forth in this ARTICLE 3.

(ii)

At the Effective Time and based on the shareholder registry records of Santa Fe and its transfer agent, as provided by Santa Fe to Tyhee, Tyhee shall cause the Exchange Agent to issue and allot to each Record Holder the Merger Consideration as that Record Holder is entitled to receive.

(iii)

As soon as reasonably practicable following the Effective Time, Tyhee shall mail to each Record Holder a holding statement setting forth the aggregate number of Tyhee Shares issued to such Record Holder under Section 3.1(a)(ii).

(b)	Exchange Procedures.

(i)

Promptly after the Effective Time, and in any event not later than the second Business Day following the Effective Time, Tyhee shall direct the Exchange Agent, pursuant to the Exchange Agreement, to mail to each holder of record of a Certificate or Book-Entry Share formerly representing shares of Santa Fe Common Stock: (1) a letter of transmittal (each, a “Letter of Transmittal”), which must (A) specify that the method of delivery of each Certificate representing Santa Fe Common Stock, or, in the case of Santa Fe Common Stock represented as a Book-Entry Share, an “agent’s message”, and all other required documents, is at the election and risk of the surrendering holder, and that the delivery will be deemed made only when actually received by the Exchange Agent, and (B) be in customary form and subject to the reasonable approval of Santa Fe prior to the Effective Time; and (2) instructions for effecting the surrender or transfer of such Certificate or Book-Entry Share in exchange for the Merger Consideration payable in respect of the shares of Santa Fe Common Stock represented by such Certificate or Book-Entry Share.

(ii)

Upon (1) in the case of Santa Fe Common Stock represented by a Certificate, surrender of such Certificate for cancellation to the Exchange Agent in accordance with this Section 3.1(b), together with the return of the applicable Letter of Transmittal, properly completed and duly executed, and such other documents as might be required pursuant to the instructions set forth in such Letter of Transmittal or (2) in the case of Santa Fe Common Stock represented as a Book-Entry Share, receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent might reasonably request), and such other documents as might be required pursuant to the instructions set forth in the applicable Letter of Transmittal, the holder of such Certificate or Book-Entry Share, as the case might be, will thereby be entitled to receive in exchange therefore one or more Tyhee Securities representing, in the aggregate, the whole number of Tyhee Securities, if any, that such Holder has the right to receive pursuant to Section 2.1(a) (after taking into account all shares of Santa Fe Common Stock then held by such Holder).

(iii)

Promptly after receipt or notification by the Exchange Agent of the surrender or transfer in accordance with Section 3.1(b)(ii), the Exchange Agent will notify Tyhee and Tyhee shall then send or procure the dispatch to each Holder, by pre-paid post to his or her address recorded with Santa Fe at the Effective Time, a holding statement or notice confirming the issue of Tyhee Securities to that Holder representing the total number of Securities to be issued to that Holder in accordance with ARTICLE 2 and this ARTICLE 3.

(iv)	No interest will be paid or accrue on any Merger Consideration that is payable to holders of Certificates or Book-Entry Shares.

(v)

If there is a transfer of ownership of shares of Santa Fe Common Stock prior to the Effective Time that is not registered in the transfer records of Santa Fe, then the Merger Consideration payable in respect of such shares of Santa Fe Common Stock is to be issued or paid to the applicable transferee if (1) the Certificate representing such shares of Santa Fe Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and (2) the Person requesting such exchange pays to the Exchange Agent in advance any transfer or other taxes required by reason of the delivery of the Merger Consideration in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(vi)

Until surrendered or, in the case of any Book-Entry Share, transferred, as contemplated by this Section 3.1(b), each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or transfer the Merger Consideration payable in respect of the shares of Santa Fe Common Stock represented by such Certificate or Book-Entry Share.

(c)

Distributions with Respect to Unexchanged Tyhee Securities. No dividends or other distributions declared or made after the Effective Time with respect to Tyhee Securities with a record date after the Effective Time will be paid to the holder of any Certificate that has not been properly surrendered or Book-Entry Share that has not been properly transferred with respect to Tyhee Securities that such holder would be entitled to receive upon proper surrender of such Certificate or transfer of such Book- Entry Share; except that, following the surrender of any such Certificate or transfer of any such Book-Entry Share, Tyhee shall pay to such holder of Tyhee Securities issuable in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Tyhee Securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender or transfer and a payment date subsequent to such surrender or transfer payable with respect to such Tyhee Securities. For purposes of dividends or other distributions in respect of Tyhee Securities, all Securities to be issued pursuant to the Merger will be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if such Tyhee Securities were issued and outstanding as of the Effective Time.

(d)

No Further Rights in Santa Fe Common Stock. The Merger Consideration issued upon conversion of a share of Santa Fe Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such share of Santa Fe Common Stock.

(e)

No Liability. None of Tyhee, Santa Fe, the Surviving Corporation, the Exchange Agent, or any other Person will be liable to any former holder of shares of Santa Fe Common Stock for any Tyhee Securities (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f)

Lost Certificates. If any Certificate is lost, stolen, or destroyed (any such Certificate, a “Lost Certificate”) and the Person claiming such Lost Certificate to be lost, stolen, or destroyed signs and delivers to the Exchange Agent an affidavit of that fact and, if required by Tyhee, such Person posts a bond (in such reasonable amount as Tyhee directs) as indemnity against any claim that might be made against the Exchange Agent, Tyhee, or the Surviving Corporation with respect to such Lost Certificate, then the Exchange Agent will so notify Tyhee, and Tyhee will issue, in exchange for such Lost Certificate, the Merger Consideration payable in respect of the shares of Santa Fe Common Stock represented by such Lost Certificate without any interest thereon.

(g)

Withholding. Each of Tyhee, the Surviving Corporation, and the Exchange Agent are entitled to deduct and withhold from the consideration otherwise payable pursuant hereto to any Holder such amounts as are required to be deducted and withheld under any provision of any Law relating to Taxes with respect to the making of such payment or otherwise in connection with the transactions contemplated hereby, including Section 2.1(a)(ii). Such withheld amounts are to be treated for all purposes hereof as having been paid to such Holder.

3.2	Stock Transfer Books.

Santa Fe shall cause Santa Fe’s stock transfer books to be closed as of the Effective Time and thereafter there are to be no further registration of transfers of shares of Santa Fe Common Stock theretofore outstanding on Santa Fe’s records. At and after the Effective Time, any Certificates presented to the Exchange Agent or Tyhee for any reason are to be converted into the Merger Consideration payable in respect of the shares of Santa Fe Common Stock previously represented by such Certificates without any interest thereon.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SANTA FE

Santa Fe represents and warrants to the Tyhee Entities as follows:

4.1	Organization.

(a)

Each Santa Fe Entity is an Entity duly organized, validly existing, and in good standing in the respective jurisdiction of its organization, and each Santa Fe Entity has the requisite corporate power and authority to own, lease, or operate such Santa Fe Entity’s properties and to carry on such Santa Fe Entity’s business as it is now being conducted.

(b)

Each Santa Fe Entity is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction in which such qualification or licensing is required, except for any failures to be so qualified or licensed, individually or in the aggregate, that have not had, and would not be reasonably likely to have or result in, a Santa Fe Material Adverse Change.

(c)

The Santa Fe SEC Documents contain complete and correct copy of each Santa Fe Entity’s Organizational Documents, in each case as amended (if so amended) to the Signing Date. No Santa Fe Entity is in violation of any of such Santa Fe Entity’s Organizational Documents.

(d)

The Santa Fe SEC Documents set include a listing of all Santa Fe Subsidiaries and their respective jurisdictions of organization. The Organizational Documents of each Santa Fe Subsidiary do not contain any provision limiting or otherwise restricting the ability of Santa Fe to control any Santa Fe Subsidiary.

4.2	Capitalization.

	(a)	The authorized capital stock of Santa Fe consists of 300,000,000 shares of the common stock of Santa Fe, par value $0.002 per share (the “Santa Fe Common Stock”).

	(b)	In Section 4.2(b) of the Santa Fe Disclosure Letter, Santa Fe sets forth, as of the Signing Date:

(i) the number of shares of Santa Fe Common Stock issued and outstanding;

(ii)

a complete and accurate list of the holders of record of Santa Fe Options, setting forth the strike price, issuance date, and termination date with respect to each such Santa Fe Option, and the number of shares of Common Stock into which such Santa Fe Option is exercisable;

(iii)

a complete and accurate list of the holders of record of Warrants by series, setting forth the strike price, issuance date, and termination date with respect to each such Warrant, and the number of shares of Common Stock into which such Warrant is exercisable;

(iv)	the number of shares of Santa Fe Common Stock that are held in the treasury of Santa Fe;

(v)	the number of shares of Santa Fe Common Stock that are reserved for issuance under Santa Fe’s equity compensation plans; and

(vi)	the number of shares of Santa Fe Common Stock that are reserved for issuance under the Warrants.

(c)

Section 4.2(c) of the Santa Fe Disclosure Letter sets forth a complete and accurate a list of the holders of record of Santa Fe Convertible Debentures, setting forth the principal amount outstanding, interest rate, accrued interest, conversion price, issuance date, and maturity date with respect to each such Santa Fe Convertible Debenture.

(d)

No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of Santa Fe may vote are issued or outstanding.

(e)	All

	(i)	issued and outstanding shares of Santa Fe Common Stock are, and

(ii)

all shares of Santa Fe Common Stock that might be issued pursuant to the exercise of Santa Fe Options or Santa Fe Warrants, or pursuant to the conversion of Santa Fe Convertible Debentures, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid, non-assessable, and free of pre-emptive rights.

(f)

Other than the Santa Fe Options, the Santa Fe Warrants, and the Santa Fe Convertible Debentures, securities to be issued in connection with the Bridge Loan, the Waterton Restructuring, the Sandstorm Restructuring and the IGS Restructuring, securities to be issued to Dr. Pierce Carson pursuant to certain of the agreements referenced in Exhibit 1.7(a)(ii) hereto, as of the Signing Date, there are no issued and outstanding (x) options, warrants, pre-emptive rights, subscriptions, calls, or other rights, convertible securities, agreements, claims, or commitments of any character obligating any Santa Fe Entity to issue, transfer, or sell any shares of capital stock or other equity interest in any Santa Fe Entity or securities convertible into or exchangeable for such shares or equity interests, (y) contractual obligations of any Santa Fe Entity to repurchase, redeem, or otherwise acquire any Santa Fe Common Stock, any capital stock of any Santa Fe Subsidiaries, or any of the securities or agreements listed in clause (x) of this sentence, or (z) voting trusts or similar agreements to which any Santa Fe Entity is a party with respect to the voting of the capital stock of any Santa Fe Entity.

(g)

Except as set forth on Section 4.2(e) of the Santa Fe Disclosure Letter (i) all of the equity interests of each Santa Fe Subsidiary are owned directly by Santa Fe, free and clear of any Liens (other than any such restrictions as may be deemed to be imposed by generally applicable U.S. Federal or State securities laws), and all such equity interests have been duly authorized and validly issued, and are fully paid, non- assessable, and free of pre-emptive rights, and (ii) no Santa Fe Entity owns any equity interests in any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

4.3	Authorization; Validity of Agreement.

(a)

Santa Fe has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, subject to the approval and adoption of this Agreement by the affirmative vote of the requisite holders of more than fifty percent (50%) the outstanding shares of Santa Fe Common Stock (the “Santa Fe Required Vote”).

(b)

The execution, delivery, and performance by Santa Fe hereof and the consummation by Santa Fe of the Transactions have been duly authorized by the Board of Directors of Santa Fe (the “Santa Fe Board”). Santa Fe Board has directed that this Agreement and the Transactions be submitted to Santa Fe’s stockholders for approval and adoption at a meeting of such stockholders and, except for the approval and adoption hereof by Santa Fe Required Vote and the filing of the Certificate of Merger pursuant to the DGCL, no other corporate proceedings on the part of Santa Fe are necessary to authorize the execution, delivery, and performance hereof by Santa Fe and the consummation of the Transactions.

(c)

This Agreement has been duly executed and delivered by Santa Fe and, assuming the due authorization, execution, and delivery hereof by Tyhee and Merger Sub, is a valid and binding obligation of Santa Fe, enforceable against Santa Fe in accordance with its terms, except as such enforcement may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws, now or hereafter in effect, relating to or affecting creditors’ rights and remedies generally and (ii) the effect of general principles of equity.

(d)

Assuming the accuracy of Section 5.13, Santa Fe Board has taken all requisite action that is necessary so that the restrictions on “business combinations” between Santa Fe and an “interested stockholder” as provided in Section 203 of the DGCL are inapplicable to the Merger and any of the other Transactions, including the Consent Agreements and the transactions contemplated thereby. No “moratorium,” “control share,” “fair price” or other antitakeover Laws are applicable to the Merger or any of the other Transactions.

4.4	No Violations; Consents and Approvals.

(a)

Neither the execution, delivery, or performance hereof by Santa Fe nor the consummation by Santa Fe of the Merger or any other Transactions will (i) violate any provision of any Santa Fe Entity’s Organizational Documents, (ii) materially violate, materially conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a material default (or an event that, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination, cancellation, or amendment under, accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Santa Fe Entity under, or, except as disclosed in Section 4.4(a) of the Santa Fe Disclosure Letter, or as described in certain of the agreements referenced in Exhibit 1.7(a)(ii) hereto, result in an increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions, or provisions of any Contract to which any Santa Fe Entity is a party or by which any Santa Fe Entity or any of their respective assets or properties is bound, or (iii) materially conflict with or materially violate any material Law applicable to any Santa Fe Entity or any of their respective properties or assets.

(b)

No Consent of, to, or with any other Person is required to be obtained, given, or made by any Santa Fe Entity in connection with the execution, delivery, and performance hereof by Santa Fe or the consummation by Santa Fe of the Merger or any other Transactions, except for (i) the filing with the SEC of the Proxy Statement in definitive form relating to the meeting of Santa Fe’s stockholders to be held in connection with the approval and adoption hereof and the Transactions, and the filing and declaration of effectiveness of the registration statement on Form F-4 (the “F-4”) in which the Proxy Statement will be included as a prospectus, (ii) any other filings required under U.S. Federal and State securities or “Blue Sky” Laws, applicable non- U.S. Laws, and the rules of the OTCQB, (iii) the adoption hereof and the approval of the Merger by Santa Fe Required Vote, (iv) the filing of the Certificate of Merger with the Secretary of State, and (v) the Consents disclosed in Section 4.4(b) of the Santa Fe Disclosure Letter.

4.5	SEC Reports and Santa Fe Financial Statements.

(a)

Santa Fe has timely filed or furnished, as applicable, with the SEC all forms and other documents required to be filed or furnished, as applicable, by it since January 1, 2011 (such documents, the “Santa Fe SEC Documents”), including (i) Santa Fe’s Annual Reports on Form 10-K for the years ended June 30, 2011, June 30, 2012 and June 30, 2013, (ii) Santa Fe’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2013, (iii) all proxy statements (other than preliminary materials) relating to meetings of stockholders of Santa Fe since January 1, 2011, and (iv) all other forms, reports, and registration statements required to be filed by Santa Fe with the SEC since January 1, 2011. As of their respective dates, or, if amended by a subsequent filing prior to the date hereof, on the date of such filing, the Santa Fe SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the Securities Exchange Act, the Securities Act, and the Sarbanes-Oxley Public Company Accounting and Investor Protection Act of 2002 and the rules and regulations promulgated thereunder (“SOX”), as the case might be.

(b)

Santa Fe Financial Statements fairly presented in all material respects, and the financial statements to be filed by Santa Fe with the SEC after the Signing Date will fairly present in all material respects, the consolidated financial position and the results of the consolidated operations, cash flows, and changes in stockholders’ equity of Santa Fe Entities as of the respective dates or for the respective fiscal periods therein set forth (subject, in the case of unaudited statements, to the absence of required footnotes and to ordinary audit adjustments normal in nature and amount and to any other adjustments described therein including the notes thereto). Santa Fe Financial Statements complied, and the financial statements to be filed by Santa Fe with the SEC after the Signing Date will comply, with the applicable rules and regulations of the SEC; and Santa Fe Financial Statements were, and the financial statements to be filed by Santa Fe with the SEC after the date of this Agreement will be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in the notes thereto. Stark Schenkein, LLP is an independent registered public accounting firm with respect to Santa Fe and has not resigned or been dismissed as independent public accountants of Santa Fe as of the Signing Date.

4.6	Absence of Certain Changes.

(a)

From July 1, 2013 to the Signing Date, and except as set forth in Section 4.6(a) of the Santa Fe Disclosure Letter or in the Santa Fe SEC Documents, (i) each Santa Fe Entity conducted such Santa Fe Entity’s operations only in the ordinary course of business consistent with past practices and (ii) there has not occurred and continued to exist any event, change, effect, fact, circumstance or condition which, individually or in the aggregate, has had, or would reasonably be expected to have or result in, a Santa Fe Material Adverse Change.

(b)

Except as set forth in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, from July 1, 2013 to the Signing Date, no Santa Fe Entity (i) other than in the ordinary course of business consistent with past practices, increased or agreed to increase the wages, salaries, compensation, or pension or other fringe benefits or perquisites payable to any officer, employee, or director from the amount thereof in effect as of June 30, 2013 (which amounts have been previously disclosed to Tyhee), granted any severance or termination pay (except in amounts that are set forth in Section 4.6(b) of the Santa Fe Disclosure Letter), entered into any Contract to make or grant any severance or termination pay, entered into or made any loans to any of such Santa Fe Entity’s officers, directors, employees, affiliates, agents, or consultants or made any change in such Santa Fe Entity’s borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to an employee benefit plan or otherwise, or paid or agreed to pay or make any arrangement for payments or benefits pursuant to any new employee benefit plan, (ii) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, or property) with respect to any Santa Fe’s Capital Stock, (iii) effected or authorized any split, combination or reclassification of any of Santa Fe’s Capital Stock or any issuance thereof or issued any other Securities in respect of, in lieu of or in substitution for shares of Santa Fe’s Capital Stock and for issuances of Santa Fe Common Stock upon the exercise of Santa Fe Options, in each case awarded prior to the date hereof in accordance with their present terms, (iv) except as may have been required by a change in GAAP, changed in any material respect any accounting methods (or underlying assumptions), principles, or practices of any Santa Fe Entity, including any method, practice, or policy with regard to reserves, (v) made or revoked any tax election or settled or compromised any material tax liability, (vi) made any material change in the policies and procedures of any Santa Fe Entity in connection with trading activities, (vii) suffered any strike, work stoppage, slow-down, or other labour disturbance in excess of 20 days, or (vii) entered into any Contract (contingent or otherwise) to do any of the foregoing.

4.7	Absence of Undisclosed Liabilities.

Except to the extent reflected or reserved against in the balance sheet dated as of June 30, 2013 included in Santa Fe Financial Statements (the “Balance Sheet”) or in the notes thereto, or as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, no Santa Fe Entity has had as of that date any Liabilities that would be required by GAAP to be reflected in the Balance Sheet. Since the date of the Balance Sheet to the Signing Date, no Santa Fe Entity has incurred any Liabilities, except for Liabilities incurred in the ordinary course of business consistent with past practices and that, individually or in the aggregate, have not had, and would not be reasonably expected to have or result in, a Santa Fe Material Adverse Change. As of the Signing Date, no Santa Fe Entity is in default in respect of the terms of any Indebtedness that, individually or in the aggregate, has had, or would be reasonably expected to have or result in, a Santa Fe Material Adverse Change.

4.8	Interest in Properties and Mineral Rights.

(a)

All of Santa Fe’s and its Subsidiaries’ real properties (collectively, and where material, the “Santa Fe Property”) and all of Santa Fe’s and its Subsidiaries’ mineral interests and rights (including any material claims, concessions, exploration licenses, exploitation licenses, prospecting permits, mining leases and mining rights, in each case, either existing under contract, by operation of Law or otherwise) (collectively, and where material, the “Santa Fe Mineral Rights”), are set out in the Santa Fe SEC Documents or Section 4.8(a) of the Santa Fe Disclosure Letter. Other than the Santa Fe Property and the Santa Fe Mineral Rights set out in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, neither Santa Fe nor its Subsidiaries, owns or has any interest in any real property or any mineral interests and rights.

(b)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, Santa Fe or a Subsidiary of Santa Fe is the sole legal and beneficial owner of all right, title and interest in and to the Santa Fe Property and the Santa Fe Mineral Rights, free and clear of any Liens.

	(c)	All of the Santa Fe Mineral Rights have been properly located and recorded in compliance with applicable Law and are comprised of valid and subsisting mineral claims.

(d)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, the Santa Fe Property and the Santa Fe Mineral Rights are in good standing under applicable Law and, to the knowledge of Santa Fe, all work required to be performed and filed in respect thereof has been performed and filed, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made.

(e)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, there is no adverse claim against or challenge to the title to or ownership of the Santa Fe Property or any of the Santa Fe Mineral Rights.

(f)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, Santa Fe or a Subsidiary of Santa Fe has the exclusive right to deal with the Santa Fe Property and all of the Santa Fe Mineral Rights.

(g)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, no Person other than Santa Fe and its Subsidiaries has any interest in the Santa Fe Property or any of the Santa Fe Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest.

(h)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect Santa Fe’s or a Subsidiary’s interest in the Santa Fe Property or any of the Santa Fe Mineral Rights.

(i)

There are no material restrictions on the ability of Santa Fe and its Subsidiaries to use, transfer or exploit the Santa Fe Property or any of the Santa Fe Mineral Rights, except pursuant to the applicable Law or as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter.

(j)

Neither Santa Fe nor any of its Subsidiaries has received any written notice from any Governmental Entities of any revocation or intention to revoke any interest of Santa Fe or a Subsidiary in any of the Santa Fe Property or any of the Santa Fe Mineral Rights.

(k)

Except as disclosed in the Santa Fe SEC Documents or the Santa Fe Disclosure Letter, Santa Fe and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licenses of operation from landowners or Governmental Entities permitting the use of land by Santa Fe and its Subsidiaries, and mineral interests that are required to exploit the development potential of the Santa Fe Property and the Santa Fe Mineral Rights as contemplated in Santa Fe SEC Documents filed or furnished to the SEC on or before the date hereof and no third party or group holds any such rights that would be required by Santa Fe to develop the Santa Fe Property or any of the Santa Fe Mineral Rights as contemplated in Santa Fe SEC Documents filed or furnished to the SEC on or before the date hereof.

(l)

Except as disclosed in the Santa Fe SEC Documents, all mines located in or on the Santa Fe Property or any of its Subsidiaries, or properties pooled or unitized therewith, which have been abandoned by Santa Fe or any of its Subsidiaries, have been abandoned in accordance with good mining practices and in compliance with all applicable Laws, and all future abandonment, remediation and reclamation obligations known to Santa Fe as of the date hereof have been accurately set forth in Santa Fe SEC Documents without omission of information necessary to make the disclosure not misleading.

4.9	Litigation; Compliance with Law.

(a)

As of the Signing Date, (i) there is no Action pending against any Santa Fe Entity, any Santa Fe Entity’s properties or assets, or any Santa Fe Entity’s officers or directors (in their capacities as such), (ii) except as set forth in the Santa Fe SEC Documents, there are no Orders against or binding upon any Santa Fe Entity or any Santa Fe Entity’s officers or directors (in their capacities as such), and (iii) there is no Action that any Santa Fe Entity has pending against other Persons. Except as set forth in the Santa Fe SEC Documents and Section 4.9 of the Santa Fe Disclosure Letter, as of the Signing Date, to Santa Fe’s Knowledge, there is no Action threatened against any Santa Fe Entity, any Santa Fe Entity’s properties or assets, or any Santa Fe Entity’s officers or directors (in their capacities as such). As of the Signing Date, except for that certain Cease Trade Order (herein so called) issued on November 25, 2003 under section 164(1) of the Securities Act, R.S.B.C. 1996, c.418, that all trading in the securities of Santa Fe cease until it files the required records referred to in the Cease Trade Order, there is no Action pending or, to Santa Fe’s Knowledge, threatened that seeks to restrain, enjoin, alter, or delay the consummation of the Merger or any of the Transactions.

(b)

As of the Signing Date, except for the Cease Trade Order, no Santa Fe Entity is in material violation of any applicable Law or Permit relating to its business or the ownership or operation of any of its assets, and no notices, charges, claims, or actions have been received by any Santa Fe Entity or been filed, commenced, or, to Santa Fe’s Knowledge, threatened against any Santa Fe Entity alleging any material violation of such Laws or Permits.

4.10	Material Contracts.

(a)

Except as set forth in Section 4.10 of the Santa Fe Disclosure Letter or as included in the Santa Fe SEC Documents, Santa Fe has provided to Tyhee copies of all of the following Contracts that are in effect as of the Signing Date to which any Santa Fe Entity is a party or by which any Santa Fe Entity is bound (other than this Agreement):

	(i)	any Contract relating to the Santa Fe Property and Santa Fe Mineral Rights;

(ii)

any Contract granting any Person registration or other purchase or sale rights with respect to any equity interest in Santa Fe or any of its Subsidiaries, which rights may be exercised by such Person, in whole or in part, after the Signing Date;

	(iii)	any Contract relating to any equity interest of Santa Fe or any of its Subsidiaries;

(iv)

any Contract outside the Ordinary Course between any Santa Fe Entity and any current or former director or officer of Santa Fe that (x) grants rights to such director or officer that may be exercised or (y) imposes obligations on Santa Fe, in each case to be performed, in whole or in part, after the Signing Date;

(v)	any Contract for the borrowing of money with a current borrowing capacity or outstanding Indebtedness of $500,000 or more;

(vi)	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Exchange Act) to be performed, in whole or in part, after the Signing Date;

(vii)

any Contract that, upon receipt of Santa Fe Required Vote or upon the consummation of any of the Transactions, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from any Party or the Surviving Corporation or any of their respective Subsidiaries to any officer, director, consultant, or employee of any Santa Fe Entity;

(viii)

any Contract that requires remaining payments or includes provisions that could result in penalty or termination payments, including indemnification payments pursuant to Intellectual Property rights, by any Santa Fe Entity in excess of $100,000 and is not terminable by such Santa Fe Entity on notice of six months or less

(ix)

any Contract that materially restrains, limits, or impedes any Santa Fe Entity’s, or will materially restrain, limit, or impede the Surviving Corporation’s, ability to compete with any Person in connection with Santa Fe’s business or the Surviving Corporation’s business, including geographic limitations on any Santa Fe Entity’s or the Surviving Corporation’s activities;

(x)	any joint venture agreement, joint operating agreement, partnership agreement, or other similar Contract involving a sharing of profits and expenses;

(xi)

any Contract governing the terms of Indebtedness or any other obligation of third parties owed to any Santa Fe Entity, other than receivables arising from the sale of goods or services, or loans or advances not exceeding $500,000 in the aggregate made to employees of any Santa Fe Entity, by any Santa Fe Entity in the Ordinary Course;

(xii)

any Contract (including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan) pursuant to which any benefits will be increased, or the vesting of benefits will be accelerated, by the occurrence of the Transactions, or the value of any benefits will be calculated on the basis of the Transactions;

(xiii)	any Contract that is a shareholder rights agreement or that otherwise provides for the issuance of any Securities in respect of any of the Transactions;

(xiv)

any Contract relating to the sale of any Santa Fe Entity’s assets or properties or to sales of products with a value in excess of $250,000, other than those as to which the sale transaction has previously closed (and is reflected as such in Santa Fe Financial Statements) and under which no Santa Fe Entity has any continuing obligations or those that relate to sales of products or to an inter-company transaction among Santa Fe Entities in the Ordinary Course;

(xv)

any Contract that has not expired or otherwise been terminated covering licensing or sales relationships with a Person that has bought goods or services or paid license fees or royalties during the fiscal year ended June 30, 2013 in excess of $500,000 or that is expected to do so during the year ending December 31, 2013; or

(xvi)

any Contract relating to the acquisition by any Santa Fe Entity of any Person or other business organization, division, or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), other than those as to which the acquisition has previously closed (and is reflected as such in Santa Fe Financial Statements) and under which no Santa Fe Entity has any continuing obligation.

(b)

As of the Signing Date, each Material Contract is valid, binding, and enforceable against Santa Fe Entity party thereto and in full force and effect. Except for such matters that, individually or in the aggregate, have not had, and would not be reasonably likely to have or result in, a Santa Fe Material Adverse Change, and as of the Signing Date no Santa Fe Entity has breached, or is in violation of or in default under (nor does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under), any Material Contract, and no Santa Fe Entity has Knowledge of the desire of the other party or parties to any such Material Contract to exercise any rights such other party has to cancel, terminate, or repudiate such Material Contract or exercise remedies thereunder.

4.11	Taxes

(a)

Except as has not had, and would not be reasonably likely to have or result in, a Santa Fe Material Adverse Change, or as disclosed in Section 4.11 of the Santa Fe Disclosure Letter, (i) all Returns required to be filed by or with respect to Santa Fe and its Subsidiaries have been timely filed in accordance with all applicable Laws and all such returns are true, correct and complete, (ii) Santa Fe and its Subsidiaries have timely paid all Taxes due or claimed to be due, (iii) all Employment and Withholding Taxes and any other amounts required to be withheld with respect to Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to Santa Fe and its Subsidiaries reflected in the Balance Sheet are adequate under GAAP, (v) no deficiencies for any Taxes have been asserted or assessed, or, to Santa Fe’s Knowledge, proposed, against Santa Fe or any of its Subsidiaries that have not been finally settled or paid in full, and (vi) as of the Signing Date, there is no Action pending or, to Santa Fe’s Knowledge, threatened or scheduled to commence against or with respect to Santa Fe or any of its Subsidiaries in respect of any Tax.

(b)

Neither Santa Fe nor any of its Subsidiaries has been included in any “consolidated,” “unitary,” “combined” or similar Return (other than Returns which include only Santa Fe and any Subsidiaries of Santa Fe) provided for under the Laws of the United States, any non-U.S. jurisdiction or any state or locality or could be liable for the Taxes of any other Person as a successor or transferee, or by operation of law.

(c)	Santa Fe was not a “United States real property holding corporation” as defined in Section 897 of the Code during the applicable period specified in Section 897(c)(9)(A)(ii) of the Code.

(d)

There are no Tax sharing, allocation, indemnification or similar agreements (“Tax Sharing Agreement”) in effect as between Santa Fe or any of its Subsidiaries or any predecessor or affiliate of any of them, on the one hand, and any other Person, on the other hand, under which Santa Fe or any of its Subsidiaries could be liable for any Taxes of any Person other than Santa Fe or any Subsidiary of Santa Fe, except for customary Tax Indemnification provisions pursuant to Tax Sharing Agreements entered into in the Ordinary Course.

(e)	Neither Santa Fe nor any of its Subsidiaries have, as of the Signing Date, entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes.

(f)	There are no Liens for Taxes on any asset of Santa Fe or its Subsidiaries, except for Permitted Liens or as disclosed in the Santa Fe Disclosure Letter.

(g)

Each of Santa Fe and its Subsidiaries has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(h)

Neither Santa Fe nor its Subsidiaries is the subject of or bound by any private letter ruling, technical advice memorandum, closing or tax abatement agreement or similar ruling, memorandum or agreement with any Taxing authority.

(i)

Neither Santa Fe nor its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

(j)

Neither Santa Fe nor any of its Subsidiaries could be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of Tax Law) executed on or prior to the Closing Date, (iii) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) method of accounting that defers the recognition of income earned on or prior to the Closing Date to any period ending after the Closing Date, or (vi) any modification or forgiveness of any indebtedness made on or prior to the Closing Date.

(k)	None of Santa Fe or any of its Subsidiaries has been a distributing corporation or a controlled corporation for purposes of Section 355 of the Code.

(l)

Santa Fe has made available to Tyhee correct and complete copies of (i) all U.S. federal and other material Returns of Santa Fe and its Subsidiaries relating to the 2011, 2012 and 2013 taxable years, filed through the Signing Date, and (ii) any audit report within the last three years relating to any material Taxes due from or with respect to Santa Fe or any of its Subsidiaries.

(m)

At no time during the 60-month period that ends at the Effective Time was more than 50% of the fair market value of any share of Santa Fe Common Stock (or interest therein or option in respect thereof) derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties or timber resource properties (as defined for purposes of the Income Tax Act (Canada)), and (iii) options in respect of, or interests in (or for civil law rights in) any of the foregoing property whether or not the property exists.

4.12	Environmental Matters.

(a)

Each Santa Fe Entity has been and is in material compliance with all applicable Laws relating to (i) emissions, discharges, releases, or threatened releases of Hazardous Substances into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, or septic systems, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation, or shipment of Hazardous Substances, (iii) occupational health and safety, or (iv) the pollution of the environment, solid waste handling, treatment or disposal, reclamation or remediation activities, or protection of environmentally sensitive areas (collectively, “Environmental Laws”). “Hazardous Substances” means any chemical, pollutant, contaminant, material, waste or substance regulated by any Governmental Entity or subject to liability under any Environmental Law, including any hazardous waste, hazardous substance, toxic substance, radioactive material (including any naturally occurring radioactive material), asbestos-containing materials in any form or condition, polychlorinated biphenyls in any form or condition, or petroleum, petroleum hydrocarbons, petroleum products or any fraction or by-products of any of the foregoing. To Santa Fe’s Knowledge, each Santa Fe Entity possesses and is in compliance with all applicable Permits required under Environmental Laws. To Santa Fe’s Knowledge, as of the Signing Date there are no past or present facts, conditions, or circumstances that interfere with or preclude, or could interfere with or preclude, the conduct of any of any Santa Fe Entity’s business as now conducted or that interfere or could interfere with continued compliance with applicable Environmental Laws.

(b)

As of the Signing Date, no Actions or Orders by any Governmental Entity are pending or to Santa Fe’s Knowledge threatened against any Santa Fe Entity (or any other Person the obligations of which have been assumed by any Santa Fe Entity) that allege the violation of or seek to impose any material liability pursuant to any Environmental Laws.

(c)

As of the Signing Date, no Santa Fe Entity has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Laws or (ii) entered into or become subject to any consent decree, Order or Contract with any Governmental Entity or other Persons pursuant to any Environmental Laws or relating to the cleanup of any Hazardous Substances.

(d)

To Santa Fe’s Knowledge (i) there are no underground storage tanks located at any property currently or previously owned, leased, operated, or used by any Santa Fe Entity, (ii) there is no asbestos contained in or forming part of any building, building component, structure, or office space currently or previously owned, leased, operated, or used by any Santa Fe Entity, and (iii) no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any property currently or previously owned, leased, operated, or used by any Santa Fe Entity.

(e)

No Santa Fe Entity is required by virtue of the Transactions, or as a condition to the effectiveness of any Transactions, (i) to perform a site assessment for Hazardous Substances, (ii) to remove or remediate any Hazardous Substances, or (iii) to record or deliver to any Person any disclosure document or statement pertaining to environmental matter.

4.13	Santa Fe Assets.

As of the Signing Date, each Santa Fe Entity owns, or otherwise has sufficient rights to use, all of such Santa Fe Entity’s properties and assets (real, personal or mixed, tangible or intangible) (collectively, the “Santa Fe Assets”) as set forth in the Santa Fe SEC Documents. Santa Fe Assets constitute all of the assets and rights necessary to operate the businesses of Santa Fe Entities in substantially the same manner that Santa Fe have been operating their respective businesses prior to the Signing Date, and all significant operating equipment of Santa Fe Entities is in good operating condition in accordance with industry practice, ordinary wear and tear excepted.

4.14	Insurance.

(a)

Santa Fe has in place all material insurance policies (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) pertaining to any Santa Fe Asset or to which any Santa Fe Entity is a party, a named insured, or otherwise the beneficiary of coverage.

(b)	All insurance policies maintained by or on behalf of any of Santa Fe Entity as of the Signing Date are in full force and effect, and all premiums due thereon as of the Signing Date have been paid.

(c)

With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) no Santa Fe Entity and, to Santa Fe’s Knowledge, no other party to the policy is in breach of or default under the policy (including with respect to the payment of premiums or the giving of notices), and no event has occurred that (whether with or without the giving of notice, the lapse of time or both) would constitute such a breach or default, or that would permit termination, modification or acceleration of the policy; and (iii) no party to the policy has repudiated any provision thereof. The type of insurance currently maintained under such policies is customary and reasonable in scope for Santa Fe Business as currently conducted.

4.15	Labour Matters.

(a)

As of the Signing Date, (i) no Santa Fe Entity is a party to, or bound by, any collective bargaining agreement or similar Contract, with a labour union or similar labour organization and (ii) to Santa Fe’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

(b)

As of the Signing Date, (i) no Santa Fe Entity has received any written complaint of any unfair labour practice or other unlawful employment practice or any written notice of any employment-related Action or material violation of any Laws with respect to the employment of individuals by, or the employment practices of, any Santa Fe Entity or the work conditions, terms and conditions of employment, wages, or hours of their respective businesses, (ii) there are no unfair labour practice charges or other employee-related complaints against any Santa Fe Entity pending or, to Santa Fe’s Knowledge, threatened, before any Governmental Entity by or concerning the employees working in their respective businesses, and (iii) there is no labour dispute, strike, slowdown, or work stoppage against any Santa Fe Entity or, to Santa Fe’s Knowledge, threatened against any Santa Fe Entity.

(c)

Except as set forth in the SEC Filings and Section 4.15 (c) of the Santa Fe Disclosure Letter, all employees of Santa Fe Entities are employees at will. Other than as set forth in the SEC Filings, Santa Fe has delivered or made available to Tyhee a true and correct copy of any form of each employment contract, change of control contract, property identification agreement, non-compete, non-solicitation, or confidentiality agreement currently in force with any of the employees or consultants of Santa Fe Business, and any material variances therefrom.

(d)

Each Santa Fe Entity has complied in all material respects with all applicable Laws relating to labour or labour relations, and minimum standards of employment, including any provisions thereof relating to equal employment opportunity, pay equity, employment equity, wages, hours, overtime, occupational health and safety, privacy and protection of information, immigration control, drug testing, notice, termination and severance pay obligations, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all payments, Taxes, insurance, and all other costs and expenses applicable thereto, and no Santa Fe Entity is liable for any arrearage, costs, or penalties for failure to comply with any of the foregoing. No Santa Fe Entity has incurred any Liabilities under the Worker Adjustment and Retraining Notification Act, or any similar Law.

(e)

Neither the execution hereof nor the consummation of the Transactions will cause any Santa Fe Entity to be in breach of any agreement with any employee, contractor, or consultant or result in any Santa Fe Entity becoming liable for any termination or severance pay or other amount to any employee, contractor, or consultant of Santa Fe Business, except for the agreements contemplated by Exhibit 1.7(a)(i) hereto or referenced in Exhibit 1.7(a)(ii) hereto, or as disclosed in the Santa Fe Disclosure Letter or the Santa Fe SEC Documents.

4.16	Affiliate Transactions.

Except (i) as disclosed in Section 4.16 of the Santa Fe Disclosure Letter, (ii) for compensation or other employment arrangements in Santa Fe’s Ordinary Course and as disclosed in the Santa Fe SEC Documents, and (iii) for arrangements contemplated hereby (including modifications to any employment agreement, change of control agreement, property identification agreement), since July 1, 2012 there have not been, and there are not currently proposed, any transactions, agreements, arrangements or understandings, or any series of related transactions, or Contracts, between any Santa Fe Entity, on the one hand, and any Affiliate, director, or officer of any Santa Fe Entity, on the other hand.

4.17	Disclosure Controls and Procedures.

Santa Fe has established and maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 of the Securities Exchange Act). Santa Fe’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Santa Fe in the reports that Santa Fe files under the Securities Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Santa Fe’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. Santa Fe’s internal control over financial reporting are designed to provide reasonable assurance (a) regarding the reliability of Santa Fe’s financial reporting and Santa Fe’s preparation of financial statements in accordance with GAAP, (b) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (c) that Santa Fe’s receipts and expenditures are being made only in accordance with the authorization of Santa Fe’s management and Santa Fe Board, and (d) regarding prevention or timely detection of any unauthorized acquisition, use, or disposition of Santa Fe’s assets that could have a material effect on Santa Fe’s financial statements. Except as set forth in the Santa Fe SEC Documents, since July 1, 2012, neither Santa Fe nor its independent auditors have identified any “significant deficiencies” or “material weaknesses” in Santa Fe’s internal controls as contemplated under Section 404 of SOX.

4.18	Investment Company.

No Santa Fe Entity is registered or required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

4.19	Recommendations of Independent Special Committee and Santa Fe Board of Directors.

An Independent Special Committee of the Santa Fe Board and the Santa Fe Board, by resolutions adopted at a meeting duly called and held, with the advice of its legal counsel and its financial advisor, Jett Capital Advisors: (i) determined that this Agreement and the Transactions are advisable and in the best interests of Santa Fe and its stockholders, (ii) approved this Agreement and the Transactions, (iii) resolved to recommend approval and adoption of this Agreement and the Transaction to by stockholders of Santa Fe and (iv) directed that such matter be submitted to the stockholders of Santa Fe at the Stockholder Meeting.

4.20	Required Vote by Santa Fe Stockholders.

The separate votes comprising Santa Fe Required Vote are the only vote of any class of capital stock of Santa Fe required by the DGCL, and Santa Fe’s Organizational Documents necessary to approve and adopt this Agreement and the Transactions.

4.21	Certain Business Practices.

(a)

To Santa Fe’s Knowledge, no Santa Fe Entity has, directly or indirectly, (i) made or authorized any contribution, payment, or gift of funds or property to any official, employee, or agent of any Governmental Entity of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, for which either the payment or the purpose of such contribution, payment, or gift was, is, or would be prohibited under any applicable anti-bribery or anti-corruption Law of any relevant jurisdiction in effect on or prior to the Effective Time applicable to any Santa Fe Entity or their respective operations.

(b)

No Santa Fe Entity nor, to Santa Fe’s Knowledge, any affiliate of any Santa Fe Entity is aware of or has taken, directly or indirectly, any action that would result in a violation by such Persons of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of any offer, payment, promise to pay, or authorization of the payment of any money, or other property gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any non-U.S. political party or official thereof, or any candidate for non-U.S. political office, in each case in contravention of the FCPA. Each Santa Fe Entity and, to Santa Fe’s Knowledge, each Santa Fe Entity’s affiliates has conducted its business in compliance with the FCPA.

4.22	Export Controls and Trade Sanctions.

(a)

Each Santa Fe Entity has complied with all statutory and regulatory requirements relating to export controls and trade sanctions under applicable Laws, including the Export Administration Regulations (15 C.F.R. Parts 730 et seq.), section 999 of the Code, the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), the International Emergency Economic Powers Act (50 U.S.C. §§1701—1706), the Foreign Narcotics Kingpin Designation Act (21 U.S.C. 1901-1908, 8 U.S.C. 1182), and the regulations, rules, and executive orders administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and any similar rules or regulations of the European Union or other jurisdiction. No Santa Fe Entity nor, to Santa Fe’s Knowledge, any of their respective directors, officers, or employees, is a Person with which transactions are currently prohibited under any U.S. sanctions administered OFAC or equivalent European Union measure. No Santa Fe Entity nor, to Santa Fe’s Knowledge, any of their respective directors, officers, employees or Affiliates have, directly or indirectly, engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods, or services to or for the benefit of, provided any payments or material assistance to, or otherwise engaged in or facilitated any transactions with a Prohibited Person. For the purposes of this Agreement, “Prohibited Person” means (i) any individual or entity that has been determined by competent authority to be the subject of a prohibition on such conduct in any Law or executive order administered by OFAC; (ii) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (iii) any individual or entity that acts on behalf of or is owned or controlled by the government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (iv) any individual or entity that has been identified on the Annex to Executive Order 13224 or the OFAC Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), as amended from time to time; or (v) any individual or entity that has been designated on any similar list or order published by the U.S. Government.

(b)

No civil or criminal penalties have been imposed on Santa Fe or any of its Affiliates with respect to violations of applicable Laws relating to export control or trade sanctions, nor have any voluntary disclosures relating to export control and trade sanctions issues been submitted to any Governmental Entity.

4.23	Customers and Suppliers.

	(a)	From July 1, 2012 to the Signing Date, except as set forth in the Santa Fe SEC Documents and Section 4.23 of the Santa Fe Disclosure Letter:

		(i)	no material customer or supplier of any Santa Fe Entity has cancelled or otherwise terminated its relationship with or any material purchase order or any Contract with such Santa Fe Entity;

(ii)

no material customer or supplier of any Santa Fe Entity has threatened to cancel or otherwise terminate its relationship with or any material purchase order or any Contract with such Santa Fe Entity; and

		(iii)	no Santa Fe Entity has any direct or indirect ownership interest in any customer or supplier of any Santa Fe Entity.

4.24	Derivative Transactions.

All Derivative Transactions were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management, and other policies, practices, and procedures employed by Santa Fe Entities, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. Each Santa Fe Entity has duly performed in all material respects all of such Santa Fe Entity’s obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to Santa Fe’s Knowledge, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

4.25	Brokers.

Except for Jett Capital, no financial advisor, broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions that is or will be payable by any Santa Fe Entity. Santa Fe has delivered to Tyhee a complete and accurate copy of the engagement letter between Santa Fe and Jett Capital Advisors.

4.26	No Bankruptcy Event.

As of the Signing Date, no Santa Fe Entity has taken steps, and no Santa Fe Entity intends, to file under any Debtor Relief Laws. As of the Signing Date no Person or group of Persons has threatened to commence any involuntary proceedings under any Debtor Relief Laws.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF TYHEE AND MERGER SUB

The Tyhee Entities jointly and severally represent and warrant to Santa Fe as follows:

5.1	Organization.

(a)

Each Tyhee Entity is an Entity duly organized, validly existing and (if applicable) in good standing in the respective jurisdiction of its organization, and each Tyhee Entity has the requisite organizational power and authority to own, lease, or operate such Tyhee Entity’s properties and to carry on such Tyhee Entity’s business as it is now being conducted.

(b)

Each Tyhee Entity is duly qualified or licensed to do business as a foreign Entity and is in good standing (if applicable) in each jurisdiction in which such qualification or licensing is required, except for any failures to be so qualified or licensed, individually or in the aggregate, that have not had, and would not be reasonably likely to have or result in, a Tyhee Material Adverse Change.

(c)

Tyhee has delivered or made available to Santa Fe a complete and correct copy of each Tyhee Entity’s Organizational Documents, in each case as amended (if so amended) to the Signing Date. No Tyhee Entity is in violation of any of such Tyhee Entity’s Organizational Documents.

(d)

Section 5.1(d) of Tyhee Disclosure Letter sets forth a true and correct list, as of the Signing Date, of all Tyhee Subsidiaries and their respective jurisdictions of organization. Merger Sub is a wholly owned subsidiary of Tyhee. The Organizational Documents of each Tyhee Material Subsidiary do not contain any provision limiting or otherwise restricting the ability of Tyhee to control any Tyhee Material Subsidiary.

5.2	Capitalization.

	(a)	The authorized share capital of Tyhee consists of an unlimited number of Tyhee Shares.

(b)

As at the date of this Agreement, the share capital of Tyhee is made up of 422,826,088 Tyhee Common Shares, warrants to purchase 128,989,183 Tyhee Common Shares, and options that are exercisable into 20,646,500 Tyhee Common Shares.

(c)

Except as set forth in Section 5.2(c) of Tyhee Disclosure Letter, no bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of Tyhee may vote are issued or outstanding.

	(d)	All

(i) issued and outstanding Tyhee Common Shares are, and

(ii)

all Tyhee Common Shares that might be issued pursuant to the exercise of the Tyhee options or warrants set forth in Section 5.2(b), or pursuant to the conversion of the convertible instruments set forth in Section 5.2(c) of the Tyhee Disclosure Letter, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid, non-assessable, and free of pre-emptive rights.

(e)

Other than Tyhee stock options and warrants set forth in Section 5.2(b), and convertible instruments set forth in Section 5.2(c) of the Tyhee Disclosure Letter, as of the Signing Date, there are no outstanding or authorized (x) options, warrants, pre- emptive rights, subscriptions, calls or other rights, or claims or commitments of any character obligating any Tyhee Entity to issue, transfer or sell any shares or other equity interest in any Tyhee Entity or securities convertible into or exchangeable for such shares or equity interests, (y) contractual obligations of Tyhee Entity to repurchase, redeem or otherwise acquire any shares of any Tyhee Entity or any of the securities or agreements listed in clause (x) of this sentence, or (z) voting trusts or similar agreements to which any Tyhee Entity is a party with respect to the voting of the shares of any Tyhee Entity.

(f)

(i) All of the issued and outstanding capital shares (or equivalent equity interests of entities other than corporations) of each Tyhee Material Subsidiary are owned, directly or indirectly, by Tyhee (except for any such shares or equity interests representing an immaterial ownership required under the Laws of any non-U.S. jurisdiction to be owned by others) free and clear of any Liens, other than such restrictions as may exist under applicable Law, and all such shares or other equity interests have been duly authorized and validly issued, and are fully paid and free of pre-emptive right, and (ii) except as described in Section 5.2(a) of Tyhee Disclosure Letter, neither Tyhee nor any of its Subsidiaries owns any equity interest in any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

5.3	Authorization; Validity of Agreement.

Tyhee and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery, and performance by Tyhee and Merger Sub hereof and the consummation by Tyhee and Merger Sub of the Transactions have been duly authorized by the Board of Directors of Tyhee (the “Tyhee Board”) and the Board of Directors of the Merger Sub, and by Tyhee, in its capacity as the sole stockholder of Merger Sub. No other corporate proceedings on the part of Tyhee or Merger Sub are necessary to authorize the execution, delivery, and performance hereof by Tyhee and Merger Sub and the consummation of the Merger and the Transactions. This Agreement has been duly executed and delivered by Tyhee and Merger Sub and, assuming the due authorization, execution, and delivery hereof by Santa Fe, is a valid and binding obligation of Tyhee and Merger Sub, enforceable against each in accordance with its terms, except as such enforcement may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws, now or hereafter in effect, relating to or affecting creditors’ rights and remedies generally and (ii) the effect of general principles of equity.

5.4	No Violations; Consents and Approvals.

(a)

Neither the execution, delivery, or performance hereof by Tyhee and Merger Sub nor the consummation by Tyhee and Merger Sub of the Merger or any other Transactions will (i) violate any provision of any Tyhee Entity’s Organizational Documents, (ii) materially violate, materially conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a material default (or an event that, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination, cancellation, or amendment under, accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens), upon any of the properties or assets of any Tyhee Entity under, or result in an increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions, or provisions of any material Contract to which any Tyhee Entity is a party or by which any Tyhee Entity or any of their respective assets or properties is bound, or (iii) materially conflict with or materially violate any material Law applicable to any Tyhee Entity, or any of their respective properties or assets.

(b)

No Consent of, to, or with any other Person is required to be obtained, given, or made by any Tyhee Entity in connection with the execution, delivery, and performance hereof by Tyhee and Merger Sub or the consummation by Tyhee and Merger Sub of the Merger or any other Transactions, except for (i) the filing with the SEC of the Proxy Statement in definitive form relating to the meeting of Santa Fe’s stockholders to be held in connection with the approval and adoption hereof and the Transactions, and the filing and declaration of effectiveness of the registration statement on the F-4 in which the Proxy Statement will be included as a prospectus, (ii) any other filings required under U.S. federal and state securities or “Blue Sky” Laws, applicable non- U.S. Laws and the rules of the TSX Venture, and (iii) the filing of the Certificate of Merger with the Secretary of State.

5.5	SEDAR Documents and Tyhee Financial Statements.

(a)

Tyhee has timely lodged with TSX Venture and all other applicable Governmental Entities all forms and other documents required to be lodged, as applicable by it since January 1, 2011 (such documents, the “Tyhee SEDAR Documents”), including (i) Tyhee’s Annual Reports for the years ended November 30, 2011 and November 30, 2012, and (ii) all other forms, reports, and registration statements required to be lodged with the TSX Venture and all other applicable Governmental Entities by Tyhee since January 1, 2011. As of their respective dates, or, if amended by a subsequent lodgment prior to the date hereof, on the date of such lodgment, the Tyhee SEDAR Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the TSX Venture.

(b)

Tyhee Financial Statements fairly presented in all material respects the consolidated financial position and the results of the consolidated operations, cash flows, and changes in stockholders’ equity of Tyhee Entities as of November 30, 2012 or for the fiscal period ended November 30, 2012, as applicable, therein set forth (subject, in the case of unaudited statements, to the absence of required footnotes and to ordinary audit adjustments normal in nature and amount and to any other adjustments described therein including the notes thereto). Tyhee Financial Statements complied with applicable rules and regulations of the TSX Venture and were prepared in accordance with applicable generally accepted accounting principles consistently applied during the periods involved, except as indicated in the notes thereto. Deloitte LLP is an independent public accounting firm registered with the Canadian Public Accountability Board, and has not resigned or been dismissed as independent auditors of Tyhee as of the Signing Date.

5.6	Absence of Certain Changes.

(a)

From December 1, 2012 to the Signing Date, (i) each Tyhee Entity conducted such Tyhee Entity’s operations only in the ordinary course of business consistent with past practices and (ii) there has not occurred and continued to exist any event, change, effect, fact, circumstance or condition which, individually or in the aggregate, has had, or would reasonably be expected to have or result in, a Tyhee Material Adverse Change.

(b)

From December 1, 2012 to the Signing Date, no Tyhee Entity (i) other than in the ordinary course of business consistent with past practices, increased or agreed to increase the wages, salaries, compensation, or pension or other fringe benefits or perquisites payable to any officer or director from the amount thereof in effect as of November 30, 2012 (which amounts have been previously disclosed to Santa Fe), granted any severance or termination pay to any officer or director, entered into any Contract to make or grant any severance or termination pay to any officer or director, entered into or made any loans to any of such Tyhee Entity’s officers, directors, employees, affiliates, agents, or consultants or made any change in such Tyhee Entity’s borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to an employee benefit plan or otherwise, or paid or agreed to pay or make any arrangement for payments or benefits pursuant to any new Tyhee Plan, (ii) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, or property) with respect to any Tyhee Shares, (iii) except as may have been required by a change in IFRS, changed in any material respect any accounting methods (or underlying assumptions), principles, or practices of any Tyhee Entity, including any method, practice, or policy with regard to reserves, (iv) made any material change in the policies and procedures of any Tyhee Entity in connection with trading activities, (v) suffered any strike, work stoppage, slow-down, or other labor disturbance in excess of 20 days, or (vi) entered into any Contract (contingent or otherwise) to do any of the foregoing.

5.7	Absence of Undisclosed Liabilities.

Except to the extent reflected or reserved against in the unaudited balance sheet dated as of August 30, 2013 (the “Tyhee Balance Sheet”) or in the notes thereto, and except as disclosed in Section 5.7 of Tyhee Disclosure Letter, no Tyhee Entity has had as of that date any Liabilities that would be required by IFRS to be reflected in Tyhee Balance Sheet. Since the date of Tyhee Balance Sheet to the Signing Date, no Tyhee Entity has incurred any Liabilities, except for Liabilities incurred in the ordinary course of business consistent with past practices and that, individually or in the aggregate, have not had, and would not be reasonably expected to have or result in, a Tyhee Material Adverse Change. As of the Signing Date, no Tyhee Entity is in material default in respect of the terms of any Indebtedness that, individually or in the aggregate, has had, or would be reasonably expected to have or result in, a Tyhee Material Adverse Change.

5.8	Litigation; Compliance with Law.

(a)

As of the Signing Date, (i) there is no Action pending or, to Tyhee’s Knowledge, threatened against any Tyhee Entity, any Tyhee Entity’s properties or assets, or any Tyhee Entity’s officers, directors, or managers (in their capacities as such), (ii) there is no Action pending or, to Tyhee’s Knowledge, threatened that seeks to restrain, enjoin, alter, or delay the consummation of the Merger or any of the Transactions, (iii) there are no Orders against or binding upon any Tyhee Entity or any Tyhee Entity’s officers, directors, or managers (in their capacities as such), and (iv) there is no Action that any Tyhee Entity has pending against other Persons.

(b)

As of the Signing Date, no Tyhee Entity is in material violation of any applicable Law or Permit relating to its business or the ownership or operation of any of its assets, and no notices, charges, claims, or actions have been received by any Tyhee Entity or been filed, commenced, or to Tyhee’s Knowledge, threatened against any Tyhee Entity alleging any material violation of such Laws or Permits.

(c)

Each Tyhee Entity holds all Permits necessary for the ownership, leasing, operation, occupancy, and use of the real property that such Tyhee Entity owns or leases, such Tyhee Entity’s assets, and the conduct of such Tyhee Entity business as currently conducted (collectively, “Tyhee Permits”). No Tyhee Entity has received notice that any Tyhee Permit will be terminated or modified or cannot be renewed in the ordinary course of business. The execution, delivery, and performance hereof and the consummation of the Merger or any Transactions do not and will not violate any material Tyhee Permit, or result in any termination, modification, or nonrenewal thereof.

5.9	Tyhee Transactions.

Since December 1, 2012, there have not been, and there are not currently proposed, any transactions, agreements, arrangements or understandings, or any series of related transactions, or Contracts, in each case that are material, between any Tyhee Entity, on the one hand, and any director or officer of any Tyhee Entity, on the other hand, except (a) for compensation or other employment arrangements in Tyhee’s Ordinary Course, (b) for arrangements contemplated hereby, and/or (c) as disclosed in the Tyhee SEDAR Documents.

5.10	No Required Vote by Tyhee Common Shareholders.

No vote of any class of capital stock of Tyhee is required by Canadian Law, the rules and regulations of the TSX Venture, and Tyhee’s Organizational Documents necessary to approve and adopt this Agreement and the Transactions.

5.11	Interim Operations of Merger Sub.

Merger Sub was formed solely for the purpose of engaging in the Transactions and has engaged in no business other than in connection with entering into this Agreement and engaging in the Transactions.

5.12	Brokers.

Except for Jett Capital Advisors, no financial advisory, broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions that is or will be payable by Tyhee or any Tyhee Subsidiary.

5.13	Ownership of Santa Fe Common Stock.

As of the Signing Date, neither Tyhee nor any of its Subsidiaries is, nor has any of them during the three years prior to the Signing Date been, the beneficial owner of any shares of Santa Fe Common Stock or has “owned” any shares of Santa Fe Common Stock within the meaning of Section 203 of the DGCL.

5.14	Material Contracts.

(a)

Except as set forth in Section 5.14 of Tyhee Disclosure Letter or as contained in the Tyhee SEDAR Documents, Tyhee has provided to Santa Fe copies of all of the following Contracts that are in effect as of the Signing Date to which any Tyhee Entity is a party or by which any Tyhee Entity is bound (other than this Agreement):

(i)

any Contract granting any Person registration or other purchase or sale rights with respect to any equity interest in Tyhee or any of its Subsidiaries, which rights may be exercised by such Person, in whole or in part, after the Signing Date;

	(ii)	any Contract relating to any equity interest of Tyhee or any of its Subsidiaries;

(iii)

any Contract outside the Ordinary Course between any Tyhee Entity and any current or former director or officer of Tyhee that (x) grants rights to such director or officer that may be exercised or (y) imposes obligations on Tyhee, in each case to be performed, in whole or in part, after the Signing Date;

	(iv)	any Contract for the borrowing of money with a current borrowing capacity or outstanding Indebtedness of $500,000 or more;

	(v)	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Exchange Act) to be performed, in whole or in part, after the Signing Date

(vi)

any Contract that, upon the consummation of any of the Transactions, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from any Party or the Surviving Corporation or any of their respective Subsidiaries to any officer, director, consultant, or employee of any Tyhee Entity;

(vii)

any Contract that requires remaining payments or includes provisions that could result in penalty or termination payments, including indemnification payments pursuant to Intellectual Property rights, by any Tyhee Entity in excess of $100,000 and is not terminable by such Tyhee Entity on notice of six months or less;

(viii)

any Contract that materially restrains, limits, or impedes any Tyhee Entity’s, or will materially restrain, limit, or impede the Surviving Corporation’s, ability to compete with any Person in connection with Tyhee’s business or the Surviving Corporation’s business, including geographic limitations on any Tyhee Entity’s or the Surviving Corporation’s activities;

(ix)	any joint venture agreement, joint operating agreement, partnership agreement, or other similar Contract involving a sharing of profits and expenses;

(x)

any Contract governing the terms of Indebtedness or any other obligation of third parties owed to any Tyhee Entity, other than receivables arising from the sale of goods or services, or loans or advances not exceeding $500,000 in the aggregate made to employees of any Tyhee Entity, by any Tyhee Entity in the Ordinary Course;

(xi)

any Contract (including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan) pursuant to which any benefits will be increased, or the vesting of benefits will be accelerated, by the occurrence of the Transactions, or the value of any benefits will be calculated on the basis of the Transactions;

(xii)	any Contract that is a shareholder rights agreement or that otherwise provides for the issuance of any Securities in respect of any of the Transactions;

(xiii)

any Contract relating to the sale of any Tyhee Entity’s assets or properties or to sales of products with a value in excess of $250,000, other than those as to which the sale transaction has previously closed (and is reflected as such in Tyhee Financial Statements) and under which no Tyhee Entity has any continuing obligations or those that relate to sales of products or to an intercompany transaction among Tyhee Entities in the Ordinary Course;

(xiv)

any Contract that has not expired or otherwise been terminated covering licensing or sales relationships with a Person that has bought goods or services or paid license fees or royalties during the fiscal year ended November 30, 2013 in excess of $500,000 or that is expected to do so during the year ending December 31, 2013; or

(xv)

any Contract relating to the acquisition by any Tyhee Entity of any Person or other business organization, division, or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), other than those as to which the acquisition has previously closed (and is reflected as such in Tyhee Financial Statements) and under which no Tyhee Entity has any continuing obligation.

(b)

As of the Signing Date, each Material Contract is valid, binding, and enforceable against Tyhee Entity party thereto and in full force and effect. Except for such matters that, individually or in the aggregate, have not had, and would not be reasonably likely to have or result in, a Tyhee Material Adverse Change, and as of the Signing Date no Tyhee Entity has breached, or is in violation of or in default under (nor does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under), any Material Contract, and no Tyhee Entity has Knowledge of the desire of the other party or parties to any such Material Contract to exercise any rights such other party has to cancel, terminate, or repudiate such Material Contract or exercise remedies thereunder.

5.15	Taxes

(a)

Except as has not had, and would not be reasonably likely to have or result in, a Tyhee Material Adverse Change, (i) all Returns required to be filed by or with respect to Tyhee and its Subsidiaries have been timely filed in accordance with all applicable Laws and all such returns are true, correct and complete, (ii) Tyhee and its Subsidiaries have timely paid all Taxes due or claimed to be due, (iii) all Employment and Withholding Taxes and any other amounts required to be withheld with respect to Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to Tyhee and its Subsidiaries reflected in the Balance Sheet are adequate, (v) no deficiencies for any Taxes have been asserted or assessed, or, to Tyhee’s Knowledge, proposed, against Tyhee or any of its Subsidiaries that have not been finally settled or paid in full, and (vi) as of the Signing Date, there is no Action pending or, to Tyhee’s Knowledge, threatened or scheduled to commence against or with respect to Tyhee or any of its Subsidiaries in respect of any Tax.

(b)

Neither Tyhee nor any of its Subsidiaries has been included in any “consolidated,” “unitary,” “combined” or similar Return (other than Returns which include only Tyhee and any of its Subsidiaries) provided for under the Laws of the United States, any non-U.S. jurisdiction or any state or locality or could be liable for the Taxes of any other Person as a successor or transferee, or by operation of law.

(c)

There are no Tax sharing, allocation, indemnification or similar agreements (“Tax Sharing Agreement”) in effect as between Tyhee or any of its Subsidiaries or any predecessor or affiliate of any of them, on the one hand, and any other Person, on the other hand, under which Tyhee or any of its Subsidiaries could be liable for any Taxes of any Person other than Tyhee or any Subsidiary of Tyhee, except for customary Tax Indemnification provisions pursuant to Tax Sharing Agreements entered into in the Ordinary Course.

	(d)	Neither Tyhee nor any of its Subsidiaries have, as of the Signing Date, entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes.

(e)	There are no Liens for Taxes on any asset of Tyhee or its Subsidiaries, except for Permitted Liens.

(f)

Tyhee has made available to Santa Fe correct and complete copies of (i) all Canadian and other material Returns of Santa Fe and its Subsidiaries relating to the taxable periods for the 2011, 2012 and 2013 taxable years, filed through the Signing Date, and (ii) any audit report within the last three years relating to any material Taxes due from or with respect to Santa Fe or any of its Subsidiaries.

5.16	Environmental Matters.

(a)

Each Tyhee Entity has been and is in material compliance with all applicable Laws relating to (i) emissions, discharges, releases, or threatened releases of Hazardous Substances into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, or septic systems, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation, or shipment of Hazardous Substances, (iii) occupational health and safety, or (iv) the pollution of the environment, solid waste handling, treatment or disposal, reclamation or remediation activities, or protection of environmentally sensitive areas (collectively, “Environmental Laws”). “Hazardous Substances” means any chemical, pollutant, contaminant, material, waste or substance regulated by any Governmental Entity or subject to liability under any Environmental Law, including any hazardous waste, hazardous substance, toxic substance, radioactive material (including any naturally occurring radioactive material), asbestos-containing materials in any form or condition, polychlorinated biphenyls in any form or condition, or petroleum, petroleum hydrocarbons, petroleum products or any fraction or by-products of any of the foregoing. To Tyhee’s Knowledge, each Tyhee Entity possesses and is in compliance with all applicable Permits required under Environmental Laws. To Tyhee’s Knowledge, as of the Signing Date there are no past or present facts, conditions, or circumstances that interfere with or preclude, or could interfere with or preclude, the conduct of any of any Tyhee Entity’s business as now conducted or that interfere or could interfere with continued compliance with applicable Environmental Laws.

(b)

As of the Signing Date, no Actions or Orders by any Governmental Entity are pending or to Tyhee’s Knowledge threatened against any Tyhee Entity (or any other Person the obligations of which have been assumed by any Tyhee Entity) that allege the violation of or seek to impose any material liability pursuant to any Environmental Laws.

(c)

As of the Signing Date, no Tyhee Entity has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Laws or (ii) entered into or become subject to any consent decree, Order or Contract with any Governmental Entity or other Persons pursuant to any Environmental Laws or relating to the cleanup of any Hazardous Substances.

(d)

To Tyhee’s Knowledge (i) there are no underground storage tanks located at any property currently or previously owned, leased, operated, or used by any Tyhee Entity, (ii) there is no asbestos contained in or forming part of any building, building component, structure, or office space currently or previously owned, leased, operated, or used by any Tyhee Entity, and (iii) no polychlorinated biphenyls (PCBs) or PCB- containing items are used or stored at any property currently or previously owned, leased, operated, or used by any Tyhee Entity.

(e)

No Tyhee Entity is required by virtue of the Transactions, or as a condition to the effectiveness of any Transactions, (i) to perform a site assessment for Hazardous Substances, (ii) to remove or remediate any Hazardous Substances, or (iii) to record or deliver to any Person any disclosure document or statement pertaining to environmental matter.

5.17	Tyhee Assets.

(a)

As of the Signing Date, each Tyhee Entity owns, or otherwise has sufficient rights to use, all of such Tyhee Entity’s properties and assets (real, personal or mixed, tangible or intangible) (collectively, the “Tyhee Assets”) as set forth in the Tyhee SEDAR Documents. Tyhee Assets constitute all of the assets and rights necessary to operate the businesses of Tyhee Entities in substantially the same manner that Tyhee have been operating their respective businesses prior to the Signing Date, and all significant operating equipment of Tyhee Entities is in good operating condition in accordance with industry practice, ordinary wear and tear excepted.

5.18	Insurance.

(a)

Tyhee has made available to Tyhee correct and complete copies of all material insurance policies (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) pertaining to any Tyhee Asset or to which any Tyhee Entity is a party, a named insured, or otherwise the beneficiary of coverage.

(b) All insurance policies maintained by or on behalf of any of Tyhee Entity as of the Signing Date are in full force and effect, and all premiums due thereon as of the Signing Date have been paid.

(c)

With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) no Tyhee Entity and, to Tyhee’s Knowledge, no other party to the policy is in breach of or default under the policy (including with respect to the payment of premiums or the giving of notices), and no event has occurred that (whether with or without the giving of notice, the lapse of time or both) would constitute such a breach or default, or that would permit termination, modification or acceleration of the policy; and (iii) no party to the policy has repudiated any provision thereof. The type of insurance currently maintained under such policies is customary and reasonable in scope for Tyhee Business as currently conducted.

5.19	Labour Matters.

(a)

As of the Signing Date, (i) no Tyhee Entity is a party to, or bound by, any collective bargaining agreement or similar Contract, with a labor union or similar labor organization and (ii) to Tyhee’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

(b)

As of the Signing Date, (i) No Tyhee Entity has received any written complaint of any unfair labour practice or other unlawful employment practice or any written notice of any employment-related Action or material violation of any Laws with respect to the employment of individuals by, or the employment practices of, any Tyhee Entity or the work conditions, terms and conditions of employment, wages, or hours of their respective businesses, (ii) there are no unfair labor practice charges or other employee-related complaints against any Tyhee Entity pending or, to Tyhee’s Knowledge, threatened, before any Governmental Entity by or concerning the employees working in their respective businesses and (iii) there is no labor dispute, strike, slowdown, or work stoppage against any Tyhee Entity or, to Tyhee’s Knowledge, threatened against any Tyhee Entity.

(c)

Except as set forth in Tyhee Disclosure Letter, all employees of Tyhee Entities are employees at will. Tyhee has delivered or made available to Tyhee a true and correct copy of any form of each non-compete, non-solicitation, or confidentiality agreement currently in force with any of the employees or consultants of Tyhee Business, and any material variances therefrom.

(d)

Each Tyhee Entity has complied in all material respects with all applicable Laws relating to labour or labour relations, and minimum standards of employment, including any provisions thereof relating to equal employment opportunity, pay equity, employment equity, wages, hours, overtime, occupational health and safety, privacy and protection of information, immigration control, drug testing, notice, termination and severance pay obligations, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all payments, Taxes, insurance, and all other costs and expenses applicable thereto, and no Tyhee Entity is liable for any arrearage, costs, or penalties for failure to comply with any of the foregoing. No Tyhee Entity has incurred any Liabilities under the Worker Adjustment and Retraining Notification Act, or any similar Law.

(e)

Neither the execution hereof nor the consummation of the Transactions will cause any Tyhee Entity to be in breach of any agreement with any employee, contractor, or consultant or result in any Tyhee Entity becoming liable for any termination or severance pay or other amount to any employee, contractor, or consultant of Tyhee Business..

5.20	Affiliate Transactions.

Except (i) for compensation or other employment arrangements in Tyhee’s Ordinary Course, and (ii) for arrangements contemplated hereby, since December 1, 2012 there have not been, and there are not currently proposed, any transactions, agreements, arrangements or understandings, or any series of related transactions, or Contracts, between any Tyhee Entity, on the one hand, and any Affiliate, director, or officer of any Tyhee Entity, on the other hand.

5.21	Investment Company.

No Tyhee Entity is registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

5.22	Recommendation of Tyhee Board of Directors.

Tyhee Board, by resolutions adopted at a meeting duly called and held, and with the advice of its legal counsel and financial advisor: (i) determined that this Agreement and the Transactions are advisable and in the best interests of Tyhee and its stockholders, and (ii) approved this Agreement and the Transactions.

5.23	[Intentionally Deleted].

5.24	Brokers.

No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions that is or will be payable by any Tyhee Entity.

5.25	No Bankruptcy Event.

As of the Signing Date, no Tyhee Entity has taken steps, and no Tyhee Entity intends, to file under any Debtor Relief Laws. As of the Signing Date no Person or group of Persons has threatened to commence any involuntary proceedings under any Debtor Relief Laws.

5.26	Interest in Properties and Mineral Rights.

(a)

All of Tyhee’s and its Subsidiaries’ material real properties (collectively, and where material, the “Tyhee Property”) and all of Tyhee’s and its Subsidiaries’ material mineral interests and rights (including any material claims, concessions, exploration licenses, exploitation licenses, prospecting permits, mining leases and mining rights, in each case, either existing under contract, by operation of Law or otherwise) (collectively, and where material, the “Tyhee Mineral Rights”), are set out in the Tyhee SEDAR Documents.

(b)

Except as disclosed on Section 5.26(b) of the Tyhee Disclosure Letter, Tyhee or a Subsidiary of Tyhee is the sole legal and beneficial owner of all right, title and interest in and to the Tyhee Property and the Tyhee Mineral Rights, free and clear of any Liens.

(c)	All of the Tyhee Mineral Rights have been properly located and recorded in compliance with applicable Law and are comprised of valid and subsisting mineral claims.

(d)

The Tyhee Property and the Tyhee Mineral Rights are in good standing under applicable Law and, to the Knowledge of Tyhee, all work required to be performed and filed in respect thereof has been performed and filed, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made.

(e)	There is no adverse claim against or challenge to the title to or ownership of the Tyhee Property or any of the Tyhee Mineral Rights.

(f)	Except as disclosed in Section 5.26(b) of the Tyhee Disclosure Letter, Tyhee or a Subsidiary of Tyhee has the exclusive right to deal with the Tyhee Property and all of the Tyhee Mineral Rights.

(g)

Except as disclosed in Section 5.26(b) of the Tyhee Disclosure Letter, no Person other than Tyhee and its Subsidiaries has any interest in the Tyhee Property or any of the Tyhee Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest.

(h)

Except as disclosed in Section 5.26(b) of the Tyhee Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect Tyhee’s or a Subsidiary’s interest in the Tyhee Property or any of the Tyhee Mineral Rights.

(i)

There are no material restrictions on the ability of Tyhee and its Subsidiaries to use, transfer or exploit the Tyhee Property or any of the Tyhee Mineral Rights, except pursuant to the applicable Law.

(j)

Neither Tyhee nor any of its Subsidiaries has received any written notice from any Governmental Entities of any revocation or intention to revoke any interest of Tyhee or a Subsidiary in any of the Tyhee Property or any of the Tyhee Mineral Rights.

(k)

Tyhee and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licenses of operation from landowners or Governmental Entities permitting the use of land by Tyhee and its Subsidiaries, and mineral interests that are required to exploit the development potential of the Tyhee Property and the Tyhee Mineral Rights as contemplated in Tyhee SEDAR Documents filed on or before the date hereof and no third party or group holds any such rights that would be required by Tyhee to develop the Tyhee Property or any of the Tyhee Mineral Rights as contemplated in Tyhee SEDAR Documents filed on or before the date hereof.

(l)

All mines located in or on the Tyhee Property or any of its Subsidiaries, or properties pooled or unitized therewith, which have been abandoned by Tyhee or any of its Subsidiaries, have been abandoned in accordance with good mining practices and in compliance with all applicable Laws, and all future abandonment, remediation and reclamation obligations known to Tyhee as of the date hereof have been accurately set forth in Tyhee SEDAR Documents without omission of information necessary to make the disclosure not misleading.

ARTICLE 6
OBLIGATIONS

6.1	Interim Operations of Santa Fe.

(a)

During the Pre-Closing Period, except (w) as otherwise expressly required or permitted hereby, (x) with the prior written consent of Tyhee (which Tyhee shall not unreasonably withhold, delay, or condition), (y) as required by applicable Law, or (z) as set forth in Section 6.1(a) of the Santa Fe Disclosure Letter, Santa Fe shall (and shall cause each of Santa Fe Subsidiaries to), subject to Sections 6.1(b) and (c): (i) carry on Santa Fe Business in the Ordinary Course; (ii) use its commercially reasonable efforts to preserve substantially intact each Santa Fe Entity’s current business organization; (iii) use its commercially reasonable efforts to keep available the services of such Santa Fe Entity’s current officers and key employees and preserve and maintain such Santa Fe Entity’s existing relations with such Santa Fe Entity’s customers, suppliers, creditors; and (iv) cooperate with Santa Fe in connection with Santa Fe’s renegotiation with the respective contract counterparties of Santa Fe Entities.

(b)

During the Pre-Closing Period, except (w) as otherwise expressly required or permitted hereby, (x) with the prior written consent of Tyhee (which Tyhee shall not unreasonably withhold, delay, or condition), (y) as required by applicable Law, or (z) as set forth in Section 6.1(b) of the Santa Fe Disclosure Letter, Santa Fe shall not (and shall cause each of Santa Fe Subsidiaries not to):

(i)	enter into any new line of business material to it and its Subsidiaries taken as a whole;

(ii)	make capital expenditures that are more than $25,000 individually or $100,000 in the aggregate;

(iii)	amend, violate, or breach such Santa Fe Entity’s Organizational Documents;

(iv)	declare, set aside, or pay any dividend or other distribution, whether payable in cash, stock, or any other property or right, with respect to such Santa Fe Entity’s capital stock;

(v)

(1) adjust, split, combine, or reclassify any capital stock or issue, grant, sell, transfer, pledge, dispose of, or encumber any shares of capital stock of any class, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or of any other such securities or agreements, or (2) redeem, purchase, or otherwise acquire directly or indirectly any of such Santa Fe Entity’s capital stock or any other securities or agreements of the type described in the immediately foregoing clause (1), except shares of Santa Fe Common Stock that are withheld to satisfy applicable tax withholding requirements; except that for the avoidance of doubt, Santa Fe is permitted to issue shares of Santa Fe Common Stock to any holder of Santa Fe Options or any holder of Santa Fe Warrants or Santa Fe Convertible Debentures (or any of the foregoing) in connection with the exercise or conversion of such holder’s Santa Fe Option, Santa Fe Warrant or Santa Fe Convertible Debenture, respectively;

(vi)

(1) enter into, adopt, amend, renew, or terminate any Benefit Plan or any other benefit plan or arrangement of any Santa Fe Entity, (2) except as required by the terms of any Benefit Plan as in effect as of the Signing Date, increase in any manner the compensation, bonus, or fringe or other benefits of, or pay any bonus of any kind or amount to, any current or former director, officer, employee, independent contractor, consultant or Affiliate; except that each Santa Fe Entity shall not make any equity or equity-based grants, (3) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of any Santa Fe Entity as in effect on the Signing Date, (4) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee, independent contractor, consultant or Affiliate, (5) except as required to comply with law or with any agreement or policy in existence as of the Signing Date in the Ordinary Course, (A) grant any awards under any bonus, incentive, performance, or other compensation plan or arrangement or Benefit Plan (including the grant of any equity or equity- based awards), (B) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract, or arrangement or Benefit Plan, or (C) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan.

(vii)	enter into any employment Contract (other than at-will employment arrangements), compensation Contract, or change of control Contract with any Person, including any Santa Fe Entity’s employees;

(viii)

change in any material respect such Santa Fe Entity’s methods of accounting in effect at June 30, 2013, except in accordance with changes in GAAP as concurred with by such Santa Fe Entity’s independent auditors;

(ix)

acquire an amount of assets material to Santa Fe by merging or consolidating with, or by purchasing an equity interest in or all or a significant portion of the assets or business of, any Person, or by any other means, other than in the Ordinary Course;

(x)

sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any assets, except for (A) the sale of inventory or the leasing of equipment in the Ordinary Course and (B) sales to non-affiliated Persons in arms’-length transactions for not less than fair market value, not less than book value, and not in excess of $50,000 individually or $250,000 in the aggregate, other than sales of products and assets in the Ordinary Course;

(xi)	mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien (other than Permitted Liens), any Santa Fe Assets;

(xii)

pay, discharge, or satisfy any material Liabilities if such payment, discharge, or satisfaction would require any material payment, other than the payment, discharge, or satisfaction of liabilities or obligations in the Ordinary Course or in accordance with the terms of any Material Contract as in effect on the Signing Date, or compromise, settle, or grant any waiver or release relating to any Action;

(xiii)

except pursuant to the terms of any Material Contract as in effect on the Signing Date insofar as such agreement is referenced in Section 4.10, engage in any transaction with, or enter into any Contract with, directly or indirectly, any Santa Fe Affiliate (except that, for the purpose of this clause (xiii) only, the term Santa Fe Affiliate excludes any employee of any Santa Fe Entity, other than directors and executive officers thereof and other than any employees who share the same household as any such directors and executive officers);

(xiv)

except as required by Law, make, change, or revoke any material Tax election, change any annual Tax accounting period, adopt or change any Tax accounting method, file any Return in a manner that is materially inconsistent with past practice, amend any Return, enter into any closing or similar agreement, surrender any right to claim a refund, offset, or other reduction in Taxes, settle any claim made by any Governmental Entity relating to Taxes, consent to any extensions or waivers of the limitations period applicable to any claim for Taxes or Tax assessment, or enter into a Tax Sharing Agreement;

(xv)	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

(xvi)

incur or otherwise become liable with respect to any Indebtedness or enter into any Contracts that obligate any Santa Fe Entity to make cash expenditures in excess of $50,000 individually or $250,000 in the aggregate (except in connection with the purchase of products and equipment in the Ordinary Course);

(xvii)

enter into any Contract that materially restrains, limits, or impedes any Santa Fe Entity’s ability (or that would materially restrain, limit, or impede the ability of Santa Fe or any Santa Fe Subsidiary following the Effective Time) to compete with or conduct any business or line of business, including geographic limitations on any Santa Fe Entity’s activities (or the activities of Santa Fe or any Santa Fe Subsidiary following the Effective Time);

(xviii)

enter into any material Contract other than in the Ordinary Course, or modify or amend in any material respect, waive in any material respect, or assign any Santa Fe Entity’s rights or claims under, or terminate any material Contract to which any Santa Fe Entity is a party;

(xix)

cause or permit, by any act or failure to act, any material Permit to expire or to be revoked, suspended, or modified, or knowingly take any action that causes, or that is reasonably likely to cause, any Governmental Entity to institute proceedings for the suspension, revocation, or adverse modification of any material Permit;

(xx)	fail to maintain any material property in customary repair, order, and condition, consistent with current maintenance policies, ordinary wear and tear excepted;

(xxi)

fail to maintain in full force and effect the existing insurance policies covering Santa Fe Entities or their respective properties, assets, and businesses or replacement policies that are comparable in all material respects, or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its stated term;

(xxii)	enter into any Contract to take any of the actions otherwise prohibited by this Section 6.1(b);

(xxiii)	grant of any royalty or similar interest, or enter into any metal stream financing transaction;

(xxiv)

enter into any Contract or arrangement with respect to any swap, forward, future or derivative transaction, or any option or similar Contract or arrangement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions;

(xxv)	enter into any factoring Contract or arrangement with respect to its accounts receivable; or

(xxvi)	enter into any marketing Contract or arrangement.

(c)	Santa Fe shall comply, and Santa Fe shall cause Santa Fe Subsidiaries to comply, with the following:

(i)

During the Pre-Closing Period, Santa Fe shall operate Santa Fe Business in accordance with that certain interim operating plan as has been mutually agreed upon in good faith by Tyhee and Santa Fe (the “Operating Plan”), provided that the Santa Fe Board shall deem such actions in the best interests of Santa Fe.

(ii)

Santa Fe shall appoint and designate one of its executive or managing employees as the liaison officer to oversee and assist in the management of the business of Santa Fe during the Pre-Closing Period (the “Liaison Officer”), with powers and authority as set forth herein. Tyhee hereby appoints and designates Brian Briggs as its initial Liaison Officer.

(iii)

The Liaison Officer will be available at all reasonable times to communicate, confer and work directly with Santa Fe’s Chief Executive Officer, and with other Santa Fe employees as appropriate and as directed by Santa Fe’s Chief Executive Officer, and the Liaison Officer will also communicate directly with and respond to communications and requests from Santa Fe Board (or a designated committee of the Santa Fe Board) with regard to the management and operations of Santa Fe and the Transactions.

	(iv)	Without limiting Santa Fe’s obligations under Section 6.5, during the Pre- Closing Period, Santa Fe shall timely comply with all applicable filing and other requirements of the SEC.

(d)

For avoidance of doubt, and notwithstanding Santa Fe’s obligations under Section 6.1(a) and 6.1(b), the terms of the Operating Plan and the provisions of Section 6.1(c), the business and affairs of Santa Fe shall remain under the direction of Santa Fe Board (or a designated committee of the Santa Fe Board).

(e)

During the period commencing on the Signing Date and ending on February 15, 2014, Tyhee shall use its Reasonable Best Efforts to advance to Santa Fe as principal under the Bridge Loan, such amounts as Santa Fe may reasonably require from time to time to meet the budgets approved by the committee established in accordance with the Bridge Loan; provided that, for greater certainty, such amounts so advanced shall not exceed $3,000,000.

(f)

During the Pre-Closing Period (and subject to completion of the Qualified Financing), Tyhee may in its sole discretion advance additional loans to Santa Fe on such terms and subject to such conditions as may be mutually agreed between Tyhee and Santa Fe, in response to reasonable funding requests by Santa Fe (collectively, the “Additional Bridge Loans”); provided, however, that before any amounts shall be advanced by Tyhee to Santa Fe under the Additional Bridge Loan, Santa Fe shall deliver to Tyhee: (i) letters from stockholders of Santa Fe, representing at least 30 percent of the outstanding shares of Santa Fe Common Stock, indicating the holders’ respective support for the Merger and intent to vote in favour thereof, and (ii) loan documentation in form and substance satisfactory to Tyhee in its sole discretion.

6.2	No Solicitation

Until this Agreement is terminated in accordance with its terms, Santa Fe and its affiliates will shut down any existing data rooms established to solicit offers for Santa Fe and will not solicit offers or any other expression of interest intended to result in a merger or acquisition of Santa Fe’s assets, and after the date hereof will not directly or indirectly through any officer, director, employee, representative, counsel, advisor or agent of Santa Fe or its affiliates, as the case may be, take any action to solicit, assist or encourage inquiries, submissions, proposals or offers from any person or entity other than the other party to this Agreement (a “Third Party”) relating to, and will not initiate, continue or otherwise participate in any discussions or negotiations with a Third Party regarding, or furnish to any Third Party any information with respect to, enter into any form of agreement, arrangement or understanding with any Third Party with respect to, or otherwise co-operate in any way with or assist to participate in, or facilitate or encourage any efforts or attempt by, any Third Party with respect to:

(a)	the direct or indirect acquisition or disposition of all or any of Santa Fe’s securities;

(b)

any amalgamation, merger, sale of all or any part of its assets, take-over bid, tender offer, plan of arrangement, issuer bid, reorganization, dividend or distribution, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving Santa Fe and all or any material part of its assets; or

(c)	any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any of (a), (b) or (c) being a “Competing Transaction”);

provided, however that Santa Fe shall not be prohibited from considering, discussing, negotiating or providing any information (including access to its management) to a Third Party in respect of a bona fide unsolicited proposal to the Santa Fe Board or the Santa Fe shareholders, that the Santa Fe Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor), that such proposal or offer constitutes a Superior Proposal (as defined below), (ii) determined, in its good faith judgment upon the receipt of advice of independent legal counsel, that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Santa Fe and its shareholders under applicable Law, (iii) provided written notice to Tyhee of its intent to furnish information or enter into discussions with such person at least five (5) Business Days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting it from satisfying its obligations under this Agreement). Santa Fe shall promptly notify Tyhee (within no more than 48 hours) of the communication or receipt of any information relating to any Competing Transaction, any request for information that could reasonably be expected to be related to a Competing Transaction or any request for discussions or negotiations that could reasonably be expected to be related to a Competing Transaction, indicating, in connection with such notice, the identity of the person making such proposal or request and the material terms and conditions thereof. Santa Fe shall keep Tyhee reasonably informed on a current basis (within no more than 48 hours) of any material developments in the status and terms of such proposal or request (including whether such Competing Transaction proposal has been withdrawn or rejected and any material change to the terms thereof) and shall concurrently provide Tyhee with copies of any material written information or materials that it provides to the person making the request therefor that have not previously been provided to Tyhee.

Except as set forth in this Section 6.2, the Santa Fe Board (or any committee thereof) shall not approve or recommend, or cause or permit Santa Fe to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Santa Fe Board determines, in its good faith judgment prior to receipt of approval of the Merger from its shareholders and after receipt of legal advice of independent legal counsel, that it is required to do so to comply with its fiduciary obligations under applicable Law, the Santa Fe Board may recommend a Superior Proposal, but only (i) after providing written notice to the Tyhee Board (a “Notice of Superior Proposal”) advising it that the Santa Fe Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Santa Fe Board intends to approve or recommend, or cause or permit Santa Fe to enter into any letter of intent, agreement or obligation with respect to the Superior Proposal and the manner in which it intends (or may intend) to do so (any such action, an “Adverse Recommendation Change”), and (ii) if Tyhee does not, within five (5) Business Days of its receipt of the Notice of Superior Proposal, make an offer that the Santa Fe Board determines, in its good faith judgment (after having received the advice of a financial advisor) to be at least as favorable to its shareholders as such Superior Proposal. During the period from Tyhee’s receipt of the Notice of Superior Proposal until the end of such five (5) Business Day period, Santa Fe shall, if requested by Tyhee, negotiate in good faith with Tyhee to revise this Agreement so that the Competing Transaction that constituted a Superior Proposal no longer constitutes a Superior Proposal. Any disclosure that the Santa Fe Board may be compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations under applicable Law or Rule 14d-9 or 14e-2 under the Securities Exchange Act or to comply with any other applicable Law, will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Santa Fe Board in violation of this Section 6.2. Except as permitted in this Section 6.2, Santa Fe shall not submit to the vote of its shareholders any Competing Transaction, or propose to do so.

A “Superior Proposal” means an unsolicited written bona fide offer made by a Third Party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving Santa Fe pursuant to which the shareholders of Santa Fe immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any Person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Santa Fe), directly or indirectly, of ownership of a majority of the then outstanding Santa Fe Shares, in each case on terms (including conditions to consummation of the contemplated transaction) that the Santa Fe Board determines, in its good faith judgment (after having received the advice of independent legal counsel and a financial advisor), to be (A) more favorable to the shareholders of Santa Fe than the Merger (taking into account probability of closing and all other terms and conditions of such proposal and this Agreement and any changes to the financial terms of this Agreement proposed by Tyhee in response to such offer or otherwise), and (B) reasonably capable of being completed taking into account all legal, regulatory and other aspects of such and for which financing, to the extent required, is then committed.

6.3	Access to Information and Properties.

(a)

Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of Santa Fe and Tyhee (as the case might be, the “Permitting Party”) shall, and shall cause each of its Subsidiaries to, afford to the authorized representatives of the other Party (such other Party, the “Accessing Party”), including officers, employees, accountants, counsel, and other representatives of the Accessing Party, at the Accessing Party’s sole expense, reasonable access, during normal business hours during the Pre-Closing Period, to all of the Permitting Party’s properties (including owned or leased real property), Contracts, books, records, data, and personnel and, during the Pre-Closing Period, the Permitting Party shall, and shall cause Permitting Party’s Subsidiaries to, make available to the Accessing Party all information concerning the Permitting Party’s business, properties, and personnel as the Accessing Party might reasonably request. Each Accessing Party shall not access and shall not review the foregoing information in a manner that interferes unreasonably with the operations of the Permitting Party or the Permitting Party’s Subsidiaries or that unreasonably interferes with the prompt discharge by the Permitting Party’s employees of their duties. Representatives of the Accessing Party (including, in the case of Tyhee, Tyhee Liaison Officer), when visiting the premises of the Permitting Party, will at all times conduct themselves in accordance with applicable local law and the reasonable policies and procedures of the Permitting Party.

(b)

Each of Santa Fe and Tyhee (as the case might be, the “Indemnifying Party”) shall indemnify and hold harmless the other Party and the other Party’s Subsidiaries (such other Party and such other Party’s Subsidiaries, collectively, the “Indemnified Parties”) from any and all Claims and Liabilities, including costs and expenses for the injury to or death of any of the Indemnified Party’s representatives and any loss or destruction of any property (including Claims or Liabilities for use of any property) resulting directly or indirectly from the action or inaction of any of the Indemnifying Party or the Indemnifying Party’s Subsidiaries, or their respective representatives, as applicable, during any visit to the business or property of the Indemnifying Party prior to the completion of the Merger (whether pursuant to Section 6.2(a) or otherwise), other than any such Claims and Liabilities arising out of or resulting from the negligence or willful misconduct of the representatives of the Indemnified Party or the Indemnified Party’s Subsidiaries. Each Indemnified Party is hereby made a third-party beneficiary of the rights that would be afforded under this Section 6.2(b) to such Indemnified Party as if such Indemnified Party were an original signatory hereto for such purposes (and only for such purposes).

(c)

During the Pre-Closing Period, Santa Fe shall, and shall cause each Santa Fe Subsidiary to, at the request of Tyhee or Tyhee’s representatives, (i) request such Santa Fe Entity’s customers, suppliers, lenders, and other creditors to be available to meet with Tyhee and Tyhee’s representatives and (ii) cooperate with Tyhee and Tyhee’s representatives in connection with such meetings and use Reasonable Best Efforts to facilitate such meetings.

(d)

A Party will not be required to provide access to or to disclose information (and will not be required to cause such Party’s Subsidiaries to provide access to or to disclose information) if such access or disclosure would violate or prejudice the rights of such Party’s customers, jeopardize any attorney-client privilege, or contravene any Law or any binding Contract entered into prior to the Signing Date. If such a circumstance arises, then Santa Fe and Tyhee shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(e)

During the Pre-Closing Period, Santa Fe shall grant Tyhee Liaison Officer full access to Santa Fe headquarters’ offices, and any other real property that any Santa Fe Entity leases as Tyhee Liaison Officer reasonably requests, and all Santa Fe books, records, and personnel during normal business hours, and shall permit Tyhee to host authorized Tyhee representatives at Santa Fe headquarters’ offices, including engineers, advisors and consultants, and lenders and financing sources, at Tyhee’s sole risk and expense (subject to Section 6.2(b)) and without unreasonably disrupting Santa Fe operations, in order to investigate and assess the management of any Santa Fe Entity, as Tyhee reasonably deems necessary or appropriate (a “Tyhee Investigation”). Santa Fe shall (and shall cause each Santa Fe Subsidiary to) cooperate with Tyhee in conducting any such Tyhee Investigation and, (ii) allow Tyhee full access to Santa Fe Entities’ respective businesses, Santa Fe Property, and Santa Fe Assets.

(f)

Notwithstanding anything in this Section 6.3 to the contrary, (i) no Party is obligated under Section 6.3 to disclose to any other Party or such other Party’s representatives, or grant such other Party or such other Party’s representatives access to, information that is within the possession or control of such first Party or such first Party’s Subsidiaries but that is not permitted to be disclosed to such other Party or such other Party’s representative pursuant to a binding confidentiality agreement with a third party without first obtaining the consent of such third party, and such other Party, to the extent requested by such first Party, shall use such other Party’s Reasonable Best Efforts to obtain any such consent.

(g)

No investigation by any Party or such Party’s representatives will (or will be deemed to) modify or constitute a waiver of any of the terms hereof (including any representation, warranty, obligation, acknowledgment, or condition hereunder).

6.4	Further Action; Reasonable Best Efforts.

(a)

Subject to the terms hereof, each Party shall use such Party’s Reasonable Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the Transactions, including using Reasonable Best Efforts to satisfy the conditions set forth in ARTICLE 7, to obtain, give, or make all necessary Consents, and to effect all necessary registrations and filings. Subject to the terms hereof, each Party shall furnish to the other Parties such necessary information and reasonable assistance as such other Parties reasonably request in connection with the foregoing, and shall provide the other Parties with copies of all filings made by such Party with any Governmental Entity or any other information supplied by such Party to a Governmental Entity, in each case that are filed or supplied in connection herewith.

(b)

Subject to the terms hereof, each Party shall (i) take all actions necessary to ensure that no state takeover Law or similar Law is or becomes applicable to the Transactions and (ii) if any state takeover Law or similar Law becomes applicable to the Transactions, take all action necessary to ensure that the Transactions can be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such Law on the Transactions.

(c)

Subject to the terms hereof, each Party shall use such Party’s Reasonable Best Efforts to prevent the entry of, and to cause to be discharged, vacated, or terminated, any order, decree, ruling, or injunction precluding, restraining, enjoining, delaying, or prohibiting consummation of the Merger. If any Governmental Entity issues any such order, decree, ruling, or injunction, or takes any other action that would have the effect of precluding, restraining, enjoining, delaying, or otherwise prohibiting the consummation of the Transactions, then, subject to the terms hereof, each Party shall use such Party’s Reasonable Best Efforts to have such order, decree, ruling, or injunction or other action declared ineffective as soon as practicable.

(d)

Each Party shall (i) give each other Party reasonable advance notice of all meetings with any Governmental Entity relating to the Merger, (ii) give each other Party (or such other Party’s outside counsel) an opportunity to participate in each of such meetings, (iii) provide each other Party with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions, and proposals) to or with a Governmental Entity relating to the Merger, and (iv) promptly provide each other Party with copies of all written communications to or from any Governmental Entity relating to the Merger.

(e)

Notwithstanding the foregoing provisions of this Section 6.4, no Tyhee Entity is hereby required to divest or hold separate or in trust (or submit to the imposition of any other conditions or restriction with respect to) any assets or operations of such Tyhee Entity or any of such Tyhee Entity’s Affiliates.

6.5	Proxy Statement; Form F-4; Stockholders’ Meeting.

(a)

As promptly as practicable after the execution and delivery hereof, the Parties shall cooperate in preparing and filing with the SEC, in connection with the Merger, a proxy statement (together with any amendments or supplements thereto, the “Proxy Statement”), the F-4 (in which the Proxy Statement will be included as a prospectus), and, if necessary, any other statement or schedule relating to this Agreement or the Transactions (each of the Proxy Statement, the F-4, and each such other statement or schedule, an “SEC Transaction Document”). Each Party shall use such Party’s Reasonable Best Efforts to furnish the information required to be included by the SEC in any SEC Transaction Document. Each Party shall give the other Parties and their respective counsel a reasonable opportunity to review and comment on the SEC Transaction Documents, including all amendments and supplements thereto, prior to such SEC Transaction Documents being filed with the SEC or disseminated to Santa Fe Common Stock Holders, and shall also give the other Parties and such counsel a reasonable opportunity to review and comment on all responses to requests for additional information and comments received from the SEC prior to revisions to such SEC Transaction Documents being filed with, or sent to, the SEC. Each Party shall use such Party’s Reasonable Best Efforts to cause the F-4 to be declared effective under the Securities Act as promptly as practicable after such filing, and Santa Fe shall as promptly as practicable after the F-4 is declared effective mail the Proxy Statement to Santa Fe Common Stock Holders.

(b)

If at any time prior to the Effective Time, any Party discovers any event or circumstance relating to any Party or any of such Party’s Affiliates, or any of such Party’s or such Affiliate’s officers or directors, that should be set forth in an amendment to the F-4 or a supplement to the Proxy Statement or other SEC Transaction Document, such Party shall promptly inform the other Parties thereof in writing, and the Parties shall cooperate in preparing and filing such amendment or supplement with the SEC, shall use their respective Reasonable Best Efforts to cause such amendment or supplement to become effective (if applicable) as promptly as possible, and, if necessary, shall mail such amendment or supplement to Santa Fe Common Stock Holders. Each Party shall ensure that all documents that such Party is responsible for filing with the SEC in connection with the Transactions complies as to form in all material respects with applicable requirements of the Securities Act and the Securities Exchange Act.

(c)

Santa Fe, acting through Santa Fe Board, shall, in accordance with its certificate of incorporation and bylaws, and applicable Law, promptly and duly call, give notice of, convene, and hold, as soon as practicable following the date upon which the F-4 becomes effective (and in no event later than 45 days after such date), a meeting of Santa Fe Common Stock Holders for the sole purpose of considering and taking action upon this Agreement (such meeting, including any reconvened meeting held following any postponement or adjournment thereof, the “Stockholder Meeting”), and shall, except as otherwise provided in Section 6.2, (i) recommend adoption hereof (the “Santa Fe Board Recommendation”) and include in the Proxy Statement such recommendation and (ii) use Santa Fe’s Reasonable Best Efforts to solicit and obtain such adoption and approval. Notwithstanding any Adverse Recommendation Change or the commencement, public proposal, public disclosure, or communication to Santa Fe of any Acquisition Proposal, or any other fact or circumstance, Santa Fe, acting through Santa Fe Board, shall submit this Agreement to Santa Fe Common Stock Holders at the Stockholder Meeting for the purpose of adopting this Agreement, with such disclosures as are required to be made by applicable Law; except that (x) any such statement or disclosure made that relates to an Acquisition Proposal will be deemed to be an Adverse Recommendation Change unless Santa Fe Board reaffirms Santa Fe Board Recommendation in such statement or disclosure (except that a mere “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Securities Exchange Act will not be deemed to constitute an Adverse Recommendation Change), and (y) Santa Fe shall not present for approval or adoption any Acquisition Proposal to Santa Fe Common Stock Holders at the Stockholder Meeting. Following any such Adverse Recommendation Change, Santa Fe is permitted to submit this Agreement to Santa Fe Common Stock Holders without a recommendation or with a negative recommendation, in which event Santa Fe Board is permitted to communicate the basis for its lack of a recommendation or negative recommendation to Santa Fe Common Stock Holders in the Proxy Statement or an appropriate amendment or supplement thereto.

(d)

As promptly as practicable after the execution and delivery hereof, Santa Fe shall provide to Tyhee (in such reasonable form requested by Tyhee), all information regarding Santa Fe Entities and Santa Fe securities that is required by the Corporations Act, the TSX Venture Listing Rules, and all regulatory guides of the Canadian Securities and Investments Commission application to the Transactions.

(e)

Santa Fe shall ensure, that none of the information that Santa Fe supplies that is ultimately included or incorporated by reference in (a) the F-4 (at the time the F-4 becomes effective under the Securities Act), (b) the Proxy Statement (on the date mailed to the stockholders of Santa Fe, at the time of the Stockholder Meeting, and at the Effective Time), or (c) any other document filed with any other Governmental Entity in connection herewith (at the time of such filing), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Santa Fe shall ensure that the Proxy Statement and the F-4 comply as to form in all material respects with the provisions of the Securities Exchange Act and the Securities Act, except that Santa Fe will have no liability with respect to statements made in the F-4 or in the Proxy Statement to the extent that such statements are based on information supplied by any Tyhee Entity for inclusion in the Proxy Statement or the F-4, respectively. Santa Fe shall ensure that none of the information that Santa Fe supplies that is ultimately included or incorporated by reference in any Tyhee Shareholder Meeting Notice of Meeting or in any document lodged with the TSX Venture or filed with any Governmental Entity will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)

Tyhee shall ensure that none of the information that Tyhee supplies that is ultimately included or incorporated by reference in (a) the F-4 (at the time the F-4 becomes effective under the Securities Act), (b) the Proxy Statement (at the date mailed to the stockholders of Santa Fe, at the time of the Stockholder Meeting, and at the Effective Time), or (c) any other document filed with any other Governmental Entity in connection herewith (at the time of such filing), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Tyhee shall ensure that the Proxy Statement and the F-4 comply as to form in all material respects with the provisions of the Securities Exchange Act and the Securities Act, except that Tyhee will have no liability with respect to statements made in the F-4 or in the Proxy Statement to the extent that such statements are based on information supplied to Tyhee or Merger Sub by Santa Fe for inclusion in the Proxy Statement or the F-4, respectively. Tyhee shall ensure that Tyhee Shareholder Notice of Meeting and documents to be lodged with the TSX Venture will comply as to form in all material respects with the provisions of the listing rules of the TSX Venture, Corporations Act, as applicable, except that no Tyhee Entity will have any liability with respect to statements made in Tyhee Shareholder Notice of Meeting or documents to be lodged with the TSX Venture to the extent that such statements are based on information supplied to any Tyhee Entity by Santa Fe for inclusion in Tyhee Shareholder Notice of Meeting or such documents.

6.6	Notification of Certain Matters.

(a)

Each Party shall promptly notify each other Party if at any time (a) any representation or warranty made by such Party hereunder would be untrue or inaccurate in any material respect if made at such time (without regard as to whether such representation or warranty expressly relates to the Signing Date) or (b) such Party fails to comply with or satisfy in any material respect any obligation to be complied with or satisfied by such Party hereunder. No such notification will (or will be deemed to) modify or result in the waiver of any representation, warranty, obligation, acknowledgment, or condition hereunder.

(b)

Each Party shall promptly notify each other Party of any event or circumstance that such Party becomes aware of that is reasonably likely, individually or taken together with all other events and circumstances known to such Party, to result in a Santa Fe Material Adverse Change or a Tyhee Material Adverse Change.

6.7	Directors’ and Officers’ Insurance and Indemnification.

(a)

After the Effective Time, Tyhee shall, and shall cause the Surviving Corporation to, subject to applicable Law, comply with Santa Fe’s obligations under Santa Fe’s certificate of incorporation and bylaws and the indemnification agreements between Santa Fe, on the one hand, and Santa Fe’s directors and officers as of or immediately prior to the Effective Time, on the other hand (such directors and officers, collectively, the “Covered Parties”), in each case as in effect immediately prior to the Effective Time and disclosed in Section 6.7 of the Santa Fe Disclosure Letter.

(b)

Prior to the Closing, Santa Fe shall purchase, and after the Effective Time the Surviving Corporation shall maintain, directors’ and officers’ liability insurance covering, for a period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the directors and officers of each Santa Fe Entity who are currently covered by Santa Fe’s existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the Signing Date; except that the aggregate of all premiums for such insurance is not required to exceed $50,000, in the aggregate, for such insurance on the Signing Date. If the aggregate of all premiums for such insurance exceeds such maximum amount, then the Surviving Corporation shall purchase as much coverage per policy year as is reasonably available for such maximum amount.

6.8	Publicity.

(a)

On the Signing Date, each of Tyhee and Santa Fe shall issue an individual press release with respect to the execution hereof and the Transactions, which releases shall be in a form satisfactory to both Tyhee and Santa Fe.

(b)

Except as required by applicable Law, prior to the Effective Time, Tyhee and Santa Fe shall consult with each other before issuing any press release, making any other public statement, or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions. Prior to the Effective Time, each Party shall not issue any press release or other public statement concerning the Transactions without first providing the other Parties with a written copy of the text of such release or statement and obtaining the consent of the other Parties to such release or statement (which consent the other Parties shall not unreasonably withhold, delay, or condition). The consent provided for in this Section 6.8 will not be required if the delay would preclude the timely issuance of a press release or public statement required by Law or applicable regulations, or if the delay exceeds twenty-four hours following transmittal to the Party or Parties whose consent is being sought of the written copy of the text of the subject news release or public statement. The provisions of this Section 6.8 will not be construed as limiting the Parties from communications consistent with the purposes hereof, including seeking the regulatory and stockholder approvals contemplated hereby.

6.9	No Current Market for Tyhee Securities in the United States.

	(a)	Santa Fe acknowledges and agrees that:

		(i)	there is currently no market in the United States for any Tyhee Securities to be issued in the Merger;

		(ii)	as soon as practicable following its eligibility to do so, Tyhee intends to take steps to terminate or suspend, as appropriate:

			(A)	its obligation, as a successor to Santa Fe under Securities Exchange Act Rule 12g-3, to file reports under Section 13(a) of the Securities Exchange Act; and

			(B)	its obligation to file reports under Section 15(d) of the Securities Exchange Act arising in connection with the filing of the Form F-4.

(b)

Promptly (after the initial filing of the F-4), Tyhee (with the assistance of Santa Fe) will apply for listing of the Tyhee Common Shares to be issued in the Merger on the OTCQX market, and shall use its Reasonable Best Efforts to obtain such listing prior to the Effective Time. Tyhee (with the assistance of Santa Fe) shall use its Reasonable Best Efforts to keep Santa Fe reasonably informed with respect to all material developments concerning the listing on the OTCQX market. Except as set forth herein, Tyhee will be under no obligation to seek listing of any other Tyhee Securities on a securities exchange or securities quotation system in the United States.

6.10	Santa Fe Options.

At the request of Santa Fe, Tyhee shall cooperate with Santa Fe to enter into a option contract with any one or more Santa Fe Option Holders, as designated by Santa Fe, with respect to one or more Santa Fe Options held by such Santa Fe Option Holder. The Parties shall use their respective reasonable efforts to ensure that the conversion of any Santa Fe Options that are intended to be “incentive stock options” (as defined in Section 422 of the Code) provided for in this Section 6.10 be affected in a manner consistent with Section 424(a) of the Code. At the request of Santa Fe, Tyhee shall cooperate with Santa Fe to take all corporate action necessary to effectuate this Section 6.10 and the terms of any such Santa Fe Option Contact.

6.11	Employee Benefits.

(a)

Following the Effective Time, Tyhee shall honor, fulfill and discharge and shall cause the Surviving Corporation to honor, fulfill and discharge in accordance with their terms all Benefit Plans (as in effect as of the Effective Time and that do not terminate as a consequence of the consummation of the Transaction); provided, however, that nothing herein shall prevent Tyhee or Surviving Corporation from amending or terminating any Benefit Plans in accordance with the terms of such plans.

(b)

Nothing contained in this Section 6.10 or any other provision of this Agreement shall (i) be construed to create any third-party beneficiary rights in any current, future or former employee (including dependents thereof) of Tyhee, Surviving Corporation, any Santa Fe Entity, or its ERISA Affiliate, or any person other than the parties to this Agreement or any right to employment or continued employment for any specified period, or to a particular term or condition of employment with Tyhee, the Surviving Corporation, any Santa Fe Entity or its ERISA Affiliate, (ii) require Tyhee, the Surviving Corporation, any Santa Fe Entity or its ERISA Affiliate to continue any specific Benefit Plans, (iii) be construed to establish, amend or modify any benefit or compensation plan, program, agreement or arrangement, or (iv) limit the ability of any Santa Fe Entity or its ERISA Affiliate, or following the Closing, Tyhee, the Surviving Corporation or any of their respective Subsidiaries, to amend, modify or terminate any Benefit Plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

6.12	Tax Matters.

Santa Fe and Tyhee shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value-added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Effective Time. Each of Merger Sub and Santa Fe shall pay, without deduction from any amount payable to holders of Santa Fe Common Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity (or for which its stockholders are primarily liable), which becomes payable in connection with the Merger.

6.13	Tax Structure; Plan of Reorganization.

Tyhee, Merger Sub and Santa Fe shall adopt this Agreement as a “plan of reorganization” within the meaning of United States Treasury Regulation section 1.368 -2(g) and to treat the Merger as a “reorganization” within the meaning of section 368(a)(1) of the Code. However, neither Tyhee, Merger Sub nor Santa Fe makes any representation, warranty or covenant to Santa Fe, any holder of Santa Fe Common Stock, or any other holder of any Santa Fe securities (including any holder of Santa Fe Options or regarding: (a) the qualification of the Merger as a “reorganization” within the meaning of section 368(a)(1) of the Code or (b) the United States federal income tax consequences to Santa Fe, any Santa Fe stockholder, or any other holder of Santa Fe securities (including any holder of Santa Fe Stock Options or Santa Fe Warrants) of the Merger. Without limiting the foregoing, the Parties shall cooperate in making such elections and filing such forms with appropriate tax regulators to the extent necessary to minimize adverse tax consequences to the Parties and their respective security holders.

ARTICLE 7
CONDITIONS

7.1	Conditions to Each Party’s Obligation To Effect the Merger.

The obligation of each Party to consummate the Transactions is subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by all of the Parties) of the following conditions:

(a)	this Agreement and the Transactions have been duly and validly approved and adopted by Santa Fe Required Vote;

(b)

no Governmental Entity has issued, enacted, enforced, entered, or promulgated (or deemed applicable to the Transactions) any Law that remains in effect at the time this condition is invoked, and no Governmental Entity of competent jurisdiction has taken any action that remains in effect at the time this condition is invoked, in each case that temporarily, preliminarily, or permanently restrains, precludes, enjoins, prevents, or otherwise prohibits the consummation of the Transactions, imposes any material restrictions on the Parties with respect to consummation of the Transactions, or makes the Transactions illegal (the occurrence of any of the foregoing, a “Transaction Restricting Event”); except that, prior to invoking this condition, the invoking Party must have first complied with such Party’s obligations under Section 6.4, including using such Party’s Reasonable Best Efforts to have any such Law or action vacated, lifted, or otherwise rendered ineffective;

(c)

the SEC has declared the F-4 effective under the Securities Act, the F-4 is effective immediately prior to the filing of the Certificate of Merger, no stop order suspending such effectiveness has been issued or is in effect, and no proceeding for such purpose is pending before or threatened by the SEC, and any and all necessary approvals under state securities Laws relating to the issuance or trading of Tyhee Common Shares to be issued in connection with the consummation of the Transactions have been received; and

(d)	this Agreement and the Transactions shall have received all required regulatory approvals, including, without limitation, the approval of the TSXV.

7.2	Conditions to the Obligation of Santa Fe to Effect the Merger.

The obligation of Santa Fe to consummate the Transactions is subject to the satisfaction (or waiver in writing by Santa Fe in its sole discretion) of the following conditions:

(a)

each representation and warranty that is qualified by materiality or by Tyhee Material Adverse Change is true and correct as written as of the Signing Date and as of the Closing Date as if made as of the Closing Date (except to the extent such representation or warranty expressly relates to an earlier date, in which case the truth and correctness of such representation or warranty will be measured on and as of such earlier date), and (ii) each representation and warranty set forth in ARTICLE 5 that is not qualified by materiality or by Tyhee Material Adverse Change is true and correct in all material respects as of the Signing Date and as of the Closing Date as if made as of the Closing Date (except to the extent such representation or warranty expressly relates to an earlier date, in which case the truth and correctness of such representation or warranty will be measured on and as of such earlier date);

(b)	each Tyhee Entity has performed and complied in all material respects with all of such Tyhee Entity’s obligations hereunder required hereby to be performed;

(c)	Tyhee shall have completed a Qualified Financing;

(d)	No Governmental Entity has commenced any investigation or any proceedings involving, or related to, Tyhee;

(e)

Each Tyhee Entity has performed and complied in all material respects with all of such Tyhee Entity’s obligations hereunder required hereby to be performed or complied with by such Tyhee Entity at or prior to the Closing;

(f)	Santa Fe has received a certificate signed on behalf of Tyhee by Tyhee’ Chief Executive Officer to the effect that the conditions in Sections 7.2(a) and (b) have been satisfied; and

(g)

The transactions contemplated by the Waterton Restructuring, the Sandstorm Restructuring and the IGS Restructuring shall have been consummated on substantially the same terms as set forth on, respectively, Exhibit B hereto, Exhibit C hereto, and Exhibit D hereto.

7.3	Conditions to Obligations of the Tyhee Entities to Effect the Merger.

The obligations of the Tyhee Entities to consummate the Transactions is subject to the satisfaction (or waiver in writing by the Tyhee Entities in their sole discretion) of the following conditions:

(a)

(i) each representation and warranty of Santa Fe set forth in ARTICLE 4 is true and correct in all material respects as of the Signing Date and as of the Closing Date as if made as of the Closing Date (except to the extent such representation or warranty expressly relates to an earlier date, in which case the truth and correctness of such representation or warranty will be measured on and as of such earlier date);

(b)	Santa Fe has performed and complied in all material respects with all of Santa Fe’s obligations hereunder required hereby to be performed or complied with by Santa Fe at or prior to the Closing;

(c)

Tyhee has received a certificate signed on behalf of Santa Fe by Santa Fe’s Chief Executive Officer and Chief Financial Officer to the effect that the conditions in Sections 7.3(a) and (b) above have been satisfied; and

(d)

The transactions contemplated by the Waterton Restructuring, the Sandstorm Restructuring and the IGS Restructuring shall have been consummated on substantially the same terms as set forth on, respectively, Exhibit B hereto, Exhibit C hereto, and Exhibit D hereto.

ARTICLE 8
TERMINATION

8.1	Termination.

Notwithstanding anything herein to the contrary, this Agreement can be terminated and the Merger can be abandoned at any time prior to the Effective Time, whether before or after obtaining Santa Fe Required Vote:

(a)	by the mutual written consent of Tyhee and Santa Fe;

(b)

by Tyhee, upon written notice to Santa Fe, if: (i) the Santa Fe Board shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to Tyhee its approval or recommendation of the Merger, or (ii) the Santa Fe Board shall have approved or recommended a Superior Proposal;

(c)	by Santa Fe, upon written notice to Tyhee, if Tyhee shall not have obtained funding for the full principal amount of the Bridge Loan no later than February 15, 2014;

(d)	by Santa Fe, upon written notice to Tyhee, in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 6.2;

(e)

by Tyhee or Santa Fe if the Santa Fe shareholders shall not have approved the Merger by the requisite vote at the Shareholders’ Meeting (as such Shareholders’ Meeting may be adjourned or postponed from time to time);

(f)	by Santa Fe or Tyhee, upon written notice to the other, if:

(i)

the Merger has not been consummated on or before May 30, 2014 (the “Outside Date”); provided, however, that any action or inaction by the Party seeking to terminate this Agreement pursuant to this Section 8.1(f)(i) is not the primary cause of the non-consummation of the Merger on or before the Outside Date; or

(ii)

any Transaction Restricting Event occurs and is in effect at the time of termination hereof, but only if the terminating Party first complies with such Party’s obligations under Section 6.4, including using such Party’s Reasonable Best Efforts to have any Law or action that has resulted in such Transaction Restricting Event vacated, lifted, or otherwise rendered ineffective;

(g)

by Santa Fe if a material breach of any representation or warranty or failure to perform any covenant or agreement on the part of Tyhee set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 7.2(a) not to be satisfied; provided that Santa Fe’s failure to fulfill any of its obligations or breach any of its representations or warranties under this Agreement has not been the primary cause of such condition not to be satisfied;

(h)

by Tyhee if a material breach of any representation or warranty or failure to perform any covenant or agreement on the part of Santa Fe set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Sections 7.3(a) not to be satisfied; provided that Tyhee’s failure to fulfill any of its obligations or breach any of its representations or warranties under this Agreement has not been the primary cause of such condition not to be satisfied;

(i)

by Tyhee, upon written notice to Santa Fe, if any Santa Fe Entity: (A) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for its or a substantial part of such Santa Fe Entity’s assets; (B) voluntarily commences any proceeding under any Debtor Relief Laws; (C) has any petition filed, or any proceeding commenced against it, in which an adjudication is made or order for relief is entered or that remains undismissed for a period of 30 days; (D) has a receiver, custodian, or trustee appointed for all or a substantial part of such Santa Fe Entity’s property; or (E) takes any action effectuating, approving, or consenting to any of the events described in the immediately foregoing clauses (A) through (D); except that Tyhee will not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if Tyhee is then in material breach of its obligations hereunder;

(j)

by Santa Fe, upon written notice to Tyhee, if any Tyhee Entity: (A) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for its or a substantial part of such Tyhee Entity’s assets; (B) voluntarily commences any proceeding under any Debtor Relief Laws; (C) has any petition filed, or any proceeding commenced against it, in which an adjudication is made or order for relief is entered or that remains undismissed for a period of 30 days; (D) has a receiver, custodian, or trustee appointed for all or a substantial part of such Tyhee Entity’s property; or (E) takes any action effectuating, approving, or consenting to any of the events described in the immediately foregoing clauses (A) through (D); except that Santa Fe will not be entitled to terminate this Agreement pursuant to this Section 8.1(j) if Santa Fe is then in material breach of its obligations hereunder; or

(k)	by Santa Fe, upon written notice to Tyhee, if a Qualified Financing has not been consummated by Tyhee on or before 5 P.M., Pacific time on March 15, 2014.

8.2	Santa Fe Termination Fee.

In the event:

(a)	Tyhee shall terminate this Agreement pursuant to Section 8.1(b);

(b)	Santa Fe shall terminate this Agreement pursuant to Section 8.1(d);

(c)	Tyhee shall terminate this Agreement pursuant to Section 8.1(h);

(d)	Tyhee shall terminate this Agreement pursuant to Section 8.1(i);

then in any such case Santa Fe shall pay to Tyhee a fee of $300,000 (the “Santa Fe Break Fee”). It is agreed by the parties that the Santa Fe Break Fee represents liquidated damages and a pre-estimate of the damages Tyhee will suffer or incur as a result of the event giving rise to such damages and the non-completion of the transaction contemplated herein.

8.3	Tyhee Termination Fee.

In the event Santa Fe shall terminate this Agreement pursuant to

(a)	Section 8.1(g);

(b)	Section 8.1(j); or

(c)	Section 8.1(k) for reasons other than Tyhee’s failure to consummate a Qualified Financing because:

(i)

there develops, occurs or comes into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including terrorism) or any law or regulation which, in the opinion of the lead underwriter or lead agent engaged by Tyhee to effect the Qualified Financing (or if no such underwriter or agent is engaged, any arm’s length financial advisor engaged by Tyhee in connection with the Qualified Financing) acting reasonably, materially adversely affects or involves, or might reasonably be expected to materially adversely affect or involve, the financial markets or the business, operations or affairs of the Tyhee Entities, taken as a whole; or

(ii)	the price of gold, as reported by COMEX, falls below $900 per troy ounce for ten consecutive trading days;

then in any such case Tyhee shall pay to Santa Fe a fee of $300,000 (the “Tyhee Break Fee”), as promptly as reasonably practicable by wire transfer of immediately available funds to a bank account designated to Tyhee by Santa Fe. It is agreed by the parties that the Santa Fe Break Fee represents liquidated damages and a pre-estimate of the damages Tyhee will suffer or incur as a result of the event giving rise to such damages and the non-completion of the transaction contemplated herein.

8.4 Certain Obligations of Santa Fe Upon Termination; Tyhee Conversion Right

In the event that this Agreement is terminated pursuant to Section 8.1(b), (d), (f), (h) or (i), Santa Fe shall, no later than five calendar days following the effective date of termination of this Agreement, pay to Merger Sub (or, at the option of Tyhee, set off against the Tyhee Break Fee, if applicable) by wire transfer of immediately available funds to a bank account designated to Santa Fe by Tyhee:

(a)	all principal and interest outstanding under the Bridge Loan and the Additional Bridge Loans (if any); and

(b)

all reasonable direct out of pocket costs incurred by Tyhee in connection with financing transactions undertaken (but not necessarily consummated) to facilitate and fund the Bridge Loan and the Additional Bridge Loans (if any), supported by invoices and other evidence reasonably acceptable to Santa Fe (including, without limitation: legal fees and disbursements; fees, commissions and any other amounts paid or reimbursed to financial advisors, brokers, dealers and finders participating in such financing transactions; and fees paid to the TSXV and any other regulatory authority having jurisdiction);

provided, however, that Merger Sub shall have the option, exercisable in its sole discretion, to convert all or a portion of the amounts referred to in Section 8.4(a) and Section 8.4(b) into fully paid and non-assessable Santa Fe Shares at a conversion price equal to the Santa Fe VWAP for the twenty consecutive trading days ending on the date immediately preceding the date of conversion. This conversion option will be subject to, and conditional upon, compliance by Tyhee and Santa Fe with all applicable Laws. Santa Fe hereby represents and warrants that no stockholder or regulatory approvals are required in respect of such conversion. Tyhee acknowledges and agrees that such option and the Santa Fe Shares issuable upon exercise thereof have not been and will not be registered under the Securities Act. Accordingly, the Santa Fe Shares will be issued as “restricted securities” (as defined in Rule 144 under the Securities Act), and will be represented by one or more definitive share certificates bearing a U.S. restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

In the event that this Agreement is terminated pursuant to Section 8.1(c), Santa Fe shall, no later than five calendar days following the effective date of termination of this Agreement, pay to Merger Sub by wire transfer of immediately available funds to a bank account designated to Santa Fe by Tyhee all principal outstanding under the Bridge Loan (if any).

8.5	Force Majeure.

A Party shall not be deemed in default of this Agreement, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations (excluding payment obligations) due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, boycott, a material decline in the price of gold, or other similar events beyond the reasonable control of the Party, provided that the Party relying upon this provision:

(a)	gives prompt written notice thereof, and

(b)	takes all steps reasonably necessary to mitigate the effects of the force majeure event.

If a force majeure event extends for a period in excess of 30 days in the aggregate, either Party may immediately terminate this Agreement upon written notice, in which event Santa Fe shall pay to Tyhee all amounts outstanding under the Bridge Loan and the Additional Bridge Loans (if any), as promptly as reasonably practicable by wire transfer of immediately available funds to a bank account designated to Santa Fe by Tyhee.

8.6	Expenses.

Except as otherwise provided herein, if this Agreement is terminated pursuant to and in accordance with this ARTICLE 8, then this Agreement will immediately become void, with no liability or obligation on the part of the Parties or their respective employees, officers, directors, shareholders, representatives, advisors, agents or Affiliates; except for those obligations created pursuant to the terms of the Bridge Loan and the Additional Bridge Loans (if any).

ARTICLE 9
MISCELLANEOUS

9.1	Definitions.

Capitalized terms used and not otherwise defined herein have the respective meanings given to them in Schedule I.

9.2	Notices.

To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval, or other communication (any of the foregoing, a “Notice”) that is given pursuant hereto:

(a)

must be in writing and will be deemed given only as follows: (i) on the date established by the sender as having been delivered personally; (ii) on the date delivered to the recipient Party by a private, internationally recognized, overnight courier, as established by the sender by evidence obtained from the courier; (iii) if sent by facsimile to the recipient Party, then upon confirmation of transmission thereof and (1) if such transmission is received during normal business hours of the recipient, then on the date of such transmission as indicated in such confirmation, and (2) if such transmission is not received during normal business hours of the recipient, then on the next Business Day after the date of such transmission as indicated in such confirmation; (iv) if a Notice is delivered in portable document format (.pdf) as an attachment to an email addressed to a recipient Party, then at the time at which the confirmation of receipt is generated by the recipient Party opening the email message (and creating a record of receipt of the transmission) or receipt of such email message is otherwise acknowledged by the recipient Party; and

(b) must be addressed (depending upon the method of notice) as follows:

If to Santa Fe, then to:

Santa Fe Gold Corporation
6100 Uptown Blvd NE, Suite 600
Albuquerque, New Mexico 87110, USA
Attention: W. Pierce Carson

With a required copy (the delivery of which will not constitute notice to Santa Fe) to:

The Jordaan Law firm, PLLC
53131 McKinney Ave, Suite 600
Dallas, Texas 75204
Attention: Jakes Jordaan, Esq.
Email: jakes@jordaanlaw.com

If to any Tyhee Entity, then to:

Tyhee Gold Corp.
Suite 401 - 675 West Hastings Street
Vancouver, British Columbia V6B 1N2 Canada
Attention: Brian K. Briggs
Email:

with a required copy (the delivery of which will not constitute notice to such Tyhee Entity) to:

McMillan LLP
Royal Centre, 1055 West Georgia Street
Suite 1500, PO Box 11117
Vancouver, British Columbia
Attention: Cory Kent
Email:

Notwithstanding the foregoing contact information set forth in this Section 9.2, a Party is permitted to validly deliver a Notice pursuant hereto to such other address or to the attention of such other or additional Person or Persons as the recipient Party has specified by prior Notice (in accordance with this Section 9.2) to the sending Party (or, in the case of counsel, to such other readily, ascertainable business address as such counsel might hereafter maintain). If more than one method for sending Notice as set forth above is used, then the earliest notice date established as set forth in this Section 9.2 will control for purposes of determining when such Notice is deemed to have been given.

9.3	Amendments; Waivers.

(a)

This Agreement can be amended if, and only if, such amendment is in writing and is signed by each Party; except that, after Santa Fe Required Vote is obtained, this Agreement cannot be amended without the further requisite approval of Santa Fe’s stockholders if such amendment alters or changes (1) the Merger Consideration, or (2) any terms of the Transactions in a manner that materially and adversely affects, or would reasonably be expected to materially and adversely affect, Santa Fe’s stockholders.

(b)

No waiver by any Party of such Party’s rights, powers, or privileges hereunder, will be binding against any other Party. No such waiver by a Party, and no failure or delay by any Party in exercising any of such Party’s rights, powers, or privileges hereunder, will be enforceable against such Party unless such waiver was given in a written instrument signed by such Party. The waiver by any Party of any of such Party’s rights, powers, or privileges hereunder arising because of any claimed breach, default, or misrepresentation under or with respect to a provision hereof, whether intentional or not, will not thereby extend (and will not be deemed to thereby extend) to any prior separate or subsequent breach, default, or misrepresentation, respectively, by such Party or by another Party and will not affect in any way any rights, powers, or privileges arising by virtue of any such separate prior or subsequent occurrence. No single or partial exercise of a Party’s rights, powers, or privileges under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder or otherwise.

9.4	Remedies Cumulative.

Except as provided in ARTICLE 8, all rights and remedies hereunder are cumulative and in addition to, and not in lieu of, any other remedies available to any Party at law, in equity, or otherwise.

9.5	Expenses.

Except as otherwise expressly provided herein, Santa Fe, on the one hand, and the Tyhee Entities, on the other hand, shall bear their respective costs and expenses in connection with the negotiation, preparation, execution, and delivery hereof and of the Ancillary Documents, and in connection with the performance of such Party’s obligations hereunder, under the Ancillary Documents, and in connection with the Transactions, including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties, whether or not the Transactions are consummated. Each Party’s respective rights and obligations under this Section 9.5 are subject to any rights or obligations of such Party arising from an Order in respect of a Breach hereof by any Party.

9.6	Assignment.

Each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder or delegate any of such Party’s obligations hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void ab initio; except that, prior to the Closing and without obtaining the consent of Santa Fe, each Tyhee Entity is permitted to assign any of such Tyhee Entity’s rights hereunder or delegate any of such Tyhee Entity’s obligations hereunder to one or more of Tyhee’s direct or indirect Subsidiaries, on the conditions that (i) any such assignment does not affect the Merger Consideration or the obligations of Tyhee to provide for payment of the Merger Consideration and (ii) any such assignment does not delay or impede the consideration of the Transactions.

9.7	Governing Law.

This Agreement is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.8	Consent to Jurisdiction and Venue.

Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware for the purposes of any suit arising out of, or relating to, this Agreement or any of the Transactions. Each Party (a) hereby irrevocably and unconditionally waives any objection to the laying of venue of any suit arising out of this Agreement or any Transaction in the State of Delaware, and (b) hereby irrevocably and unconditionally waives any objection that such Party might now or in the future have, and shall not plead or claim, that any such suit brought in the State of Delaware has been brought in an inconvenient forum. A judgment in any suit is permitted to be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

9.9	Counterparts.

Each Party is permitted to execute this Agreement in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Each Party is permitted to deliver this Agreement to the other Parties by means of delivery of one or more counterpart signature pages via facsimile or as an attachment in portable document format (.pdf) to an email addressed to the recipient Party. Any photographic copy, photocopy, or similar reproduction of this Agreement, any electronic file of this Agreement in portable document format (.pdf), or any copy of this Agreement delivered by facsimile transmission, in each case with all signatures reproduced on one or more sets of signature pages, will be considered as if it were manually executed.

9.10	No Third-Party Beneficiaries.

Except as provided in Section 6.3(b), no provision hereof is intended to confer, will not confer, and will not be deemed to confer benefits, rights, or remedies upon any Person other than upon the Parties, their respective successors, and their respective permitted assigns.

9.11	Entire Agreement.

This Agreement and the Ancillary Documents (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and the Transactions, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and the Transactions, and (c) supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties, whether oral or written, with respect to the subject matter hereof and the Transactions.

9.12	Captions.

Titles, captions, and headings included herein are for convenience of reference only and do not affect the meaning, construction, or interpretation hereof or of any provision hereof.

9.13	Severability.

If any portion or provision hereof is to any extent determined to be illegal, invalid, or unenforceable by a court of competent jurisdiction, then the remainder hereof, and the application of such portion or provision in circumstances other than those as to which it is so determined to be illegal, invalid, or unenforceable, as applicable, will not be affected thereby. Without limiting the generality of the immediately foregoing sentence, if any portion or provision hereof is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal, or functional coverage, then such provision will be deemed to extend only over the maximum geographic, temporal, and functional scope as to which such court determines it is permitted to be enforceable.

9.14	Interpretation; Construction.

(a)

Except as otherwise expressly provided this Agreement (including the definitions provided in Schedule I): (i) in instances in which a word or phrase is defined herein, each of the other grammatical forms of such word or phrase has a correlative meaning; (ii) the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto,” “herewith,” and words of import similar to any of the foregoing are to be construed to refer to this Agreement as a whole and not to any particular Section or provision of this Agreement; (iii) a reference herein to an “Article,” “Section,” “Schedule,” “Exhibit,” preamble, or recital is a reference to an article, section, schedule, exhibit, preamble, or recital, respectively, of or to this Agreement; (iv) the words “include,” “includes,” and “including” as used herein are deemed to be followed by the words “without limitation” and the canon of construction ejusdem generis is not to be applied with respect to the construction thereof; (v) the term “Dollars” and the symbol “$” mean United States dollars; except that the symbol “Cd$” means Canadian dollars; (vi) all accounting terms used herein and not defined herein have the respective meanings given to them under GAAP; (vii) the word “Affiliate” when used herein has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act; and (viii) the phrase “beneficial ownership” and words of similar import when used herein have the meaning ascribed to them in Rule 13d-3 under the Securities Exchange Act.

(b)

Unless otherwise expressly provided herein: (i) any reference to a Contract (including this Agreement) and all other contractual instruments is a reference to such Contract or instrument (including all exhibits, schedules, annexes, indices, appendices, and other attachments thereto) as the same may be amended or otherwise modified in accordance with the terms thereof, in each case through the Signing Date, except that the rule of construction set forth in this clause (i) does not apply to Contracts that are listed or that are required to be listed in any Disclosure Letter; and (ii) any reference to a Law is a reference to all statutory and regulatory provisions and rules consolidating, amending, replacing, supplementing, or interpreting such Law, in each case through the Signing Date.

(c)

If a Party has an obligation hereunder to not permit another Person to take any action, then such Party is deemed to have a concurrent obligation to cause such other Person, to the extent such Party is capable of exercising Control over the actions of such other Person, to cease taking such action (if applicable) and to refrain from taking such action.

(d)

(d) The Parties have participated jointly in the negotiation and drafting hereof, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship hereof is not to affect the construction and interpretation hereof.

9.15	Time is of the Essence.

Time is of the essence with respect to all dates and time periods set forth or referred to herein.

9.16	Signed Writings.

Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes hereof.

9.17	Business Day.

If any date by which an action is to be taken hereunder falls on a date that is not a Business Day, then such date is deemed to refer to the first Business Day after such date.

9.18	Attachments.

All attachments hereto (including all schedules, exhibits, annexes, appendices, and indices hereto) are made a part hereof.

9.19	Equitable Relief.

Each Party acknowledges that the rights of each other Party hereunder and with respect hereto are special, unique, and of extraordinary character and that, if a Party breaches or threatens to breach any of such Party’s obligations hereunder, then each other Party (a) might experience irreparable harm as a result thereof and might be without an adequate remedy at law with respect thereto and (b) is permitted (except to the extent the satisfaction of such obligation has been waived by such non-breaching Party in accordance with the terms hereof), in addition to any remedies for damages or other relief, to institute and prosecute an action in any court of competent jurisdiction (subject to Section 9.8) for equitable relief (including specific performance, a temporary restraining order, and an injunction), without the requirement to post a bond.

9.20	Effectiveness.

This Agreement will become effective as of the Signing Date only when each Party has delivered a counterpart signature page signed by such Party to each other Party.

9.21	Relationship.

Nothing herein creates or implies (and will not create or imply): (a) a partnership, joint venture, or other commercial relationship between the Parties; (b) the authority for any Party to act as the agent or representative of any other Party; (c) an agreement or commitment by any Party to sell, license, purchase, acquire, develop, or use the products or services of any other Party; or (d) an encouragement to any Party to expend funds or other resources in the development of products or services.

9.22	Survival.

The representations and warranties of each Party made herein or in any Disclosure Letter, certificates or other documents delivered prior to or as of the Effective Time will survive until (but not beyond) the Effective Time. The Tyhee Entities’ respective obligations (and the obligations of the Surviving Corporation after the Merger) will survive the Effective Time without limitation (except for those obligations that, by their express terms, contemplate a shorter survival period).

9.23	No Other Representations or Warranties.

(a)

Except for the representations and warranties contained in ARTICLE 4, neither Santa Fe nor any other Person makes, and Santa Fe disclaims, any other representations or warranties (whether express or implied) on behalf of any Santa Fe Affiliate in connection with this Agreement or the Transactions. Santa Fe disclaims all liability or responsibility for any other statement or information made or communicated (orally or in writing) to Merger Sub, Tyhee, their Affiliates or any stockholder, officer, director, employee, representative, consultant, attorney, agent, lender, or other advisor of Merger Sub, Tyhee or their Affiliates (including any opinion, information, or advice that might have been provided to any such person by any representative of Santa Fe or any other Person or contained in the files or records of Santa Fe), wherever and however made, including any projections, forecasts, or other estimates, plans or budgets of future revenues, expenses or expenditures, and results of operations.

(b)

Except for the representations and warranties contained in ARTICLE 5, neither Tyhee, Merger Sub, nor any other Person makes, and Tyhee and Merger Sub disclaims, any other representations or warranties (whether express or implied) on behalf of any Tyhee Affiliate in connection with this Agreement or the Transactions. Tyhee and Merger Sub disclaims all liability or responsibility for any other statement or information made or communicated (orally or in writing) to Santa Fe, any Santa Fe Affiliate, or any stockholder, officer, director, employee, representative, consultant, attorney, agent, lender, or other advisor of Santa Fe or any Santa Fe Affiliate (including any opinion, information, or advice that might have been provided to any such person by any representative of Tyhee, Merger Sub, or any other Person or contained in the files or records of Tyhee or Merger Sub), wherever and however made, including any projections, forecasts, or other estimates, plans or budgets of future revenues, expenses or expenditures, and results of operations.

[Signatures on following page.]

     IN WITNESS WHEREOF the parties have executed this Agreement and Plan of Merger.

SANTA FE GOLD CORPORATION

By:	/s/ W. Pierce Carson
Authorized Signing Officer

TYHEE:

TYHEE GOLD CORP
By:	/s/ Brian K. Briggs
Authorized Signing Officer
Brian K. Briggs
CEO/President

MERGER SUB:

TYHEE MERGER SUB, INC.

By:	/s/ Brian K. Briggs
Authorized Signing Officer

SCHEDULE I

DEFINITIONS

The following terms have the following definitions:

“Accessing Party” has the meaning set forth in Section 6.3(a) .

“Action” means any suit, arbitration, audit, citation, summons, subpoena, hearing, investigation, inquiry, or other proceeding by or before any Governmental Entity or arbitrator (in each case whether civil, criminal or regulatory, whether at law or in equity, and whether sounding in contract, tort, or otherwise).

“Acquisition Proposal” means any proposal or offer with respect to (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Santa Fe, (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 15% voting or economic interest in Santa Fe, or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of Santa and its Subsidiaries taken as a whole (including stock of the Subsidiaries of Santa Fe).

“Additional Bridge Loans” has the meaning set forth in Section 6.1(f).

“Adverse Recommendation Change” has the meaning set forth in Section 6.2.

“Affiliate” has the meaning set forth in Section 9.14(a).

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Carson Employment Agreement, the Exchange Agreement, the Deposit Agreement, and the other documents executed and delivered to one or more Parties by one or more Parties in connection with the Transactions.

“Balance Sheet” has the meaning set forth in Section 4.7.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Basis” means any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that form or would reasonably be expected to form the basis for any specified consequence.

“Benefit Plan” means any qualified or non-qualified employee benefit plan, program, policy, practice, Contract or other arrangement, regardless of whether written, regardless of whether U.S.-based, including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA (including post-retirement medical and life insurance), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (regardless of whether such plan is subject to ERISA), including any multiemployer plan (as defined in Section 3(37) of ERISA) or multiple employer plan (as defined in Section 413 of the Code), any employment or severance agreement or other Contract, and any employee benefit, bonus, incentive, deferred compensation, profit sharing, vacation, stock, stock purchase, stock option, severance, change of control, fringe benefit, or other plan, program, policy, practice, or other Contract, regardless of whether subject to ERISA and regardless of whether funded, that provides benefits to any current or former employee, consultant, officer, or director of any Santa Fe Entity.

SC I - 1

“Blue Sky Laws” means applicable state laws and regulations governing or regulating the offer and sale of securities.

“Board” means, with respect to an Entity, the board of directors, board of managers, or similar governing body of such Entity.

“Book-Entry Shares” has the meaning set forth in Section 2.1(b).

“Bridge Loan” has the meaning set forth in the Recitals.

“Business Day” means any day other than Saturday, Sunday, any day on which banks are required or authorized by U.S. federal Law to close in the State of New York, or any day on which banks in Australia are required or authorized to close.

“Cease Trade Order” has the meaning set forth in Section 4.9(a).

“Certificate” has the meaning set forth in Section 2.1(b).

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Charter” means Santa Fe’s certificate of incorporation.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the Internal Revenue Code of 1986.

“Competing Transaction” has the meaning set forth in Section 6.2.

“Consent” means any consent, approval, verification, declaration, authorization, waiver, license, exemption, acknowledgement or order of, registration or filing with, or report or notice to, any Person.

“Contract” means any agreement, arrangement, commitment or instrument, written or oral, including any loan or credit agreement or other agreement evidencing Indebtedness, promissory note, bond, mortgage, indenture, guarantee, lease, sublease, license, agreement to render services, or other agreement, arrangement, commitment or instrument evidencing rights or obligations of any kind or nature, including all amendments, modifications, supplements and options relating thereto.

SC I - 2

“Corporations Act” means the Corporations Act 2001 (Cth).

“Covered Parties” has the meaning set forth in Section 6.7(a).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any State, or any other applicable foreign jurisdictions from time to time in effect.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, or other similar arrangements related to such transactions.

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Letters” means Santa Fe Disclosure Letter and Tyhee Disclosure Letter, collectively.

“Effective Time” has the meaning set forth in Section 1.2.

“Effective Time Santa Fe Common Shares” means, without duplication, the total number of shares of Santa Fe Common Stock outstanding as of immediately prior to the Effective Time.

“Employment and Withholding Taxes” means any U.S. federal, state or local or non-U.S. employment, unemployment, insurance, social security, disability, workers’ compensation, payroll, health care or other similar Tax and all Taxes required to be withheld by or on behalf of each of Santa Fe and its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the business or assets thereof.

“Entity” means any Person that is not a natural person.

SC I - 3

“Environmental Laws” has the meaning set forth in Section 4.12(a).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder or in connection therewith.

“ERISA Affiliate” means shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Agent” means a bank or trust company designated by Tyhee and reasonably satisfactory to Santa Fe.

“Exchange Agreement” means an exchange agent agreement, in form and substance reasonably satisfactory to Santa Fe, to be entered into prior to the Effective Time, between Tyhee and the Exchange Agent, appointing the Exchange Agent as agent for purposes of holding and distributing the Merger Consideration pursuant to the terms of this Agreement.

“Exchange Ratio” has the meaning set forth in Section 2.1(a)(i).

“F-4” has the meaning set forth in Section 4.4(b).

“FCPA” has the meaning set forth in Section 4.21(b).

“GAAP” has the meaning set forth in Section 4.5(b).

“Governmental Entity” means any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any federal, state, or local government, or any international, multinational, or other government, and any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative, or judicial authority of any of the foregoing, including the Canadian Federal Police, he Canadian Tax Office, the Canadian Securities and Investments Commission and the Canadian Crime Commission or the TSX Venture.

“Hazardous Substances” has the meaning set forth in Section 4.12(a).

“Holder” means a Santa Fe Common Stock Holder.

“IFRS” means International Financial Reporting Standards.

“IGS Restructuring” has the meaning set forth in the preamble to this Agreement.

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“Indebtedness” of any Person means any obligations consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or businesses, including “earn-out” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage, or other debt instrument or debt security, (d) commitments or obligations by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (e) payment obligations secured by a Lien, other than a Permitted Lien, on assets or properties of such Person, (f) obligations to repay deposits or other amounts advanced by and owing to third parties, (g) obligations under capitalized leases, (h) obligations under any interest rate, currency, or other hedging agreement or Derivative Transaction, (i) guarantees or other contingent Liabilities with respect to any amounts of a type described in the immediately foregoing clauses (a) through (h), and (j) any interest, fees and other expenses with respect to any of the foregoing.

“Indemnified Parties” has the meaning set forth in Section 6.3(b).

“Indemnifying Party” has the meaning set forth in Section 6.3(b).

“Ineligible Overseas Stockholder” has the meaning set forth in Section 2.1(a)(v).

“Intellectual Property” means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how or proprietary information, processes, formulae, products, technologies, discoveries, apparatus, Internet domain names, trade dress and general intangibles of like nature (together with goodwill), customer lists, confidential information, licenses, software, databases and compilations including any and all collections of data and all documentation thereof (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

“Knowledge”: (a) an individual will be deemed to have “Knowledge” of a particular fact or matter only if such individual has actual knowledge of such fact or matter or could have obtained knowledge of such matter after reasonable inquiry; and (b) an Entity will be deemed to have “Knowledge” of a particular fact or matter only if (i) any officer of such Entity has Knowledge of a fact or matter or (ii) any manager of such Entity who has primary responsibility for the substantive area or operations in question and who reports directly to any officer of such Entity has Knowledge of such fact or matter. Except as set forth in the immediately foregoing sentence, a Person will be deemed to not have “Knowledge” of a particular fact or matter.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Entity, or any listing agreement with or rule of any regulatory body, national securities exchange, or association.

“Letter of Transmittal” has the meaning set forth in Section 3.1(b)(i).

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“Liabilities” means any and all liabilities, debts, claims, losses, expenses, damages, fines, costs, deficiencies, obligations or commitments of any nature whatsoever (whether asserted or unasserted, disclosed or undisclosed, direct or indirect, known or unknown, absolute or contingent, determined or undeterminable, on- or off-balance sheet, liquidated or unliquidated, accrued or unaccrued, matured or unmatured, due or to become due, or otherwise, regardless of when asserted and whether or not resulting from third-party claims), including any liability for Taxes and any of the foregoing arising under any Law, Order, or Contract.

“Listing Rules” means the listing rules of the TSX Venture.

“Liaison Officer” has the meaning set forth in Section 6.1(c)(ii).

“Liens” means any mortgage, security interest, indenture, deed of trust, pledge, deposit, restriction, burden, lien, right of first refusal, right of first offer, charge, privilege, easement, right of way, reservation, option, preferential purchase right, right of a vendor under any title retention or conditional sale agreement, or other arrangement substantially equivalent thereto, in each case regardless of whether relating to the extension of credit or the borrowing of money.

“Lost Certificate” has the meaning set forth in Section 3.1(f).

“Material Adverse Change” means, with respect to a Party and relative to the applicable reference date, any change, effect, event, circumstance, or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse change on (a) the business, results of operations, or financial condition of such Party and such Party’s Subsidiaries or such Party’s business operations, in each case taken as a whole, or (b) the ability of such Party to perform such Party’s obligations hereunder or to consummate the Transactions, in each case on a timely basis; except that each of the following events and circumstances is deemed to not constitute a “Material Adverse Change” (unless, in the case of the following clauses (i) and (iii), such event or circumstance, as the case might be, disproportionately affects such Party and such Party’s Subsidiaries or such Party’s business operations, in each case taken as a whole, in an adverse manner, as compared to similarly situated businesses): (i) any change arising from changes in general business, economic, financial, credit, or market conditions in the industry or in any of the geographical areas in which such Party conducts such Party’s business operations; (ii) the Parties’ entry into this Agreement or the announcement of this Agreement or the Transactions, including any reduction of employees or customers resulting from the public disclosure hereof; and (iii) any acts of war, insurrection, sabotage, terrorism, or public enemy, or any national or international political or social conditions.

“Material Contract” means, with respect to Santa Fe, each Contract of the types described in Section 4.10(a), regardless of whether listed in Section 4.10(a) of the Santa Fe Disclosure Letter in effect as of or after the Signing Date, and, with respect to Tyhee, each Contract of the types described in Section 5.14(a), regardless of whether listed in Section 5.14(a) of Tyhee Disclosure Letter in effect as of or after the Signing Date.

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“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a)(iv).

“Merger Sub” has the meaning set forth in the preamble.

“Notice” has the meaning set forth in Section 9.2.

“OFAC” has the meaning set forth in Section 4.22(a).

“Operating Plan” has the meaning set forth in Section 6.1(c)(i).

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment, or arbitration award of a Governmental Entity.

“Ordinary Course” means (a) with respect to Santa Fe, the ordinary and usual course of normal day-to-day operations of Santa Fe Business through the Signing Date, consistent with past practice and (b) with respect to Tyhee, the ordinary and usual course of normal day-to-day operations of Tyhee Business through the Signing Date, consistent with past practice

“Organizational Documents” means, with respect to any Entity, such Entity’s certificate of incorporation, articles of incorporation, bylaws, articles of organization, constitution, partnership agreement, limited liability Santa Fe agreement, formation agreement, trust agreement, and other similar organizational documents of such Entity.

“Outside Date” has the meaning set forth in Section 8.1(f)(i).

“Parties” has the meaning set forth in the preamble.

“Permit” means any permit, license, waiver, concession, grant, registration, variance, exemption, authorization, operating certificate, franchise, order or approval issued by any Governmental Entity.

“Permitted Liens” means (a) Liens reserved against or identified in the Balance Sheet or Tyhee Balance Sheet, as the case may be, to the extent so reserved or reflected or described in the notes thereto, (b) Liens for Taxes, assessments or other governmental charges or levies that are not yet delinquent or due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established, (c) operators’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, or construction Liens (during repair or upgrade period) or other like Liens arising by operation of Law in the ordinary course of business or statutory landlord’s Liens, and (d) those Liens that, individually or in the aggregate with all other Permitted Liens with respect to a Party, do not and are not reasonably likely to materially interfere with the use or value of the properties or assets of such Party and such Party’s Subsidiaries and in each case taken as a whole as currently used.

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“Permitting Party” has the meaning set forth in Section 6.3(a).

“Person” means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, Santa Fe, unincorporated entity or Governmental Entity.

“Pre-Closing Period” means the period beginning on the Signing Date and ending on the earlier of (a) the Effective Time and (b) the effectiveness of the termination hereof in accordance with ARTICLE 6.

“Prohibited Person” has the meaning set forth in Section 4.22(a).

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Qualified Financing” means a sale by a Tyhee Special Purpose Vehicle (“SPV”) of at least US$20.0 million in the form of secured, Convertible Debentures as described in that certain Tyhee Press release dated November 26, 2013.

“Reasonable Best Efforts” means best efforts in accordance with reasonable commercial practices, without incurring unreasonable expense.

“Record Holder” means each holder of record of Santa Fe Common Stock.

“Resulting Tyhee Option” has the meaning set forth in Section 2.2(a).

“Resulting Tyhee Warrant” has the meaning set forth in Section 2.2(b).

“Return” means any return, estimated return, report, declaration, form, claim for refund, or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Sale Agent” has the meaning set forth in Section 2.1(a)(v).

“Sandstorm Restructuring” has the meaning set forth in the preamble to this Agreement.

“Santa Fe” has the meaning set forth in the preamble.

“Santa Fe Affiliate” means any Affiliate of Santa Fe.

“Santa Fe Assets” has the meaning set forth in Section 4.13.

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“Santa Fe Board” has the meaning set forth in Section 4.3(b).

“Santa Fe Board Recommendation” has the meaning set forth in Section 6.5(c).

“Santa Fe Business” means the collective business and operations of Santa Fe Entities as of the Signing Date.

“Santa Fe Break Fee” has the meaning set forth in Section 8.2.

“Santa Fe Capital Stock” has the meaning set forth in Section 4.2(a).

“Santa Fe Common Stock” has the meaning set forth in Section 4.2(a).

“Santa Fe Common Stock Consideration” means Tyhee Common Shares issuable to Santa Fe Common Stock Holders pursuant to Section 2.1(a).

“Santa Fe Common Stock Holder” means a Person directly holding one or more shares of Santa Fe Common Stock, in such Person’s capacity as a holder thereof (including Tyhee).

“Santa Fe Convertible Debentures” means those certain Santa Fe Convertible Debentures that are issued and outstanding as of the date hereof with a collective initial principal amount of [$5,250,000.00. ]

“Santa Fe Designated Director” means the ONE individual designated (pursuant to Santa Fe Designated Director Notice) by Santa Fe, but only if such individual (a) is acceptable to Tyhee to serve as a member of Tyhee Board upon the occurrence of the Effective Time, and has consented to serve pursuant to the compensation and indemnification terms approved by the requisite approval of Tyhee Board and, if required, the shareholders of Tyhee; and (b) is acceptable to the TSXV and has complied with all applicable policies of the TSXV.

“Santa Fe Designated Director Notice” means the notice that Santa Fe is required to provide to Tyhee pursuant to Section 1.6.

“Santa Fe Disclosure Letter” means the disclosure letter delivered by Santa Fe to Tyhee at or prior to the execution and delivery hereof.

“Santa Fe Entity” means Santa Fe or any Santa Fe Subsidiary.

“Santa Fe Financial Statements” means, collectively: (a) the consolidated balance sheet of Santa Fe as of June 30, 2013, and the related consolidated statements of (i) stockholders’ equity (deficit), (ii) operations and comprehensive loss, and (iii) cash flows, (including, in each case, the related notes, as applicable) included in Santa Fe’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC under the Securities Exchange Act; (b) the consolidated balance sheet of Santa Fe as of

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September 30, 2013, and the related consolidated statements of (i) operations and comprehensive loss, and (ii) cash flows, (including, in each case, the related notes, as applicable) included in Santa Fe’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC under the Securities Exchange Act; and (c) the consolidated balance sheet of Santa Fe as of November 30, 2013, and the related consolidated statements of (i) operations and comprehensive loss for the two month period ended November 30, 2013, and (ii) cash flows for the two month period ended November 30, 2013, (including, in each case, the related notes, as applicable) certified by each of Santa Fe’s Chief Executive Officer and Chief Financial Officer.

“Santa Fe Material Adverse Change” means a Material Adverse Change with respect to Santa Fe.

“Santa Fe Mineral Rights” has the meaning set forth in Section 4.8(a).

“Santa Fe Option” means an option to purchase Santa Fe Common Stock issued pursuant to Santa Fe Stock Plan.

“Santa Fe Property” has the meaning set forth in Section 4.8(a).

“Santa Fe Required Vote” has the meaning set forth in Section 4.3(a).

“Santa Fe SEC Documents” has the meaning set forth in Section 4.5(a).

“Santa Fe Stock Plan” has the meaning set forth in Section 2.2(a).

“Santa Fe Subsidiary” means and Subsidiary of Santa Fe.

“Santa Fe VWAP” means, for any date, the price of a Santa Fe Share determined by the first of the following clauses that applies: (a) if the Santa Fe Shares are then listed or quoted on a U.S. national securities exchange, the daily volume weighted average price of the Santa Fe Shares for such date (or the nearest preceding date) on such securities exchange on which the Santa Fe Shares is then listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30:01 a.m. (New York City time) to 4:00:00 p.m. (New York City time); (b) if the Santa Fe Shares are not then traded on a U.S. national securities exchange, the volume weighted average price of the Santa Fe Shares for such date (or the nearest preceding date) on the OTCQB; (c) if the Santa Fe Shares are not then quoted for trading on the OTCQB and if prices for the Santa Fe Shares are then reported in the OTC Pink Market, the average of the highest closing bid price and the lowest closing ask price per Santa Fe Share so reported; or (d) in all other cases, the fair market value of a share of Santa Fe Shares as determined by an independent appraiser selected in good faith by Tyhee and reasonably acceptable to Santa Fe, the fees and expenses of which shall be paid by Santa Fe.

“Santa Fe Warrant” means a warrant to purchase Santa Fe Common Stock.

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“SEC” means the United States Securities and Exchange Commission.

“SEC Transaction Document” has the meaning set forth in Section 6.5(a) .

“Secretary of State” has the meaning set forth in Section 1.2.

“Security” has the meaning given to such term in the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, together with the rules and regulations of the SEC thereunder.

“Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

“Signing Date” has the meaning set forth in the preamble.

“SOX” has the meaning set forth in Section 4.5(a).

“Stockholder Meeting” has the meaning set forth in Section 6.5(c).

“Superior Proposal” has the meaning set forth in Section 6.2.

“Surviving Corporation” has the meaning set forth in Section 1.1(a).

“Tax Sharing Agreement” has the meaning set forth in Section 4.11(d).

“Taxes” means (a) all taxes (whether United States federal, state or local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto, and (b) any obligations under any agreements or arrangements with respect to any taxes described in clause (a) above.

“Third Party” has the meaning set forth in Section 6.2.

“Transactions” has the meaning set forth in the Recitals.

“Transaction Restricting Event” has the meaning set forth in Section 7.1(b).

“TSX Venture” means the TSX Venture Exchange.

“Tyhee” has the meaning set forth in the preamble.

“Tyhee Affiliate” means any Affiliate of Tyhee.

“Tyhee Assets” has the meaning set forth in Section 5.17.

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“Tyhee Balance Sheet” has the meaning set forth in Section 5.7.

“Tyhee Board” has the meaning set forth in Section 5.3.

“Tyhee Break Fee” has the meaning set forth in Section 8.3.

“Tyhee Business” means the collective business and operations of Tyhee Entities as of the Signing Date.

“Tyhee Common Share” means an ordinary share issued by Tyhee as defined in Section 2.1(a)(i).

“Tyhee Common Share Holder” means a Person directly holding one or more Tyhee Common Shares, in such Person’s capacity as a holder thereof.

“Tyhee Common Share Issue Resolution” means the resolution to be put to Tyhee Common Share Holders to approve the issue of Tyhee Common Shares comprised in the Merger Consideration for the purposes of TSX Venture Listing Rule 7.1.

“Tyhee Disclosure Letter” means the disclosure letter delivered by Tyhee to Santa Fe at or prior to the execution and delivery hereof.

“Tyhee Entity” means Tyhee or any Tyhee Material Subsidiary.

“Tyhee Entities” has the meaning set forth in the preamble.

“Tyhee Financial Statements” means the financial statements included in Tyhee’s Annual Report for the year ended June 30, 2011.

“Tyhee Material Adverse Change” means a Material Adverse Change with respect to Tyhee.

“Tyhee Material Subsidiary” means and any Subsidiary of Tyhee that constitutes 20% or more of Tyhee’s consolidated revenue.

“Tyhee Mineral Rights” has the meaning set forth in Section 5.26(a).

“Tyhee Permits” has the meaning set forth in Section 5.8(c).

“Tyhee Property” has the meaning set forth in Section 5.26(a).

“Tyhee Securities” has the meaning set forth in Section 2.1(a)(i).

Tyhee SEDAR Documents” has the meaning set forth in Section 5.5(a).

“Tyhee Shareholder Meeting” means a meeting of Tyhee Common Share Holders to approve Tyhee Common Share Issue Resolution, and Tyhee Delisting Resolution.

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“Tyhee Shareholder Meeting Notice of Meeting” means the notice of meeting for Tyhee Shareholder Meeting.

“Tyhee Share” means a Tyhee Common Share.

“Tyhee Stock Option” means an option to purchase a single Tyhee Common Share, but excludes any right of any holder of indebtedness issued by Tyhee to convert such indebtedness into Tyhee Common Shares.

“Tyhee Subsidiary” means any Subsidiary of Tyhee.

“Tyhee Transaction Warrants” has the meaning set forth in Section 2.1(a).

“United States Treasury Regulation” means the rules and regulations promulgated pursuant to Section 7805 of the Code, including, but not limited to the Income Tax Regulations included in Title 26 of the U.S. Code of Federal Regulations.

“Waterton Restructuring” has the meaning set forth in the preamble to this Agreement.

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EXHIBIT A

Bridge Loan

BRIDGE LOAN AGREEMENT

THIS AGREEMENT is dated effective January ___, 2014.

AMONG:

SANTA FE GOLD CORPORATION
1128 Pennsylvania NE, Suite 200
Albuquerque, New Mexico 87110 USA
          (the “Borrower”)

AND:

TYHEE GOLD CORP.
Suite 401-675 West Hastings Street
Vancouver, British Columbia, Canada, V6B 1N2
          (the “Lender”)

     WHEREAS:

(A) The Lender and the Borrower intend to complete a transaction that will result in the acquisition by the Lender of all of the issued and outstanding shares of the capital stock of the Borrower through the merger of the Lender’s wholly owned subsidiary with the Borrower (the “Merger Transaction”);

(B) The Merger Transaction will be evidenced by an agreement to be entered into between the Lender and a newly formed United States subsidiary of the Lender, on the one hand, and the Borrower (the “Merger Agreement”), on the other hand;

(C) The Merger Agreement contemplates that upon written approval of the Lender, the Borrower may obtain a bridge loan in a principal amount of up to US$3,000,000 prior to completion of the Merger Transaction;

(D) The Borrower has requested, and the Lender has agreed to make, the bridge loan in the principal amount of US$3,000,000 available to the Borrower pursuant to the conditions of this Agreement;

(E) As a condition of the Lender providing such bridge loan, the parties have agreed to enter into this Agreement.

     NOW THEREFORE in consideration of the premises and the conditions and provisions contained herein, the receipt and adequacy of which consideration are hereby duly acknowledged, the Parties hereto agree as follows:

PART 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Definitions

1.1 Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a) “Agreement” means this Agreement and any instrument amending this Agreement, and “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to a particular article or section; and the expression “Part” or “Section” followed by a number means and refers to the specified part or section of this Agreement;

(b) “Borrower’s Obligations” means all present and future indebtedness, liabilities and other obligations (contingent or otherwise) of the Borrower to the Lender pursuant to this Agreement wheresoever and howsoever incurred;

(c) “Budget” means the capital and operating budget of the Borrower, on a consolidated basis, to be provided to the Lender for each month of the year, which shall consist of a detailed tabulation of (1) operating costs, related underlying cost drivers expressed in relevant units of consumption and units of output /outcome compiled by functional departments or sub-divisions thereof; and (2) capital expenses by functional departments; or any other method of compilation and tabulation prescribed by the Committee.

(d) “Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Vancouver, British Columbia are not open for business during normal banking hours;

(e) “Control” means with respect to a corporation, the ownership, directly or indirectly of securities of such corporation to which are attached more than 20% of the votes that may be cast to elect directors of such corporation or the possession, directly or indirectly, of the power to direct or cause to direct the management and policy of such corporation, whether through the ownership of its holding securities, through the exercise of voting rights in respect of such securities by proxies given by the owner of such securities, by contract or otherwise; and “Controls” and “Controlling” shall have the corresponding meaning;

(f) “Committee” means a Committee consisting of two representatives of the Lender and two representatives of the Borrower, who will review and approve advances of the Loan in accordance with Part 2, and may require the Borrower to revise the budget as deemed appropriate.

(g) “Escrow Agreement” means the escrow agreement entered into by the Lender, Fairfax Securities Corporation DBA Jett Capital, on behalf of certain noteholders, and McMillan LLP, as escrow agent, as a condition of the Offering;

(h) “Event of Default” means any of the events set out in Part 7 herein;

(i) “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interest in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

(j) “Financial Statements” means the unaudited consolidated and non-consolidated financial statements of the Borrower, as at the financial year end of the Borrower and consisting of at least the balance sheet and the accompanying statements of earnings, retained earnings and cash flow for the twelve month period then ended, prepared in accordance with generally accepted accounting principles and containing an engagement review report confirming the said financial statements have been reviewed by the external accountants of the Borrower;

(k) “Insolvency Law” includes the Bankruptcy and Insolvency Act (Canada), the Winding-Up Act (Canada), the Companies Creditors Arrangement Act (Canada), the Business Corporations Act (British Columbia), and any other applicable law of any jurisdiction which is, in whole or in part, of similar effect;

(l) “Lien” means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

(m) “Loan” means the bridge loan in the principal amount of US$3,000,000 provided for under this Agreement, including that set out under Section 2.1 below;

(n) “Offering” means the note offering pursuant to that certain trust indenture by and among the Lender, as issuer, Tyhee (N.W.T.) Corp., as guarantor, and Computershare Trust Company of Canada, as trustee, providing for the issue of up to the aggregate principal amount of US$5,000,000 senior secured notes of the Lender.

(o) “Parties” mean the Borrower and the Lender and “Party” means either of them;

(p) “Permitted Liens” means <>; [NTD: Santa Fe counsel to advise.]

(q) “Person” means any individual, corporation, partnership, trustee or trust or unincorporated association or such person’s heirs, executors, administrators or assigns, as the case may be, and pronouns shall have a similar extended meaning;

(r) “Waterton Debt” means the aggregate of the existing indebtedness of the Borrower to Waterton pursuant to one or more credit facilities made available by Waterton to the Borrower in accordance with that credit agreement dated ________________; and

(s) “Waterton” means Waterton Global Value, L.P.

Gender and Number

1.2 Words importing the singular include the plural and vice versa and words importing gender include both genders.

Headings

1.3 Part, Section and Subsection headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

Currency

1.4 All dollar amounts referred to in this Agreement are in US funds.

Generally accepted accounting principles

1.5 Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such principles are applied. Interpretation/drafting.

1.6 The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

Governing Law

1.7 This Agreement shall be governed by, and is to be construed and interpreted in accordance with, the laws of the Province of British Columbia and the laws of Canada as are applicable therein, but without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

Judgment Currency

1.8 If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into the currency of the jurisdiction giving such judgment (the “Judgment Currency”) an amount due in United States Dollars under this Agreement (the “Original Currency”), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgment Currency and the Original Currency between the Conversion Date and actual receipt by the Lender of the amount due to it hereunder or under such judgment, the Borrower shall, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Lender in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency. The Borrower’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due hereunder. The term “rate of exchange” as used in this Section means:

(a) for a conversion of United States Dollars to the Judgment Currency when the Judgment Currency is Canadian Dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of United States Dollars to Canadian Dollars;

(b) if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by <> on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

PART 2

THE LOAN

The Loan

2.1 The Lender hereby agrees to lend to the Borrower, upon the terms and subject to the conditions of this Agreement, the Loan for the purposes of providing the Borrower with sufficient capital to fund its day to day operations in accordance with the Budget for each month of the year, as approved by the Lender.

Advances

2.2 Subject to and upon the fulfilment of the conditions precedent contained in Part 5 and the conditions set out in this Section, the Loan shall be advanced to the Borrower in tranches in accordance with the Budget (each, an “Advance”). ‘

2.3 Prior to each Advance, the Committee will meet, which meeting shall be held within one week of the delivery of the monthly financial statements provided for under Section 4.1(c)(iv) to review the Budget and past expenditures. At such meeting, the Committee shall:

(a) review and determine whether all expenditures made during the prior month were made in accordance with the Budget; and

(b) consider whether any adjustments to the Budget may be required for the following month;

(c) receive written confirmation from the Borrower that it has not received any solicitation for a Competing Transaction (as defined in the Merger Agreement); and

(d) receive written confirmation from the Borrower that no event which would constitute a Transaction Restricting Event (as that term is defined in the Merger Agreement) has occurred and is continuing.

2.4 Each determination of the Committee shall be decided by a majority vote of the members. In the case of an equality of votes, the Lender’s representatives shall have a deciding vote.

2.5 Provided that:

(a) an Event of Default or another event that could, through the lapse of time, become an Event of Default, has not occurred and is continuing,

(b) the Borrower has not given notice under Section 6.2 of the Merger Agreement of its intent to furnish information in respect of a Competing Transaction and has provided the confirmation required under Section 2.3(c);

(c) a Transaction Restricting Event has not occurred;

(d) the Committee has determined that all expenditures made during the prior month were made in accordance with the Budget, and no adjustment to the Budget is required,

the Lender shall provide the next Advance to the Borrower in accordance with the schedule provided in the Budget.

2.6 The conditions to each Advance set out in Section 2.5 are for the sole benefit of the Lender, and may be waived only by the Lender. No Advance shall be made unless the conditions set out in Section 2.5 have been satisfied or waived by the Lender.

2.7 If the Committee determines that expenditures have been made by the Borrower that are not in accordance with the Budget, or that the Budget must be adjusted, then the Lender may, in its sole discretion, withhold the Advance, or alter the amount of the Advance in accordance with any Budget adjustment.

Interest on the Loan

2.8 The Loan shall bear interest at a rate of 2% per month (24% per annum) from the date of advance until the date of repayment (both before and after maturity, default or judgment and overdue interest both before and after default or judgment, at the said rate) and shall be payable monthly, not in advance. At the Lender’s option, interest payable may be deducted from any Advance.

Payment

2.9 The principal amount of the Loan shall be due and payable:

(a) upon termination of the Merger Transaction in accordance with the terms of the Merger Agreement or,

(b) if the Merger Transaction is completed, then following completion of the Merger Transaction, the Loan shall be converted to an intercompany loan and thereafter be due and payable on demand by the Lender; provided that in this instance, for so long as the Waterton Debt remains outstanding, the Loan shall not become due and payable until the earlier of: (a) the Borrower paying out in full the Waterton Debt, (b) the placement of $3,000,000 in equity into the Borrower, and (c) such time as the Borrower has obtained the prior written consent of Waterton.

Prepayment of Loan

2.10 The principal amount of the Loan, together with accrued and unpaid interest thereon, may be prepaid in whole or in part at any time and from time to time without penalty upon 7 days’ prior written notice to the Lender.

PART 3

REPRESENTATIONS AND WARRANTIES

Representations and Warranties

3.1 The Borrower represents and warrants to the Lender that:

(a) Corporate Power and Qualification

(i) it is duly incorporated and organized and validly subsisting under the laws of its jurisdiction of incorporation;

(ii) it has full corporate power and capacity to own or lease its properties and assets and to carry on its business as conducted on the date hereof; and

(iii) it is duly qualified to carry on business in all jurisdictions in which it carries on business and has all licenses, permits and approvals which are necessary or material to its business and operations to the extent required by such laws;

(b) Corporate Authority – The Borrower has full power, legal right and corporate authority to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c) Enforceability – This Agreement has been duly authorized and constitutes a valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms;

(d) Violation of Other Instruments; Consent – Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will violate or constitute a breach of or a default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree, order or law to which the Borrower is a party or by which its properties or rights are bound or affected; nor will such execution, delivery, or consummation result either in acceleration in the time for performance of any obligation by the Borrower or in the creation of any Lien or encumbrance upon any of the properties or rights of the Borrower (except as contemplated in this Agreement). No authorization, consent or approval of, or filing with or notice to, any party to any indenture, mortgage, lease, agreement or instrument to which the Borrower is a party or by which it is bound is required by reason of the transactions contemplated by this Agreement.

(e) Default Under Obligations – The Borrower is not in default in any respect (nor has any event occurred which, but for the lapse of time or the giving of notice, or both, would constitute a default in any material respect) under any obligation or under any licence or permit to own and/or operate its properties or assets or to carry on its business.

(f) Litigation – There are no suits, actions, litigation, arbitrations or governmental proceedings pending, or, to the best of the knowledge of the Borrower, threatened, against the Borrower;

(g) Guarantees – The Borrower is not party to or bound by any agreement of guarantee, indemnification, assumption, endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person, except as disclosed to the Lender or as contemplated by this Agreement;

(h) Conducting of Business – The Borrower has conducted and is conducting its business in compliance in all material respects, with all applicable laws, rules, and regulations of each jurisdiction in which it carries on or carried on business;

(i) Tax Returns – The Borrower has duly and timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interests and fines due and payable by it on or before the date hereof; the Borrower has withheld from each payment made to any of its past or present officers, directors and employees, amounts in respect of all taxes, (including but not limited to income tax), and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation; and

(j) Merger Agreement – The representations and warranties made by the Borrower that are set out under Article 4 of the Merger Agreement or in any certificate furnished under or in connection with the Merger Agreement, are incorporated into and form a part of this Agreement, and are true and correct on and as though made on and as of the date hereof.

Materiality and Survival of Warranties

3.2 All representations and warranties of the Borrower contained herein, and all representations and warranties contained in any certificate, agreement or material delivered hereunder shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or by its counsel or by any other representative of the Lender and shall survive the execution, delivery and performance of this Agreement and continue in full force and effect for the benefit of the Lender without limitation until the Loan has been repaid.

PART 4

COVENANTS OF THE PARTIES

Positive Covenants

4.1 So long as any of the Borrower’s Obligations shall be outstanding, the Borrower covenants and agrees:

(a) Corporate Existence – to maintain its corporate existence and all licences and authorizations from regulatory and governmental authorities or agencies required in order to permit it to carry on its business, diligently carry on and conduct its business only in the ordinary course and in a proper, efficient and business-like manner and promptly and accurately record in its books and records all material financial transactions, a true and complete record of all meetings or actions of its shareholders, directors and committees thereof and of all share transfers;

(b) Monthly Budget – to deliver to the Lender, within 10 days of the end of each month, the Budget for the following month;

(c) Financial Reports -

(i) as soon as is practicable, and in any event within 45 days of the end of each fiscal quarter of each fiscal year, to deliver to the Lender unaudited internal quarterly consolidated (to the extent applicable) and unconsolidated financial statements of the Borrower;

(ii) as soon as is practicable, and in any event within 90 days of the end of each fiscal year, to deliver to the Lender the Financial Statements for such fiscal year;

(iii) from time to time to deliver to the Lender such other information respecting the affairs and properties of the Borrower that may hereafter be acquired, as the Lender may reasonably request; and

(iv) as soon as is practicable, and in any event within 15 days of the end of each month, unaudited, management prepared financial statements of the Borrower, in form satisfactory to the Lender.

     All financial information delivered to the Lender pursuant to this Subsection 4.1(c) shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be accompanied by an officer’s certificate stating that no Event of Default, or no event which, but for the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing;

(d) Events of Default, etc. – upon becoming aware of the occurrence of any Event of Default or the existence of any condition or any event which, but for the giving of notice or lapse of time, or both, would constitute an Event of Default, to (i) immediately notify the Lender thereof and shall promptly do everything reasonably possible to cause such Event of Default or condition or event to be eliminated as quickly as possible and (ii) keep the Lender advised on a monthly (or, if requested by the Lender, more frequent) basis of the steps being taken to correct the situation, provided, however, that the provisions of this Subsection 4.1(d) shall not affect or impair the Lender’s rights pursuant to Part 7;

(e) Inspection – upon the request of the Lender, to permit the Lender, for the purposes of this Agreement or any other agreement or document herein provided for, by its agents, employees and representatives, to examine during normal business hours and without unreasonable disruptions, all relevant books of account, records, reports and other papers of the Borrower, and to make copies thereof and to take extracts therefrom, provided that all such information shall be held confidential by the Lender unless reasonably required by the Lender in the exercise of its rights under this Agreement;

(f) To pay taxes – to pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its assets or any part thereof, as and when the same become due and payable;

(g) Compliance with Applicable Laws – at all times to comply in all material respects with all applicable laws, rules, governmental restrictions, regulations, guidelines or directives, including all codes of conduct;

(h) Use of Loan Proceeds – to use the proceeds of the Loan only for the purposes set forth in Section 2.1 hereof; and

(i) Compliance with Merger Agreement – to at all times comply with the terms and conditions of the Merger Agreement.

Negative Covenants

4.2 So long as any portion of the Borrower’s Obligations shall remain outstanding, the Borrower covenants and agrees that, without the prior written consent of the Lender:

(a) Constating Documents – there shall be no change to the constating documents of the Borrower, nor shall it transfer out of the current jurisdiction of its incorporation;

 (b) Issuance of Shares – no shares in the capital stock of the Borrower (or securities convertible, exchangeable or exercisable into shares of the Borrower) shall be issued, save and except for issuance of shares in the Borrower to the Lender or as contemplated by the Merger Transaction;

(c) Lending and Guarantees – the Borrower shall not lend money to or invest money in any Person, whether by loan, acquisition of shares, acquisition of debt obligations or in any other manner whatsoever or guarantee, endorse or otherwise become surety for or upon the obligations of any other Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business;

(d) Acquisitions – the Borrower shall not acquire or invest in any securities issued by any Person or participate in any partnership or joint venture or the acquisition of any business assets or unincorporated business operations;

(e) Contract Material Changes – the Borrower shall not enter into any material transaction or transactions out of the ordinary course of business other than the Merger Transaction or enter into any material changes to the terms or provisions of any agreement which is material, unless otherwise agreed to in writing by the Lender;

(f) Dispositions – the Borrower will not convey, sell, lease, transfer or otherwise dispose of any of its assets unless otherwise agreed to in writing by the Lender, except for dispositions made in the ordinary course of business;

(g) Indebtedness – the Borrower shall not incur or otherwise become liable for any indebtedness (other than indebtedness to the Lender or indebtedness existing as at the date of this Agreement of which the Lender is aware), unless otherwise agreed to in writing by the Lender;

(h) Liens – the Borrower shall not create, assume or permit to exist any Lien upon any of its assets other than Permitted Liens;

(i) Restricted Payments – the Borrower shall not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof); and

(j) Non Arm’s Length Transactions – the Borrower shall not enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than office and administration services provided in the ordinary course of business), with any non-arm’s length party except upon fair and reasonable terms, which terms are not less favorable to the Borrower than it would obtain in an arm’s length transaction and, if applicable, for consideration which equals the fair market value of such property or the fair market rental as regards to leased property.

PART 5

CONDITIONS PRECEDENT

Closing

5.1 The advance of the Loan shall take place only upon the fulfilment of the following conditions, which conditions are included herein for the exclusive benefit of the Lender and may be waived in whole or in part only by it:

(a) Release of Escrow – The conditions for release of escrowed funds pursuant to the Escrow Agreement shall have been satisfied;

(b) Budget – The Lender shall have received and approved the Budget;

(c) Performance by the Borrower – The Borrower shall have performed and complied with all of the agreements and conditions required by this Agreement to be performed and complied with by it at or prior to any Advance;

(d) Accuracy of Representations and Warranties – All of the representations and warranties made by the Borrower pursuant to Section 3.1 shall be true and correct as at the advance of the Loan as well as being true and correct at the date hereof and no event shall have occurred and be continuing which, if it were to have occurred while any amount remained unpaid on the Loan, would have been an Event of Default or would have been an Event of Default after the giving of notice or the lapse of time, or both; and

(e) Legal Opinion – The Lender shall have received a favourable opinion of counsel to the Borrower dated as of the date hereof in form and substance satisfactory to the Lender and the Lender’s solicitors.

PART 6

REIMBURSEMENT OF LENDERS EXPENSES

6.1 The Borrower will pay for the Lender’s reasonable and documented legal fees and all other reasonable costs, charges and expenses of and incidental to the preparation, execution and completion of this Agreement, all as may be required by the Lender in its sole and absolute discretion, to complete this transaction contemplated hereby, and will also pay for the reasonable expenses of the Lender in connection with the Offering. The Borrower further covenants and agrees to pay all of the Lender’s reasonable and documented legal fees and all other reasonable costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder. All amounts will be payable upon presentment of an invoice. If not paid within 30 days of presentment of an invoice, subject to the consent of the Lender (which consent may be withheld in the Lender’s sole discretion), such amounts will be added to and form part of the principal amount of the Loan and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lender to the Borrower hereunder on such date. At the option of the Lender, such fees and expenses may be deducted from a future Advance.

PART 7

EVENTS OF DEFAULT

Events of Default

7.1 Notwithstanding anything herein contained, the Lender may demand immediate payment of the Borrower’s Obligations under this Agreement, and the same shall thereupon become immediately due and payable and failing payment of the same forthwith, the Lender may then proceed to enforce payment thereof by exercising any right, power or remedy permitted by this Agreement, or by law in such manner as the Lender may elect, without presentation, protest or further demand, or notice of any kind, all of which are hereby expressly waived, upon the happening of any one or more of the following events (herein in the singular called an “Event of Default” or in the plural called “Events of Default”):

(a) if the Merger Agreement, and the Merger Transaction contemplated thereby, is terminated;

(b) if the Borrower shall fail to pay any instalment of principal, interest or other amount on account of the Borrower’s Obligations which shall have become due and payable after five (5) days of the date such payment was due;

(c) if the Borrower shall fail to perform any of the other terms, conditions or covenants of this Agreement, after 10 days written notice to the Borrower from the Lender;

(d) if an order is made or a resolution is passed or other corporate action taken for the voluntary or involuntary winding-up, dissolution or liquidation of the Borrower or if a petition is filed or other process taken for the winding-up, dissolution or liquidation of the Borrower, or by any other person which is not being actively contested in good faith by the Borrower in the reasonable determination of the Lender;

(f) if a bankruptcy petition is filed or presented against the Borrower or any proceeding, voluntary or involuntary, is instituted against any of them seeking to adjudicate any of them bankrupt or insolvent within the meaning of any Insolvency Law or a receiver or receiver and manager or any other officer with similar powers is appointed for the Borrower;

(g) if any representation or warranty contained herein or made in any certificate or other document delivered to the Lender shall have been found to be false or is incorrect in any material respect (except any such representation and warranty as is already qualified by the term material which representation and warranty shall be true and correct in all respects) as of its date of making; and

(h) if there is a change of Control of the Borrower, except as result of the transaction contemplated in the Merger Agreement.

Waiver

7.2 The Lender may waive any breach by the Borrower of any of the provisions contained herein or any default in the observance or performance of any covenant or condition required to be observed or performed under the terms hereof, provided always that no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

Remedies Upon Default

7.3 Upon the occurrence of an Event of Default, the Lender may immediately enforce its remedies to the full extent permitted by applicable law, under this Agreement and for any of such purposes may commence such legal action or proceedings as, in its sole discretion, it may deem expedient all without any notice, presentation, further demand, protest, notice of protest, or any other action, notice of all of which are hereby expressly waived by the Borrower except to the extent set forth herein.

Additional Rights

7.4 Without limiting any of the Lender’s rights hereunder, the Lender may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and other parties, sureties or securities as the Lender may see fit without prejudice to the liability of the Borrower hereunder.

PART 8

GENERAL

Notices

8.1 Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of entire transmission by the recipient and reproduces a complete written version of the transmission at the point of reception) to such party at the addresses set forth on the first page of this Agreement. Notice so mailed shall be deemed to have been given on the third Business Day after deposit in the post office or public letterbox. No party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. No party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes thereof.

General Indemnity

8.2 The Borrower expressly declares and agrees that the Lender, its directors, officers, employees, and agents and all of their respective representatives, heirs, successors and assigns and the Committee and all of their respective representatives, heirs, successors and assigns will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Lender and the Committee contemplated hereby, reasonable legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Lender or the Committee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as either the Lender or the Committee and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. This indemnity shall survive the termination of this Agreement.

Further Assurances

8.3 Each Party shall, from time to time and at all times, do such further acts and execute and deliver all such further documents as shall be reasonably required by any other Party in order to perform and carry out the intentions and/or terms of this Agreement.

Time of Essence

8.4 Time shall be of the essence of this Agreement.

Entire Agreement

8.5 This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions provided for herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto, except in the instruments and documents to be executed and delivered pursuant hereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than is expressly set forth in this Agreement. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

Counterparts and Facsimile Signature

8.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart. This Agreement may be executed and delivered by facsimile signature and shall be binding on all parties hereto as if executed by original signature and delivered personally.

Successors and Assigns

8.7 This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors including any successor by reason of amalgamation of any party, administrators and permitted assigns. The Borrower acknowledges and agrees that in the event that it amalgamates with any other Person (which it is prohibited from doing without the prior written consent of the Lender) then all references herein to the Borrower shall extend to and include the amalgamated corporation and all references herein to Borrower’s Obligations shall extend to and include all of the debts, liabilities and obligations of every type and kind of the amalgamated corporation to the Lender.

Waiver and Amendment

8.8 No indulgence or forbearance by the Lender hereunder shall be deemed to constitute a waiver of the Lender’s rights to insist on performance in a full and in a timely manner of all covenants of the Borrower hereunder and any such waiver, in order to be binding upon the Lender, must be express and in writing and signed by the Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which it is given, and no waiver of any provision, condition or covenant shall be deemed to be a waiver of the Lender’s right to require full and timely compliance with the same provision, condition or covenant thereafter, or with any other provision, covenant or condition of this Agreement at any time.

Severability

8.9 In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be severable.

[Signature Page Follows]

     IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

SANTA FE GOLD CORPORATION

Per: _________________________
        Name:
        Title:

Per: _____________________
         Name:
         Title:

TYHEE GOLD CORP.

Per: _________________________
        Name:
        Title:

Per: _____________________
         Name:
         Title:

EXHIBIT B

Waterton Restructuring:

Term Sheet re Proposed Restructuring of Existing Senior Secured Gold Stream Credit Agreement

TERM SHEET
RE PROPOSED RESTRUCTURING OF
EXISTING SENIOR SECURED GOLD STREAM CREDIT AGREEMENT

     Reference is made to that certain senior secured gold stream credit agreement date December 23, 2011 (as amended to the date of this Term Sheet, the “Credit Agreement”) by and among SANTA FE GOLD (BARBADOS) CORPORATION (the “Borrower”), SANTA FE GOLD CORPORATION (“Santa Fe”), THE LORDSBURG MINING COMPANY (“Lordsburg”) and AZCO MICA INC. (collectively, the “Original Guarantors”), each person that accedes to the terms of the Credit Agreement from time to time by executing a guarantee (the “Additional Guarantor(s)”) and WATERTON GLOBAL VALUE, L.P. (the “Lender”, together with the Borrower, the Original Guarantors and the Additional Guarantor(s), the “Parties”).

     Terms used in this term sheet (the “Term Sheet”) but not otherwise defined herein shall have the meaning given to each such term in the Credit Agreement.

     As of December 16, 2013, the principal, interest and other amounts owing to the Lender by the Credit Parties under the Credit Documents (the “Facility”) is $10,041,000 (the “Owed Amount”). At the request of the Borrower, the Parties are discussing a potential amendment and restructuring of the Facility (the “Restructuring”).

     The purpose of this Term Sheet is to facilitate the good faith discussion and negotiation of the potential terms and conditions of the Restructuring between the Parties. This Term Sheet does not constitute a commitment on the part of the Lender to arrange the Restructuring, which would be evidenced by separate documents mutually acceptable to the Parties, including an amendment to the Credit Agreement (the “Amendment”).

TERMS AND CONDITIONS OF THE RESTRUCTURING

Effective Date:

The date of the legally-binding corporate merger (the “Merger”) between Santa Fe and a wholly-owned subsidiary of Tyhee Gold Corp. (“Tyhee”). In this Term Sheet, the entity resulting from the Merger shall be referred to as the MergerCo.

Additional Guarantor(s):	Tyhee and the MergerCo.

Credit Parties:

Credit Parties means, collectively, the Borrower and each of the Original Guarantors and the Additional Guarantor(s) together with their permitted successors and assigns. For certainty, the Credit Parties shall be subject to the terms and conditions of the Amendment.

Stated Maturity Date:	The Stated Maturity Date means the last Business Day of June, 2016.

Repayment of the Owed Amount:

The Borrower shall repay the Lender, in cash, the Owed Amount as follows: (a) in eighteen (18) equal instalments of $527,056 (the “Monthly Repayment Amounts”) commencing on the last Business Day of January, 2015 (the “First Repayment Date”) and ending on the last Business Day of June, 2016 (the Repayment Period”); and (b) by making payment to the Lender, in cash, of $554,000 on the Effective Date.

Should the price of gold on the London Bullion Market Association, PM Fix drop below $900 per ounce on any five consecutive trading days during the Repayment Period, the Lender shall, within ten (10) calendar days, deliver to the Borrower a revised repayment schedule extending the Repayment Period and adjusting the Monthly Repayment Amounts such that the new Stated Maturity Date is the last Business Day of June, 2017.

Interest Rate:	All amounts outstanding under the Facility shall accrue interest at a rate of 10.00% per annum and shall start to accrue interest immediately following the Effective Date.

Payment of Interest:

Interest shall be payable, as applicable, on the last Business Day of each calendar month of the Repayment Period, on the Maturity Date and on any date on which the Borrower makes a mandatory or voluntary prepayment to the Lender pursuant to the terms of the Credit Agreement.

On the First Repayment Date, the Borrower shall pay to the Lender, in cash, the lump sum amount of interest accrued from the Effective Date to the First Repayment Date.

Tyhee Investments:

Prior to the Effective Date, by way of an unsecured bridge loan (the “Bridge Loan”), Tyhee shall advance, or cause the advance, to Santa Fe (in one or several tranches) of a minimum aggregate amount equal to $3,000,000 (the “Initial Investment”). For the avoidance of doubt, the advance of the Initial Investment, in whole and in part, shall be made in accordance with the terms and conditions of the Bridge Loan. On or following the Effective Date, Tyhee shall advance, or cause the advance, to MergerCo (in one or several tranches) of a minimum aggregate amount equal to $7,500,000 (the “Subsequent Investment” and together with the Initial Investment, the “Tyhee Investments”).

Once advanced, the Tyhee Investments shall remain invested in Santa Fe (or its successor MergerCo, as applicable) and Santa Fe (or its successor MergerCo, as applicable) shall not, until such date as the Lender is repaid in full all amounts owed to it under the Facility and the Amendment, (a) declare, make or pay any Distribution (as such term is defined in the Credit Agreement) to any persons including any affiliated or associated entities and any third-parties; or (b) create, incur, assume or suffer to exist any Debt (as such term is defined in the Credit Agreement) from or in favour of any persons including any affiliated or associated entities and any third- parties.

Page - 2 -

Tyhee’s obligation to advance the Tyhee Investments will terminate following the advance to Santa Fe (or its successor MergerCo, as applicable), in full, of the Initial Investment and the Subsequent Investment. Notwithstanding anything to the contrary in this Section, Tyhee shall have no obligation to advance the Subsequent Investment if the Merger is not completed.

Gold and Silver Supply Agreement:

On the Effective Date, the Borrower, Santa Fe/MergerCo, Lordsburg (collectively, the “Sellers”) and the Lender shall amend that certain gold and silver supply agreement dated December 23, 2011 (the “GSSA”) such that (a) the obligations of the parties thereunder shall terminate in full on the repayment by the Borrower to the Lender of all amounts outstanding under the Facility (including, without limitation, the Owed Amount and all other outstanding amounts, fees, interest and Costs (as defined below)) in accordance with the terms and conditions of the Restructuring; and (b) for as long the Credit Parties comply with their Obligations under the Restructuring (including, without limitation, prompt payment to the Lender of all amounts due and payable), the Sellers shall be excused by the Lender from complying with any of their obligations under the GSSA (the “Temporary Relief”). For certainty, upon the occurrence of a Default or Event of Default by the Credit Parties under the Restructuring, the Temporary Relief will immediately cease and the Sellers will have to comply with the terms and conditions of the GSSA.

Waiver:

For the purpose of the Restructuring, the Lender shall waive the Change of Control provisions and any Defaults or Events of Default under the Credit Agreement resulting exclusively from the Merger. This waiver is of limited application only and without prejudice to any rights the Lender may have under the Credit Agreement and each of the other Credit Documents.

Page - 3 -

MISCELLANEOUS

Documentation:	The Restructuring will be made available under the Amendment. The Amendment shall be in form and substance mutually satisfactory to the Lender and the Credit Parties. Except as expressly set forth in the Amendment, the Credit Agreement and each of the other Credit Documents shall continue in full force and effect, unamended. The Credit Parties shall also deliver to the Lender certain conventional ancillary documents in form and substance satisfactory to the Lender.

Condition Precedent:	The obligation of the Lender to enter into the Amendment shall be subject to receipt by the Lender of satisfactory documentation evidencing the advance of the Initial Investment to Santa Fe.

Costs and Expenses:

Upon the earlier of the Effective Date and the termination of this Term Sheet, all costs and expenses reasonably incurred by the Lender (including legal fees of approximately $20,000, the “Costs”) in connection with the preparation, negotiation and execution of the Amendment and all other related documentation shall be paid by the Credit Parties to the Lender in cash promptly on demand. For the avoidance of doubt, and irrespective of the approximate cost estimate provided in this Section, the Credit Parties shall only pay those Costs actually incurred by the Lender, which Costs shall not exceed $50,000.

Governing Law:	Province of Ontario and the federal laws of Canada applicable therein (Term Sheet and Amendment).

Jurisdiction:	Province of Ontario (Term Sheet and Amendment).

Confidentiality:

The Term Sheet and its contents are intended for the exclusive use of the Credit Parties and shall not be disclosed by the Credit Parties to any person other than the Credit Parties’ legal and financial advisors for the purposes of the proposed Restructuring unless the prior written consent of the Lender is obtained, which consent shall not be unreasonably withheld or delayed. No Party shall make any news release, public announcement or public statement about this Term Sheet or the Restructuring which has not been previously reviewed and approved by all of the parties hereto, such approval not to be unreasonably withheld or delayed.

Page - 4 -

Nature of Term Sheet:

Other than the “Confidentiality”, “Costs and Expenses”, “Governing Law”, “Jurisdiction” and “Nature of Term Sheet” Sections of this Term Sheet, which shall be binding upon the parties hereto, this Term Sheet shall not be a binding obligation of any party hereto.

The parties hereto agree that until the valid and full execution of the Amendment and related documentation between them, (i) except as expressly set forth in this Section, the Lender’s rights and remedies under the Facility and other Credit Documents shall not in any way be modified, amended, affected, limited, prejudiced or impaired; (ii) the Facility and other Credit Documents shall continue in full force and effect, unamended, binding the parties thereto in accordance with the terms thereof; (iii) except as expressly set forth in this Section, nothing contained in this Term Sheet shall affect, limit or impair the Lender’s right to demand compliance by the parties to the Credit Documents with all of the terms and conditions of the Facility and the Credit Documents as described therein in all instances and for all purposes; and (iv) nothing in this Term Sheet shall be interpreted or construed by the parties hereto or any third-party as a waiver of or consent to any existing or future Defaults or Events of Default by the Borrower or the Original Guarantors under the Facility or the Credit Documents; provided that from the date of this Term Sheet through to April 30, 2014 (the “Standstill Period”), the Lender agrees (subject to the conditions set forth below) not to take any steps to advance any claims or remedies (including enforcement on the Collateral) that it has or may have against the parties to the Credit Documents under the Credit Documents, Applicable Law or in equity (the “Lender’s Standstill”). The Lender’s Standstill is entirely contingent on receipt by the Lender (on each of the dates set forth below) of satisfactory documentation evidencing the advance by Tyhee to Santa Fe, on a cumulative basis as part of the Initial Investment, of: not less than $500,000 by February 15, 2014; not less than $1,000,000 by March 15, 2014; and not less than $1,750,000 by April 15, 2014 (the “Minimum Milestone Amount(s)”); such that, by April 15, 2014, Tyhee shall have advanced to Santa Fe, as part of the Initial Investment, at least a minimum aggregate amount equal to $1,750,000. The Lender’s Standstill obligation will terminate immediately following (i) failure by Tyhee to advance the Minimum Milestone Amounts; (ii) the announcement of the commencement of an enforcement action on the Collateral by a party other than the Lender (including but not limited to Sandstorm Gold (Barbados) Ltd. and its permitted successors and assigns); and (iii) the occurrence of any other event which would, in the opinion of the Lender, acting reasonably, threaten the value of the Collateral unless the Lender enforced its rights and remedies under the Credit Documents, Applicable Law or in equity.

Page - 5 -

This Term Sheet may be executed by the undersigned in counterparts and may be executed and delivered by facsimile and all the counterparts and facsimiles together constitute one and the same agreement.

Page - 6 -

DATED this ..23 day of January 2014

LENDER:	BORROWER:

WATERTON GLOBAL VALUE, L.P.,	SANTA FE GOLD (BARBADOS)
BY ITS INVESTMENT MANAGER,	CORPORATION
ALTITUDE MANAGEMENT LIMITED
By: /s/ D.A. Ryan	By:	/s/ W. Pierce Carson
Authorized Signing Officer		Authorized Signing Officer

ADDITIONAL GUARANTOR:
TYHEE GOLD CORP.	ORIGINAL GUARANTORS:
By: /s/ Brian K. Briggs, CEO/President	AZCO MICA, INC.
	By:	/s/ W. Pierce Carson
Authorized Signing Officer		Authorized Signing Officer

THE LORDSBURG MINING COMPANY
	By:	/s/ W. Pierce Carson
Authorized Signing Officer

SANTA FE GOLD CORPORATION
	By:	/s/ W. Pierce Carson
Authorized Signing Officer

Page - 7 -

EXHIBIT C

Sandstorm Restructuring

Term Sheet re Proposed Restructuring of that certain Purchase Agreement dated as of September 9, 2009, as amended

SANDSTORM GOLD (BARBADOS) LIMITED
2nd Floor, Limegrove Lifestyle Centre
Holetown, St. James
BB24016
Barbados, West Indies
Tel: 1 (246) 419.4350
Tel: 1 (246) 271.8297

GOLD PURCHASE AGREEMENT AMENDMENT BINDING TERM SHEET - JANUARY 6, 2014

Background

     This term sheet (the “Term Sheet”) outlines the agreement of Sandstorm Gold (Barbados) Ltd. (“Sandstorm Barbados”), Santa Fe Gold Corp. (“Santa Fe”), Santa Fe Gold (Barbados) Corp. (“Santa Fe Barbados”), Lordsburg Mining Company (“Lordsburg”) and Sandstorm Gold Ltd. (“Sandstorm”) as to certain amendments to be made to the purchase agreement among them dated as of September 11, 2009, as amended by amendment agreement no. 1 dated as of March 29, 2011 and amendment agreement no. 2 dated as of June 28, 2011 (the “Purchase Agreement”). The amendments to the Purchase Agreement shall be set forth in an amended and restated purchase agreement (the “Amended and Restated Purchase Agreement”) to be signed by all parties hereto (the “Parties” or a “Party”) and the grant of the net smelter return royalty (further discussed below) shall be set forth in a net smelter return royalty agreement (the “Royalty Agreement”) to be signed by Sandstorm Barbados, Santa Fe Barbados and Lordsburg. The Amended and Restated Purchase Agreement and the Royalty Agreement shall be in form and content satisfactory to the Parties, each acting reasonably.

     All capitalized terms when not otherwise defined in this Term Sheet shall have the respective meanings attributed thereto in the Purchase Agreement.

     By their execution and delivery hereof, the Parties agree that amounts owing by Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) under the completion guarantee set forth in the Purchase Agreement (inclusive of interest) and pursuant to outstanding deliveries of Sandstorm Purchased Payable Au (that have not been made to Sandstorm Barbados notwithstanding the provisions of the Purchase Agreement) total US$7,100,120 (the “Santa Fe Barbados Repayment Amount”).

     Although this Term Sheet is binding on the Parties it remains subject to the signing of the Amended and Restated Purchase Agreement and the Royalty Agreement and therefore, it is the intention of the Parties to execute and deliver the Amended and Restated Purchase Agreement and the Royalty Agreement by 5:00 p.m. (Vancouver time) on February 28, 2014 (the “Outside Date”). If the Amended and Restated Purchase Agreement and the Royalty Agreement are not signed by the applicable Parties on or before the Outside Date, the Purchase Agreement shall remain in full force and effect (and shall not be amended by the provisions of this Term Sheet) and the Santa Fe Barbados Repayment Amount shall remain due and owing to Sandstorm Barbados pursuant to the terms and conditions of the Purchase Agreement.

I. Provisions of Amended and Restated Purchase Agreement

The list set forth below is not exhaustive of the points that will be covered in the Amended and Restated Purchase Agreement (but the terms thereof shall not be inconsistent with the following):

1. The Santa Fe Barbados Repayment Amount shall be set forth in the document and shall be acknowledged (again) as being due and owing. The repayment of the Santa Fe Barbados Repayment Amount, shall commence on the earlier of July 1, 2016 and the Waterton Repayment Date. The repayment of the Santa Fe Barbados Repayment Amount shall be made in 24 equal monthly instalments, by 24 deliveries of gold, with each delivery having a value equal to US$295,880 (the value of the gold that is delivered to be based on the market price of gold two Business Days prior to each applicable delivery date), each such payment by way of gold delivery to be made on the 1st day (or the 1st Business Day) of each and every month of such 24 month period.

2. The Royalty Agreement will be created contemporaneous with the signing of this document.

3. So long as the Royalty Agreement is in good standing and no default exists thereunder, no deliveries of Sandstorm Purchased Payable Au need be made.

4. As of the date of signing, the Uncredited Balance shall be reduced to equal the Santa Fe Barbados Repayment Amount (and the Uncredited Balance shall be reduced from time to time to equal any then outstanding Santa Fe Barbados Repayment Amount).

5. There will be a cross default under the Amended and Restated Purchase Agreement, such that failure to make a royalty payment or to satisfy any other obligation by any of Santa Fe, Santa Fe Barbados or Lordsburg under the Royalty Agreement, shall constitute a default under the Amended and Restated Purchase Agreement.

6. Forthwith after Waterton Global Resource Management has been repaid all amounts owing to it (principal, interest and penalties) under its senior secured gold stream credit agreement dated as of December 21, 2011 among Azco Mica inc., Santa Fe, Santa Fe Barbados, Lordsburg and Waterton Global Resource Management (the “Waterton Repayment Date”) and after all security interests and charges in favour of Waterton Global Resource Management have been extinguished, the Project Charge will rank as first place security. Until Sandstorm Barbados has received the full amount of the Santa Fe Barbados Repayment Amount; (i) no further indebtedness (save and except for accounts payable in the ordinary course of business) shall be created by any of Santa Fe, Santa Fe Barbados or Lordsburg (including without limitation, intercompany indebtedness); and (ii) no prior or subsequent security, encumbrances or charges shall be granted by any of Santa Fe, Santa Fe Barbados or Lordsburg with respect to the Project. Immediately upon completion of payment in full of the Santa Fe Barbados Repayment Amount, the Project Charge will terminate.

7. The right of offer contained in Article 14 shall be deleted.

8. Article 16 shall include provision that during the Term or the Extended Term, as the case may be, each of Sandstorm and Sandstorm Barbados shall have the right to Transfer by way of encumbrance, in whole or in part, their respective rights and obligations under this Agreement to one or more lenders providing financing to Sandstorm or Sandstorm Barbados without notice.

II Provisions of Royalty Agreement

The list set forth below is not exhaustive of the points that will be covered in the Royalty Agreement (but the terms thereof shall not be inconsistent with the following):

1. The royalty will be payable in perpetuity and will run with the land that forms a part of the Project.

The royalty will be registered against the interest of Lordsburg in the Project. If necessary pursuant to the laws of the jurisdiction in which the Project is situated, a document (that is in addition to the Royalty Agreement and not inconsistent therewith) will be created by counsel to Sandstorm Barbados in order to enable Sandstorm Barbados to effect the registration as against title to the Project.

Page - 2 -

2. The royalty will be a percentage of net smelter returns (the “Net Smelter Returns”), to be calculated by adding gross revenue derived from the sale of silver and gold produced from the Project and subtracting therefrom, allowable deductions. The allowable deductions will conform to industry standards. A sale shall include insurance proceeds received on account of lost minerals or products, but shall not include insurance proceeds received on account of loss of business or lost profits.

3. The percentage of the Net Smelter Returns that will constitute the royalty will be as follows:

(a) 3% of Net Smelter Returns if the applicable monthly average gold price is US$1,500 per ounce of gold or less; and

(b) 4% of Net Smelter Returns if the applicable monthly average gold price is greater than US$1,500 per ounce of gold; and

4. Royalty payments will be made quarterly and will be made not in cash but as and by way of the delivery of gold to an account of Sandstorm Barbados (with the value of the gold to be based on the market price of gold two Business Days prior to each applicable delivery date).

5. Each royalty payment will be accompanied by a royalty statement.

6. Santa Fe and Santa Fe Barbados will guarantee the obligations of Lordsburg.

7. An annual report will be delivered to Sandstorm Barbados.

8. There will be restricted transfer rights of Santa Fe, Santa Fe Barbados and Lordsburg (similar to those contained in the Purchase Agreement).

9. The dispute resolution mechanism will be similar to that contained in the Purchase Agreement.

III. General Provisions

1. This Term Sheet shall endure to the benefit of the Parties and their respective successors and assigns and shall be construed and subject to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

2. The Parties agree that there will be no public announcement or other disclosure of the transaction set forth herein or of the matters dealt with herein unless the Parties have mutually agreed thereto or unless otherwise required by applicable law or by regulatory instrument, rule or policy based on the advice of counsel. If a Party is required by applicable law or regulatory instrument, rule or policy to make a public announcement with respect to the transaction set forth herein , such Party hereto will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

3. This Term Sheet may be signed in counterpart by original, telefacsimile or electronic signature.

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     The Parties do hereby agree to the foregoing as evidenced by their respective signatures hereto as of the     6     day of January, 2014.

SANDSTORM GOLD (BARBADOS) LTD.

PER: (signed)

SANDSTORM GOLD LTD. PER: SANTA FE GOLD CORP.

PER: (signed)

SANTA FE GOLD (BARBADOS) CORP.

PER: /s/ W. Pierce Carson

LORDSBURG MINING CO.

PER: /s/ W. Pierce Carson

Page - 4 -

EXHIBIT D

IGS Restructuring

IGS Letter Agreement

SANTA FE GOLD CORPORATION
6100 UPTOWN BLVD NE, SUITE 600
ALBUQUERQUE, NM 87110

January 20, 2014

VIA ELECTRONIC MAIL

Tyhee Gold Corp.
Suite 401 - 675 West Hastings Street
Vancouver, British Columbia V6B 1N2 Canada
Attention: Brian K. Briggs

International Goldfields Ltd.
20 Oxford Close
Leederville, WA, 6007
Attention: Travis Schwertfeger

Re:	AGREEMENT AND PLAN OF MERGER BY AND AMONG TYHEE GOLD CORP., TYHEE MERGER SUB, INC. AND SANTA FE GOLD CORPORATION, DATED AS OF EVEN DATE HEREOF (THE “MERGER AGREEMENT”)

Dear Sirs:

Reference is made to the Merger Agreement and the following instruments and agreements:

(a)

that certain Secured Convertible Note, dated October 24, 2012, issued by Santa Fe and payable to International Goldfields Limited (“IGS”) in the original principal amount of A$2,000,00.00 (the “OCTOBER 24, 2012 NOTE”);

(b)	that certain Secured Convertible Note, dated October 31, 2012, issued by Santa Fe and payable to IGS in the original principal amount of A$2,000,00.00 (the “OCTOBER 31, 2012 NOTE”);

(c)

that certain Secured Convertible Note, dated June 28, 2013, issued by Santa Fe and payable to IGS in the stated principal amount of A$2,000,00.00, of which IGS advanced A$1,250,000 to Santa Fe (the “JUNE 28, 2013 NOTE”);

(d)

that certain Security Agreement, dated October 8, 2012, between Santa Fe and IGS (the “SECURITY AGREEMENT”), pursuant to which Santa Fe granted IGS a security interest over the collateral identified and described therein and securing Santa Fe’s obligations under the above- referenced notes; and

(e)	that certain letter agreement, dated June 28, 2013 between IGS and Santa Fe (the “IGS LETTER AGREEMENT”).

      In connection with the transactions contemplated by the Merger Agreement, Santa Fe, IGS and Tyhee hereby agree, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the terms and conditions of the above-referenced instruments and agreements as set out below.

ARTICLE I.
THE JUNE 28 NOTE

1.1	Automatic Conversion.

(a)

Upon the terms and subject to the conditions hereof and in accordance with the DGCL (as defined in the Merger Agreement), upon execution of the Merger Agreement, the entire outstanding principal amount of the June 28, 2013 Note, including all accrued interest and any other amounts due or payable by Santa Fe thereunder, shall automatically be converted into 9,259,259 shares of Santa Fe common stock, $0.002 par value per share (the “CONVERSION SHARES”).

(b)

Upon the conversion of the June 28, 2013 Note, IGS shall surrender the originally executed June 28, 2013 Note, duly endorsed, at the principal office of Santa Fe. Upon receipt of the original June 28, 2013 Note and at its expense, Santa Fe shall, as soon as practicable thereafter, issue and deliver to IGS at its principal office a certificate or certificates for the Conversion Shares (bearing such legends as noted and Section 1.5 below and as are required by applicable state and federal securities laws in the opinion of counsel to Santa Fe). Upon conversion of the June 28, 2013 Note, Santa Fe shall be forever released from all its obligations and liabilities under the June 28, 2013 Note and the IGS Letter Agreement.

1.2	Cancellation of IGS Letter Agreement.

IGS agrees that upon issuance of the Conversion Shares, the IGS Letter Agreement shall terminate and shall become null and void with no further force or effect.

1.3	Cancellation of Tyhee Transaction Warrants relating to the Conversion Shares.

IGS agrees that immediately after the Effective Time (as defined in the Merger Agreement), all Tyhee Transaction Warrants to be issued in the Merger (as defined in the Merger Agreement) to the holder(s) of the Conversion Shares will automatically be cancelled and the holder(s) of the Conversion Shares will not be entitled to receive any Tyhee Transaction Warrants in connection with the Merger.

1.4	IGS Representations and Warranties relating to the Issuance of the Conversion Shares.

By executing this Letter Agreement and in connection with Santa Fe issuing the Conversion Shares, IGS represents, warrants and acknowledges to Santa Fe and Tyhee that:

(a)

IGS acknowledges that Santa Fe is making the offering and sale of the Conversion Shares in reliance upon an exemption from registration under Regulation S (“REGULATION S”) of the Securities Act of 1933, as amended (the “1933 ACT”). In this regard, the undersigned represents, warrants, certifies and agrees:

(i) IGS is a non-United States person;

(ii)

(a) that any resale will either be in accordance with Regulation S, after registration, or under a registration exemption; and (b) IGS will not engage in hedging transactions for the Conversion Shares, except in compliance with the Securities Act; and

(iii) Santa Fe will be required to refuse to register any transfer of the Securities that is not made either in accordance with Regulation S, after registration, or under a registration exemption.

(b)

IGS understands that the Conversion Shares have not been registered under the 1933 Act or any state securities laws and any future sale of the Conversion Shares is regulated by the 1933 Act and applicable state securities laws;

(c)

IGS will not sell or otherwise transfer or dispose of any of the Conversion Shares (i) except in strict compliance with the provisions of this Letter Agreement and the restrictions on transfer described herein and (ii) unless such securities are either registered under the 1933 Act, and any applicable state securities laws, or the sale is exempt from such registration requirements and the undersigned delivers to Santa Fe a legal opinion acceptable to Santa Fe in scope and substance to such effect;

(d)	The investment in the Conversion Shares has been privately proposed to IGS without the use of general solicitation or advertising;

(e)

No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Conversion Shares, passed upon or endorsed the merits of such investments, or made any finding or determination as to the fairness of the Conversion Shares for private investment;

(f)

The investment is being made in reliance on specific exemption of Regulation S from the registration requirements of federal and state securities laws, and Santa Fe is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to establish such exemptions;

(g)

Based on personal knowledge and experience in financial and business matters in general, IGS understands the nature of this investment, is fully aware of and familiar with the proposed business operations of Santa Fe and Tyhee, is able to evaluate the merits and risks of an investment in the Conversion Shares and is capable of protecting IGS’ interests in such investment;

(h)

IGS has been given the opportunity to ask questions about Santa Fe and Tyhee, has reviewed information detailed in the Santa Fe Disclosure Letter (as defined in the Merger Agreement) and the IGS Disclosure Letter (as defined in the Merger Agreement).

(i)

IGS, in determining to convert the June 28 2013 Note, has relied solely upon (i) the advice of its legal counsel and accountants or other financial advisers with respect to the tax, economic and other consequences involved in such purchase and (ii) IGS’ own, independent evaluation of the business, operations and prospects of Santa Fe and Tyhee and the merits and risks of the purchase the Conversion Shares;

(j)	IGS has been advised and understands that this investment is, by its nature, very speculative;

(k)

IGS is able to bear the economic risks of this investment, including, without limiting the generality of the foregoing, the risk of losing all or any part of the investment in the Conversion Shares and probable inability to sell or transfer the investment for an indefinite period of time; and

(l)

IGS will not sell or otherwise transfer or dispose of any of the Conversion Shares (i) except in strict compliance with the provisions of this Agreement and the restrictions on transfer described herein and (ii) unless such the Conversion Shares are either registered under the 1933 Act, and any applicable state securities laws, or the sale is exempt from such registration requirements and the undersigned delivers to Santa Fe a legal opinion acceptable to Santa Fe in scope and substance to such effect.

1.5	Legends on the Conversion Share Certificates.

IGS agrees to the placement of an appropriate legend reflecting the restrictive nature of the Conversion Shares on the certificates representing such shares. The certificates representing the Conversion Shares will contain a legend stating (a) that the transfer of the security is prohibited, unless the transaction (1) complies with Regulation S, (2) is after registration, or (3) is under a registration exemption; (b) that hedging those securities is prohibited, unless done in compliance with the Securities Act; and (c) , the holder of the stock shall not be entitled to receive any Tyhee Transaction Warrants (as defined in the Merger Agreement) to be issued in connection with the Merger.

The shares issued in conjunction with this Subscription Agreement shall carry registration rights and be included for registration with the Securities and Exchange Commission on the Company’s next registration statement filed.

1.6	Indemnification.

IGS acknowledges and understands the meaning and legal consequences of the representations and warranties contained herein and agrees to indemnify and hold harmless Santa Fe and IGS, their directors, officers, agents, employees and attorneys from and against any and all claims, loss, damage liability, cost or expense including attorneys’ fees and court costs due to or arising out of or connected directly or indirectly to any breach of any such representation or warranty made by IGS.

ARTICLE 2
THE OCTOBER 24, 2012 NOTE & THE OCTOBER 31, 2012 NOTE

2.1	Amendment of October 2012 Notes

At the Effective Time (as defined in the Merger Agreement), the October 24, 2012 Note and the October 31, 2012 Note (collectively, the “OCTOBER 2012 NOTES”) will be deemed supplemented and amended accordingly without further action on the part of the parties:

(a)

As of the date Effective Time, all interest on the October 2012 Notes accrued prior to Closing will be extinguished and, for greater clarity, the only amount owing under the October Notes, including both principal and interest, will be A$4,000,000;

(b)	As of the date Effective Time, the Security Agreement will terminate and be of no further force or effect;

(c)

Payment of the remaining A$4,000,000 (the “REMAINING NOTE BALANCE”) outstanding under the October 2012 Notes will be deferred until all amounts due to Waterton Global Value, L.P. (“WATERTON”) pursuant to the credit agreement dated December 23, 2011 (the “WATERTON CREDIT AGREEMENT”), as amended pursuant to the Waterton Restructuring (as defined in the Merger Agreement), have been fully paid;

(d)	Interest will accrue at 8% per annum and will be capitalized annually on the Remaining Note Balance commencing as of the Effective Time;

(e)

Once Santa Fe commences payment of the Remaining Note Balance, such amount will be paid starting on the last day of the month following the month in which the last payment to Waterton pursuant to the Waterton Credit Agreement, as amended, was paid, and will continue on a monthly basis for 24 months in the principal amount of A$166,666.67 plus accrued interest per month on a 24 month pro rata basis taking into account clause 2.1 (d). The Remaining Note Balance, interest owed and payment schedule shall be adjusted according to any conversions under clause 2.1 (g).

(f)	Upon receipt of the final payment owed pursuant to the October 2012 Notes, the October 2012 Notes shall be cancelled accordingly.

(g)

At any time commencing April 1, 2016, IGS may convert into Tyhee stock the outstanding Remaining Note Balance in parcels not more than A$500,000 per calendar quarter at a conversion price equal to the Market Price (as defined by the policies of the TSX Venture Exchange) on the relevant Conversion Date, provided that the Market Price is equal or greater than CN$0.30 per share. Converted stock will be subject to a four-month hold, during which time it may not be sold. Converted stock will be restricted in that not more than A$500,000 per quarter can be sold and Tyhee can impose necessary locks on the stock to ensure compliance with the quarterly restriction on selling the converted stock. No converted stock may be sold until all amounts due Waterton have been fully paid. IGS shall provide 15 days’ written notice to Tyhee of its intent to sell stock, during which time Tyhee, at its option, may attempt to place the stock at a price agreeable to IGS.

2.2	Termination of the Security Agreement and Negative Covenant.

At the Effective Time, the Security Agreement will terminate and will be of no further force or effect. However, Santa Fe and Tyhee hereby covenant and agree that they will at all times ensure that no additional indebtedness against Santa Fe’s Summit Mine can be incurred so long as the October 2012 Notes remain outstanding.

     ARTICLE 3
FORBEARANCE AND WAIVER

IGS agrees with Tyhee and Santa Fe that it will not take any steps to enforce any of its rights or remedies against Santa Fe for any amounts due under any of the Secured Convertible Notes or pursuant to the Security Agreement while the Merger is being negotiated or until the Merger has been terminated pursuant to the terms of the Merger Agreement.

ARTICLE 4
GENERAL

4.1	Nothing in this Letter Agreement obligates Tyhee to complete the Merger.

4.2	This Letter Agreement may be executed and delivered in one or more counterparts and by facsimile, all of which when taken together will constitute one and the same instrument.

If the foregoing amendments are acceptable, please sign the enclosed copy of this Letter Agreement and return it to Tyhee and Santa Fe at your earliest convenience.

Yours very truly,

SANTA FE GOLD CORPORATION

By: /s/ W. Pierce Carson
Name: W. Pierce Carson
Title: CEO/President

Confirmed this 23rd day of January, 2014

INTERNATIONAL GOLDFIELDS LIMITED

By: /s/ David Raymond Tasker
Name: David Raymond Tasker
Title: Director

TYHEE GOLD CORP.

By: /s/ Brian K. Briggs
Name: Brian K. Briggs
Title: CEO/President

EXHIBIT 1.7(a)(ii)

Re: Pierce Carson – terms to be incorporated into amended/new agreements

1.	Change of Control Agreement – becomes effective when Carson steps down as CEO upon merger with Tyhee.
•	Provides for lump sum cash payment of 3 x annual compensation (averaged over five years) subject to certain IRS tax rules and limitations.
•

Payment to be satisfied as follows: (a) upon merger, 50% paid in Santa Fe stock (to be exchanged for Tyhee stock and warrants on same formula as SFEG exchange consideration); and (b) 50% in cash in 3 equal payments, the first payment upon closing of merger and the second and third upon successive anniversaries.

2.	Property Identification Agreement – provides for 1% royalty on Summit production, and 1% royalty on Ortiz production (or alternatively 10% of Ortiz sale proceeds)
•

Summit 1% royalty payment to be satisfied as follows: (a) royalty in arrears (including 10% interest from dates due) converted into Santa Fe stock (to be exchanged for Tyhee stock and warrants on same formula as SFEG exchange consideration); (b) royalty generated after mine re-start and before [July 1], 2015 deferred until [July 1], 2015, then paid over [12] monthly payments (including 10% interest on deferred payments from dates due); and (c) royalty generated after [July 1], 2015 paid when due.

•	Ortiz royalty – obligation to remain unchanged; possible review after FS.
•	Property Identification Agreement to be cancelled - one specific property only to continue to be subject to terms of agreement.

3.	Tyhee 2-Yr Standard Consulting Contract
•	$5,000/month retainer for average of 5 days consulting time per month.

EXHIBIT 2.1(a)(i)

Form of Tyhee Transaction Warrant

2

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL •, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2014.

SECURITIES DELIVERABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" OR A PERSON IN THE UNITED STATES AND THE UNDERLYING SECURITIES MAY NOT BE DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT TO PURCHASE COMMON SHARES
OF
TYHEE GOLD CORP.

     (Organized under the laws of the Province of British Columbia)

Warrant Certificate No: •

THIS IS TO CERTIFY THAT, for value received, «NAME», the holder of this Warrant, is entitled to purchase:

•

non-assessable common shares of Tyhee Gold Corp. (hereinafter called the "Company") as such shares were constituted on •, 2014 at any time up to 4:30 p.m. local time at the City of Vancouver, British Columbia, on •, 2018 (the “Time of Expiry”) at and for a price of $0.25 per share, of lawful money of Canada, upon and subject to the terms and conditions attached hereto.

This Warrant may be exercised only at the offices of the Company at Suite 401 - 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.

TYHEE GOLD CORP.

Per: ______________________
        Director and/or officer

DATE: •, 2014

NOTE: Any share certificates issued upon exercise of this Warrant prior to the expiry of the hold periods will be printed with the corresponding legends.

This Warrant shall not vest and become exercisable until such time that the Company becomes eligible to file, and does in fact file, a registration statement on Form F-3 or Form S-3 under the U.S. Securities Act covering the underlying common shares. There is no assurance that the Company will become eligible to file a registration statement on Form F-3 or Form S-3 under the U.S. Securities Act prior to the Time of Expiry, if ever. Accordingly, there is a risk that the Warrants could expire without ever vesting and becoming exercisable.

TERMS, CONDITIONS AND INSTRUCTIONS

1.

The holder of this Warrant may subscribe for the number of common shares of the Company (the “Warrant Shares”) indicated on the face hereof, in accordance with the terms and subject to the conditions hereinafter set forth.

2.	The Warrant Shares have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States.

3.

This Warrant shall not vest and become exercisable until such time that the becomes eligible to file, and does in fact file, a registration statement (the “Registration Statement”) on Form F-3 or Form S-3 under the U.S. Securities Act covering the underlying Warrant Shares. The Company shall use its Reasonable Best Efforts (as hereinafter defined) to file such Registration Statement within thirty (30) days of becoming eligible to do so, and shall use its Reasonable Best Efforts to cause such registration statement to be declared effective by the United States Securities and Exchange Commission (the “SEC”) as soon as practicable thereafter. The Company shall forthwith cause Notice (as hereinafter defined) of the following events to be transmitted to the registered holder of this Warrant at such holder’s address of record as maintained in the Register (as hereinafter defined):

a.	the filing of the Registration Statement with the SEC, and the SEC file number assigned thereto;

b.

the declaration of effectiveness of the Registration Statement by the SEC, notwithstanding the SEC’s practice of posting notices of effectiveness of registration statements filed under the U.S. Securities Act on EDGAR (being the Electronic Data- Gathering, Analysis, and Retrieval system accessible via the SEC’s website at www.sec.gov); and

c.

any matter that would dictate the suspension of sales of Warrant Shares under the Registration Statement, and the reasons therefor; provided, however, that the Company shall use its Reasonable Best Efforts to take such steps as are necessary and appropriate to permit sales of Warrant Shares to resume under the Registration Statement.

For the purposes hereof, “Reasonable Best Efforts” means best efforts in accordance with reasonable commercial practices, without incurring unreasonable expense.

4.

For each Warrant Share purchased on exercise of this Warrant, payment must be made in the amount of $0.25 per Warrant Share. All payments must be made in the lawful currency of the Canada, in cash or by certified check, bank draft or money order payable, at par, in Vancouver, British Columbia, to “Tyhee Gold Corp.”. If payment is made by way of an uncertified check, the Company reserves the right to deem that the payment has not been received until the check has cleared the account upon which it has been drawn.

5.

To exercise the rights evidenced by this Warrant, this Warrant with the Warrant Exercise Form attached as Appendix 1 hereto completed and payment as required for the Warrant Shares subscribed for, must be delivered or mailed to the Company at Suite 401 - 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.

6.

The rights evidenced by this Warrant expire at 4:30 p.m. local time in Vancouver, British Columbia, on •, 2018. If this Warrant is not exercised before such expiry time on •, 2018, the Warrant shall be void and all rights evidenced thereby shall forthwith cease to represent a right or claim of any nature.

7.	Any certificate representing Warrant Shares issued upon the exercise of this Warrant prior to •, 2014 will bear the following legends:

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL •, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2014.

8.	The rights to purchase Warrant Shares granted by this certificate may be exercised, subject to the terms and conditions hereof, in whole or in part (but not as to a fractional share).

9.	This Warrant does not entitle the holder to any rights as a shareholder of the Company, including, without limitation, voting rights.

10.

If this Warrant or the purchase price are forwarded by mail, it is suggested that registered mail be used as neither the Company nor the Company's registrar and transfer agent will be responsible for any losses which occur through the use of mails.

11.

The Company shall, no more than five business days after delivery of this Warrant, together with a duly executed Warrant Exercise Form and payment as required for the shares subscribed for, issue and deliver to the holder certificates for that number of shares subscribed for, at the holder’s address of record as maintained in the Register (as hereinafter defined).

12.

The rights evidenced by this Warrant are to purchase common shares in the capital stock of the Company as such common shares were constituted on •, 2014. If after such date and prior to the exercise of any of the rights evidenced by this Warrant, there shall be any change in the common shares of the Company whether by consolidation, sub-division, reclassification, payment of any stock dividends, or otherwise, then an appropriate adjustment shall be made in either or both of (i) the number of common shares issuable on exercise of the rights evidenced by this Warrant and (ii) the exercise price; and if the Company shall amalgamate with, consolidate with or merge with or into, or participate in a statutory arrangement or similar reorganization with another corporation or entity, any common shares of the Company issuable on exercise of the rights evidenced by this Warrant shall be converted into the securities, property, or cash which the holder would have received upon such amalgamation, consolidation, merger, arrangement or reorganization had the Warrants been exercised prior to such event becoming effective, subject to the approval of the TSX Venture Exchange (if required). Any adjustment contemplated herein shall be to the effect that the rights evidenced by this Warrant shall thereafter be as reasonably as possible equivalent to those originally granted hereby. In accordance with this certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by the TSX Venture Exchange. If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the holder of this Warrant and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

13.

The Company will maintain at its offices a register (the "Register") of the names and addresses of the registered holder of this Warrant and the registered holders of other share purchase warrants issued by the Company pursuant to that certain Agreement and Plan of Merger dated January •, 2014 among the Company, Tyhee Merger Sub, Inc. and Santa Fe Gold Corporation, which Register will be updated to reflect exercises and transfers of the Warrant and such other share purchase warrants.

Unless herein otherwise expressly provided, any notice (a "Notice") to be given hereunder to the holder of the Warrant shall be deemed to be validly given if the Notice is sent by mail, postage prepaid, or by courier addressed to the holder or delivered by hand at the address appearing on the Register and if, in the case of joint holders of the Warrant, more than one address appears on the Register in respect of that joint holding, the Notice shall be addressed or delivered, as the case may be, only to the first address, as the case may be, so appearing. Any Notice so given shall be deemed to have been given on the day of delivery by hand or on the next business day if delivered by mail or courier.

If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any Notice to be given to the holder of the Warrant could reasonably be considered unlikely to reach its destination, the Notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language of general circulation in Vancouver, British Columbia and Toronto, Ontario. Any Notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).

14.

The Company will at all times before •, 2018 keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of this Warrant, such number of shares of the Company as shall then be issuable upon the exercise of this Warrant. The Company covenants and agrees that all shares which shall be so issuable will, upon issuance, be issued as fully paid and non-assessable and free from all liens, charges and encumbrances.

15.

This Warrant may be assigned or transferred by the holder as permitted under the Securities Act (British Columbia), together with all regulations and rules promulgated thereunder and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the British Columbia Securities Commission and any order granted by the British Columbia Securities Commission. In the event this Warrant is assignable or transferable as permitted herein, it may be assigned or transferred by the holder duly completing and executing the transfer form attached hereto as Appendix 2. The rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns.

16.	This Warrant certificate is to be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

APPENDIX 1 TO WARRANT CERTIFICATE WARRANT EXERCISE FORM

      TO: Tyhee Gold Corp.

The undersigned hereby exercises the right to acquire __________________common shares of Tyhee Gold Corp. (the "Company") (or such number of other securities or property to which such Warrant entitles the undersigned in lieu thereof referred to in the accompanying Warrant certificate) and encloses cash, a certified check, a bank draft or a money order in lawful money of Canada payable to “Tyhee Gold Corp.” for the aggregate subscription price for such common shares. If the number of common shares purchased hereby does not exercise all of the rights evidenced by the Warrant, the holder requests issuance and delivery to it at the following address of a new Warrant evidencing the unused rights. The undersigned directs that the common shares hereby subscribed for be issued and delivered to it as follows:

NAME	ADDRESS	NO. OF SHARES

As at the time of exercise hereunder, the undersigned represents, warrants and certifies as follows:

1.

the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the common shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the undersigned has been given the opportunity to review the prospectus (the “Prospectus”) pertaining to the common shares issuable upon exercise of the Warrant, as filed with the United States Securities and Exchange Commission pursuant to Rule 424 under the United States Securities Act of 1933, as amended, in connection with the Registration Statement referenced in section 3 of the Terms, Conditions and Instructions attached to and forming part of the accompanying Warrant certificate. A copy of the Prospectus may be obtained from the Company upon written request transmitted to it at Suite 401 - 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2; and

3.

funds representing the subscription price for the common shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

As at the time of exercise hereunder, the undersigned acknowledges and agrees that:

1.

the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

2.	there may be material tax consequences to the undersigned of an acquisition or disposition of the common shares; and

2

3.

the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly referred to as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the Register maintained for the Warrants.

DATED the _______ day of ______________, 20_______ .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions

1.

The registered holder may exercise the registered holder's right to receive common shares by enclosing payment by way of cash, a certified check, a bank draft or a money order in lawful money of Canada, payable to the order of Tyhee Gold Corp. and by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company at Suite 401 - 675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2. Certificates for common shares will be made available for pick up or mailed by registered mail within five business days after the exercise of the Warrant.

2.

If the Warrant Exercise Form indicates that common shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Warrant Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a Company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory the Company.

APPENDIX 2 TO WARRANT CERTIFICATE
WARRANT TRANSFER FORM

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(include name and address of the transferee) Warrants exercisable for __________________common shares of Tyhee Gold Corp. (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

DATED this _______day of ___________________, 20___.

Signature of Transferor guaranteed by:

Signature Guarantee	Signature of Transferor

Address of Transferor

Notes:

1.	The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.

If the Form of Transfer indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Form of Transfer must be guaranteed by a Canadian chartered bank, or eligible guarantor institution with membership in an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.